UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to § 240.14a-12

SERVIDYNE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Servidyne, Inc.
1945 The Exchange
Suite 300
Atlanta, Georgia 30339-2029

July 29, 2011

Dear Shareholder:

You are cordially invited to attend the special meeting of shareholders of Servidyne, Inc., a Georgia corporation (the “Company”), which will be held at the Company’s headquarters at 1945 The Exchange, Suite 300, Atlanta, Georgia 30339-2029, on August 26, 2011, at 11:00 a.m., local time.

On June 26, 2011, we entered into a merger agreement with Scientific Conservation, Inc. (“SCI”) and Scrabble Acquisition, Inc. (“Merger Sub”), which is a wholly-owned subsidiary of SCI. The merger agreement provides that Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of SCI. If the merger is completed, Company shareholders will receive $3.50 in cash, without interest, and less any applicable withholding tax, for each share of Company common stock owned by them at the time of the merger, and Company shareholders will cease to have an ownership interest in the continuing business of the Company. The aggregate purchase price for the Company is approximately $13.1 million on a fully diluted basis.

As described in the enclosed proxy statement, you are being asked to consider and vote on (i) a proposal to approve the merger agreement, (ii) a proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and (iii) a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the merger agreement.

After careful consideration, a special committee of our board of directors, consisting of all four (4) of our non-management directors, and our entire board of directors unanimously determined the merger, the merger agreement and the transactions contemplated thereby to be advisable and fair to and in the best interests of the Company and its shareholders, and approved and adopted the merger and the merger agreement. Therefore, our board of directors unanimously recommends that you vote “FOR” approval of the proposal to approve the merger agreement, “FOR” the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the merger agreement.

The enclosed proxy statement provides detailed information about the merger agreement, the merger and the special meeting. We encourage you to read this information carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission (the “SEC”), which can be found on the SEC’s website at www.sec.gov.

Only shareholders of record of common stock at the close of business on July 20, 2011, or the record date, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

The merger agreement must be approved by the holders of a majority of the shares of our outstanding common stock on the record date, so your vote is very important, regardless of the number of shares you own. If you fail to vote on the approval of the merger agreement, the effect will be the same as a vote against the proposal to approve the merger agreement.

Certain shareholders of the Company, which as of July 20, 2011 held approximately 56% of the outstanding shares of common stock of the Company, have entered into voting and support agreements pursuant to which the shareholders have agreed, among other things, to vote in favor of the merger and against alternative transactions, subject to, with respect to approximately 27% of the outstanding shares of common stock of the Company, termination of such voting obligations under certain circumstances as more fully described in the enclosed proxy statement.

The affirmative vote of the holders of at least a majority of the shares present, in person or by proxy at the special meeting and entitled to vote thereon, is required, (i) provided a quorum is present, to approve the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and (ii) whether or not a quorum is present, to approve the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the merger agreement.

To vote your shares, you may use the enclosed proxy card, vote via the Internet or telephone, or attend the special meeting in person. If you hold shares in “street name” through a broker or nominee, you should follow the procedures provided by your broker or nominee. On behalf of the board of directors, I urge you to sign, date and return the enclosed proxy card, or vote via the Internet or telephone as soon as possible, even if you currently plan to attend the special meeting. If you are a shareholder of record of the Company, voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

On behalf of our board of directors and employees, thank you for your support of our Company. I look forward to seeing you at the special meeting.

Sincerely,

Alan R. Abrams
Chairman of the Board and Chief Executive Officer

This proxy statement is dated July 29, 2011, and is first being mailed to Company shareholders on or about August 1, 2011.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

Servidyne, Inc.
1945 The Exchange
Suite 300
Atlanta, Georgia 30339-2029

Notice of Special Meeting of Shareholders
To Be Held On August 26, 2011

To the Shareholders of Servidyne, Inc.:

Notice is hereby given that a special meeting of shareholders of Servidyne, Inc., a Georgia corporation (the “Company”), will be held on August 26, 2011, at 11:00 a.m., local time, at the Company’s corporate headquarters located at 1945 The Exchange, Suite 300 Atlanta, Georgia 30339-2029, for the following purposes:

1. To consider and vote upon the approval of the Agreement and Plan of Merger, dated as of June 26, 2011, among Scientific Conservation, Inc., a Delaware corporation, Scrabble Acquisition, Inc., a Georgia corporation and wholly-owned subsidiary of Scientific Conservation, Inc., and the Company, as more fully described in the enclosed proxy statement;

2. To consider and vote on a proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers; and

3. To consider and vote on a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the merger agreement.

The board of directors of the Company has fixed the close of business on July 20, 2011 as the record date for the special meeting or any adjournment or postponement thereof. Only shareholders of record of common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. At the close of business on the record date, there were outstanding and entitled to vote 3,675,782 shares of Company common stock.

Holders of Company common stock are entitled to dissenters’ rights under the Georgia Business Corporation Code in connection with the merger if they meet certain conditions. See “The Merger — Dissenters’ Rights” on page 45. A copy of Article 13 of the Georgia Business Corporation Code is attached to the proxy statement as Annex E.

Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock on the record date is required to approve the merger agreement. The affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, at the special meeting and entitled to vote thereon is required, (i) provided a quorum is present, to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and (ii) whether or not a quorum is present, to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the merger agreement.

Certain shareholders of the Company, which as of July 20, 2011 held approximately 56% of the outstanding shares of common stock of the Company, have entered into voting and support agreements pursuant to which the shareholders have agreed, among other things, to vote in favor of the merger and against alternative transactions, subject to, with respect to approximately 27% of the outstanding shares of common stock of the Company, termination of such voting obligations under certain circumstances as more fully described in the enclosed proxy statement.

All shareholders are cordially invited to attend the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, sign, date, and return the enclosed proxy or vote via the Internet or telephone and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. Holders of common stock may revoke their proxies in the manner described in the accompanying proxy statement at any time before they have been voted at the special meeting.

By Order of the Board of Directors

SERVIDYNE, INC.

Alan R. Abrams
Chairman of the Board and Chief Executive Officer

Atlanta, Georgia

July 29, 2011

ii

Summary Term Sheet

This summary, together with the section of this proxy statement entitled “Questions and Answers About the Special Meeting and the Merger,” highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents we refer to herein. The merger agreement is attached as Annex A to this proxy statement. Before voting on the proposal to approve the merger agreement, we encourage you to read the merger agreement as it is the legal document that governs the merger.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us,” and similar words in this proxy statement refer to Servidyne, Inc. In addition, we sometimes refer to Servidyne, Inc. as “Servidyne” or the “Company,” to Scientific Conservation, Inc. as “SCI” and to Scrabble Acquisition, Inc. as “Merger Sub.”

The Companies (page 21)
Servidyne, Inc.
1945 The Exchange
Suite 300
Atlanta, Georgia 30339-2029

Servidyne, Inc. is headquartered in Atlanta, Georgia, and operates globally through its wholly-owned subsidiaries. The Company provides comprehensive energy efficiency and demand response solutions, sustainability programs and other products and services. The Company serves a broad range of markets in the United States and internationally, including owners and operators of corporate, commercial office, hospitality, gaming, retail, light industrial, distribution, healthcare, government, multi-family and education facilities, as well as energy services companies and public and investor-owned utilities. Servidyne is publicly traded on The Nasdaq Global Market, or Nasdaq, under the symbol “SERV.”

Scientific Conservation, Inc.
2 Bryant Street, Suite 210
San Francisco, California 94105

Scientific Conservation, Inc. is a provider of energy efficiency solutions via predictive diagnostics and analytics for the $5 billion commercial building market. SCI’s suite of energy management solutions uses the industry’s first software-as-a-service (Saas) platform to help reduce annual energy spending by comparing predicted energy and system efficiencies against real-time operation. SCI’s headquarters are in San Francisco, California, with its technology center in Atlanta, Georgia.

Scrabble Acquisition, Inc.
2 Bryant Street, Suite 210
San Francisco, California 94105

Scrabble Acquisition, Inc., a wholly-owned subsidiary of SCI, was organized solely for the purpose of entering into the merger agreement with us and completing the merger and has not conducted any other business operations.

The Merger (page 22)

The merger agreement provides that Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of SCI. At the effective time of the merger, each share of Company common stock outstanding immediately prior to the effective time of the merger, other than shares held by us, SCI or Merger Sub, or by shareholders properly exercising dissenters’ rights under Georgia law, will be automatically converted into the right to receive the per share consideration of $3.50 in cash, without interest and less any applicable withholding taxes (which we refer to as the per share consideration). Any withheld amounts will be treated for all purposes as having been paid to the holder of Company common stock in respect of whose shares the withholding was made. As a result of the merger, the Company will become a direct wholly-owned subsidiary of SCI and will cease to be an independent, publicly-traded company.

Merger Consideration (page 48)

If the merger is completed, you will receive the per share consideration of $3.50 in cash, without interest and less any applicable withholding tax, in exchange for each share of Company common stock that you own.

After the merger is completed, you will have the right to receive the per share consideration, but you will no longer have any rights as a Company shareholder and will have no interest in SCI. Company shareholders will receive the per share consideration after exchanging their Company stock certificates in accordance with the instructions contained in the letter of transmittal to be mailed to our shareholders as soon as reasonably practicable after the closing of the merger.

Treatment of Stock Options, Stock Appreciation Rights and Warrants (page 52)

At the effective time of the merger, each stock option exercisable for shares of Company common stock that is “in-the-money” (i.e., when the exercise price of such stock option is greater than $3.50) will vest (if not previously vested), and the holder thereof will be entitled to receive in exchange therefor an amount in cash equal to the product of (i) the excess, if any, of (x) $3.50 over (y) the exercise price per share of Company common stock subject to such in-the-money stock option multiplied by (ii) the number of shares of Company common stock represented by such stock option. Each grant of stock appreciation rights that is “in-the-money” will vest (if not previously vested) and the holder thereof will be entitled to receive in exchange therefor an amount in cash equal to the product of (i) the excess, if any, of (x) $3.50 over (y) the exercise price of such in-the-money stock appreciation right, multiplied by (ii) the number of units represented by such stock appreciation rights. Each stock option and stock appreciation right that is outstanding and unexercised immediately prior to the effective time of the merger that is not in-the-money will expire and be cancelled as of the effective time for no consideration.

Each warrant that is in-the-money that is outstanding and unexercised immediately prior to the effective time of the merger will expire and be cancelled for no consideration.

As of July 27, 2011, none of the outstanding stock options or warrants of the Company were in-the-money, and 70,140 shares of common stock were subject to stock appreciation rights that were in-the-money, assuming a fair market value of $3.50 per share.

Treatment of Restricted Stock (page 52)

Each share of restricted stock of the Company that is outstanding immediately prior to the effective time of the merger will vest (if not previously vested) and the holder thereof will be entitled to receive the per share consideration in exchange therefor. As of July 27, 2011, no unvested shares of restricted stock were outstanding.

Effective Time of the Merger (page 45)

The closing of the merger will occur no later than the fifth business day after the conditions to the merger set forth in the merger agreement have been satisfied or waived or at such other time as agreed to by the Company, SCI and Merger Sub. Although we expect to complete the merger in our fiscal quarter ending October 31, 2011, we cannot assure you that the Company, SCI and Merger Sub will satisfy or waive all of the conditions to the merger.

Market Price and Dividend Data (page 15)

Our common stock is listed on Nasdaq under the symbol “SERV.” On June 24, 2011, the last full trading day prior to the public announcement of the merger, the closing price for our common stock was $2.26 per share. On July 27, 2011, the second to last trading day prior to the date of this proxy statement, the closing price for our common stock was $3.46 per share.

Material Federal Income Tax Consequences of the Merger (page 48)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local, or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder’s adjusted tax basis in the shares of Company common stock converted into cash in the merger. If the shares of Company common stock are held by a shareholder as capital assets, gain or loss recognized by such shareholder will be capital gain or loss, which will be long-term capital gain or loss if the shareholder’s holding period for the shares of Company common stock exceeds one year. Capital gains recognized by an individual upon a disposition of a share of the Company that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. In addition, there are limits on the deductibility of capital losses. Because individual circumstances may differ, you should consult your own tax advisor to determine the particular tax effects to you.

Reasons for the Merger and Recommendation of the Special Committee and the Board of Directors (page 30)

In the course of reaching its decision to approve the merger agreement and to recommend that our shareholders vote to approve the merger agreement, a special committee of our board of directors, consisting of all four (4) of our non-management directors (which we refer to as the special committee), and our entire board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information, and considered a number of factors, including, among others, the per share consideration to be received by holders of Company common stock in the merger and the current and historical market prices of Company common stock, the current and anticipated future competitive landscape of our industry, the formal support of the merger agreement from holders of approximately 56% of our shares of common stock, the status and history of discussions with other potential bidders, the Company’s tangible book value and total book value per share, the written opinion of our financial advisor, Ladenburg Thalmann & Co. Inc. (who we refer to as Ladenburg), and the terms and conditions of the merger agreement, including our ability to, under certain circumstances, furnish information to, and conduct negotiations with, a third party if we receive an acquisition proposal superior to SCI’s proposal.

For the reasons set forth above and under the caption “The Merger — Reasons for the Merger and Recommendation of the Special Committee and the Board of Directors,” our board of directors, based upon the unanimous recommendation of the special committee, (i) unanimously determined the merger, the merger agreement and the transactions contemplated thereby to be advisable and fair to and in the best interests of the Company and its shareholders, (ii) approved and adopted the merger and the merger agreement, (iii) authorized and approved the execution, delivery and performance of the merger agreement by the Company, directed that the merger and merger agreement be submitted for approval by our shareholders at the special meeting, and (iv) recommended that our shareholders vote “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of the Company’s Financial Advisor (page 33 and Annex D)

Ladenburg made a presentation to the special committee on June 24, 2011 and subsequently delivered its written opinion to the effect that, as of the date of the written opinion, and based upon and subject to the considerations described in the written opinion, the per share consideration of $3.50 per share in cash to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of our common stock.

The full text of the written opinion of Ladenburg which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion is attached as Annex D to this proxy statement. You should read the opinion in its entirety. Ladenburg provided its opinion for the information and assistance of the special committee in connection with its consideration of the transaction contemplated by the merger agreement. The Ladenburg opinion is not a recommendation as to how any holder of our common stock should vote or act with respect to the transaction or any other matter. Ladenburg has received a fee of $150,000 in connection with the preparation and issuance of its opinion and rendering advice to the special committee with respect to the merger, and will be reimbursed for its reasonable expenses, including attorneys’ fees, none of which payments were contingent upon the execution of the merger agreement or the completion of the merger.

The Special Meeting of the Company’s Shareholders (page 16)

Date, Time, Place.  A special meeting of our shareholders will be held on August 26, 2011, at the Company’s corporate headquarters located at 1945 The Exchange, Suite 300, Atlanta, Georgia 30339-2029, at 11:00 a.m., local time, to:

•	consider and vote upon a proposal to approve the merger agreement;

•	consider and vote upon a proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers; and

•	consider and vote on a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the merger agreement.

Record Date and Voting Power.  You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on July 20, 2011, the record date for the special meeting. You will have one (1) vote at the special meeting for each share of our common stock that you owned at the close of business on the record date. There are 3,675,782 shares of our common stock entitled to be voted at the special meeting as of the record date. As of July 20, 2011, our directors and executive officers beneficially owned approximately 26.88% of the shares entitled to vote at the special meeting (which includes stock options that may be exercised within sixty (60) days of July 20, 2011), and may have interests that are different from yours.

Quorum.  The holders of a majority of the outstanding shares of our common stock entitled to vote must be present, either in person or by proxy, to constitute a quorum at the special meeting.

Required Vote.  The approval of the merger agreement requires the affirmative vote of a majority of the shares of our common stock outstanding at the close of business on the record date. The affirmative vote of the holders of at least a majority of the shares present in person or by proxy at the special meeting and entitled to vote thereon, is required, (i) provided that a quorum is present, to approve the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and (ii) whether or not a quorum is present, to approve the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the merger agreement.

Certain of our shareholders, which as of July 20, 2011 held approximately 56% of the outstanding shares of Company common stock, have entered into voting and support agreements (which we refer to as support agreements) pursuant to which the shareholders have agreed, among other things, to vote in favor of the merger and against alternative transactions, subject to, with respect to approximately 27% of the outstanding shares of Company common stock, termination of such voting obligations under certain circumstances which would then allow them to vote in their discretion as is more fully described elsewhere in this proxy statement.

Interests of Company Directors and Executive Officers in the Merger (page 41)

In considering the recommendations of the Company’s special committee and our board of directors with respect to the merger agreement, shareholders should be aware that the Company’s directors and executive officers have interests in the merger, and have arrangements that are different from, or in addition to, those of the Company’s shareholders generally. These interests could create potential conflicts of interest. These interests relate to or arise from:

•	payment of severance and certain other separation benefits to two (2) executive officers who, as a result of the merger, are expected to lose employment with the Company following consummation of the merger;

•	the expectation that the other two (2) Company executive officers will continue employment with the Company after the consummation of the merger;

•	repayment of loans made to the Company by certain directors and executive officers;

•	acceleration of vesting of all “in-the-money” stock appreciation rights to the extent not vested, and the “cash out” of any in-the-money stock appreciation rights held by certain executive officers;

•	distribution of vested nonqualified deferred compensation plan accounts to directors and executive officers participating in such plans, and possible distribution of vested 401(k) plan accounts to those executive officers participating in such plan;

•	reimbursement by the Company of certain personal legal expenses incurred by executive officers in connection with the merger up to a maximum of $5,000 each;

•	indemnification, expense advancement and liability exculpation provisions in the merger agreement in favor of the Company’s directors and officers; and

•	the purchase by SCI of a six-year “tail” directors’ and officers’ liability insurance policy to cover the directors and officers currently covered by the Company’s directors’ and officers’ liability insurance policy.

Litigation Relating to the Merger (page 50)

The Company, SCI, Merger Sub and the Company’s board of directors have been named as defendants in two putative class action lawsuits filed in Georgia brought by persons claiming to be Company shareholders who are challenging the merger.

The complaints allege, among other things, that (a) the Company’s board of directors breached their fiduciary duties by: (1) conducting an inadequate sales process that undervalued the Company; (2) agreeing to unfairly preclusive deal protection measures; and (3) approving merger terms that unfairly vest some of the board members with benefits not shared equally by other Company shareholders and (b) in one of the complaints, that the Company’s board of directors failed to disclose material facts to shareholders in connection with the proposed transaction in this proxy statement. The complaint also alleges that SCI knowingly aided and abetted these fiduciary duty breaches. The complaints seek to enjoin the merger and other remedies.

The defendants believe the claims asserted in the lawsuits are without merit and intend to vigorously defend against them.

Conditions to Completion of the Merger (page 64)

The consummation of the merger by SCI and Merger Sub depends on the satisfaction or waiver of a number of customary conditions, including the following:

•	the representations and warranties of the Company contained in the merger agreement, other than certain specified representations, must be true and correct as of the date of the merger agreement and on the closing date, except for inaccuracies which do not constitute and could not reasonably be expected to result in a “material adverse effect” on the Company, and we must comply with or perform in all material respects all of our covenants and obligations in the merger agreement;

•	approval of the merger agreement by the required shareholder vote, and holders of less than 5% in the aggregate of the shares of Company common stock entitled to vote have delivered dissenter’s notice to the Company before the vote is taken;

•	the absence of certain legal prohibitions or restraints against the merger, or adversely affecting SCI;

•	the absence of certain pending or threatened proceedings by a governmental authority relating to the merger;

•	the absence of pending legal proceedings against the merger or adversely affecting SCI;

•	SCI’s receipt of assurances that the Company has repaid all outstanding principal and interest due to certain affiliated lenders;

•	the delivery to SCI of certain final Phase I environmental site assessment reports on three (3) parcels of real estate owned by the Company, certifying the absence of certain adverse environmental conditions;

•	the delivery of certain title reports for the three (3) parcels of owned real property evidencing title owned free and clear of most encumbrances;

•	termination of the Company’s deferred compensation plans, 401-K plan and severance plan; and

•	the absence of a “material adverse effect” on the Company.

Additionally, the consummation of the merger by the Company depends on the satisfaction or waiver of a number of other customary conditions.

Termination of the Merger Agreement (page 65)

The merger agreement may be terminated prior to the effective time of the merger (whether before or after the approval of the merger agreement by the required shareholder vote):

•	by mutual consent of SCI and us;

•	subject to certain limitations, by SCI or us if the merger has not been consummated by December 31, 2011;

•	subject to certain limitations, by SCI or us if a U.S. court of competent jurisdiction or other U.S. governmental body has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

•	by SCI or us if our shareholders have taken a final vote at the special meeting or any adjournment or postponement thereof and have voted not to approve the merger agreement;

•	by SCI (at any time prior to the approval of the merger agreement by the required shareholder vote) under certain circumstances involving competing transactions, a change in our board of directors’ recommendation that our shareholders vote to approve the merger agreement or if certain other “triggering events” have occurred;

•	by SCI if (i) we have breached any of our covenants or obligations under the merger agreement, or if any of our representations or warranties are inaccurate, such that the conditions to closing relating to such covenants, obligations, representations and warranties would not be satisfied, in each case, subject to a right to cure or (ii) a “material adverse effect” has occurred following the date of the merger agreement; or

•	by us if SCI has breached any of its covenants or obligations under the merger agreement, or if any of SCI’s representations or warranties are inaccurate, such that the conditions to closing relating to such covenants, obligations, representations and warranties would not be satisfied, in each case, subject to a right to cure.

Termination Fees and Expenses (page 67)

If the merger agreement is terminated by SCI under certain circumstances involving competing transactions, a change in our board of directors’ recommendation that our shareholders vote to approve the merger agreement or certain other “triggering events,” we may be required to pay to SCI a termination fee of $460,000. If the merger agreement is terminated because our shareholders do not approve the merger agreement, we may be required to reimburse SCI’s merger-related expenses up to a maximum of $450,000. In addition, in connection with a termination of the merger agreement due to the failure of the Company’s shareholders to approve the merger, if we enter into an alternative transaction within twelve (12) months of the termination of the merger agreement, we may be required to pay SCI a termination fee of $460,000 in addition to the expense reimbursement mentioned above.

No Other Negotiations (page 58)

Under the merger agreement we are not permitted to take or resolve or publicly propose to take any of the following actions:

•	solicit, initiate, encourage, assist, induce or facilitate the making, submission or announcement of any alternative “acquisition proposal” or “acquisition inquiry” or take any other action that could reasonably be expected to lead to an alternative acquisition proposal or acquisition inquiry;

•	furnish or otherwise provide access to any information regarding the Company (or any subsidiary of the Company) to any person in connection with or in response to an alternative acquisition proposal or acquisition inquiry; or

•	engage in discussions or negotiations with any person with respect to any alternative acquisition proposal or acquisition inquiry.

In addition, the merger agreement provides that (subject to certain exceptions) our board of directors may not resolve, directly or indirectly, agree or publicly propose to take any of the following actions:

•	withdraw or modify in a manner adverse to SCI or Merger Sub our board of directors’ recommendation to our shareholders that our shareholders vote to approve the merger agreement;

•	recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any alternative acquisition proposal; or

•	approve or recommend, or cause or permit the Company (or any subsidiary of the Company) to execute or enter into any agreement or document constituting or relating to, or that contemplates or could reasonably be expected to result in an alternative “acquisition transaction.”

Notwithstanding these restrictions, under certain circumstances, and so long as we comply with certain terms of the merger agreement described under “The Merger Agreement — Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals,” our board of directors may (i) respond to a bona fide unsolicited acquisition proposal not obtained in violation of our covenants in the merger agreement, and (ii) recommend a “superior offer” and, in connection with such recommendation, withdraw or modify its recommendation that our shareholders vote to approve the merger agreement, where, among other things, our board of directors determines in good faith, after consultation with an independent financial advisor of nationally recognized reputation and its outside legal counsel, that failure to take such action would constitute a breach of its fiduciary duties to our shareholders under Georgia law. Such a recommendation change, however, would not relieve the Company from its obligation under the merger agreement to submit the merger to the shareholders at the special meeting.

Support Agreements (page 69 and Annexes B and C)

Concurrently with the execution and delivery of the merger agreement, certain of our shareholders, which as of July 20, 2011 held approximately 28% of the outstanding shares of Company common stock, including our Chairman and Chief Executive Officer and our Executive Vice President and certain of their family members and affiliated entities, executed support agreements pursuant to which such shareholders have agreed to vote in favor of the merger, and against competing transactions, and have granted an irrevocable proxy to SCI with respect to these matters.

Certain other of our shareholders, which as of July 20, 2011 held approximately 27% of the outstanding shares of Company common stock, executed support agreements pursuant to which such shareholders have agreed to vote in favor of the merger, and against competing transactions, and have granted a proxy to SCI with respect to these matters; provided, however, these support agreements, and the related proxies, will terminate upon the withdrawal or modification of the recommendation of our board of directors to the shareholders to approve the merger agreement. As a result, if the board of directors withdraws or modifies its recommendation to approve the merger agreement due to a “superior offer,” then these certain other shareholders will be released from their support agreements and may vote in favor of such competing offer.

As a result, so long as these support agreements are not terminated in connection with the withdrawal or modification of the recommendation of our board of directors, the approval of the merger agreement by our shareholders at the special meeting is assured.

Dissenters’ Rights (page 45 and Annex E)

Our shareholders have the right under Georgia law to exercise dissenters’ rights and to receive payment in cash for the fair value of their shares of our common stock. The fair value of shares of our common stock, as so determined, may be more or less than the per share consideration to be paid to non-dissenting Company shareholders in the merger. To preserve their rights, shareholders who wish to exercise dissenters’ rights must (a) deliver to us before the vote is taken at the special meeting written notice of their intent to demand payment for their shares, (b) not vote in favor of the approval of the merger agreement, and (c) follow specific procedures. Company shareholders must precisely follow these specific procedures to exercise dissenters’ rights, or their dissenters’ rights may be lost. These procedures are described in this proxy statement, and the provisions of Georgia law that grant dissenters’ rights and govern such procedures are attached as Annex E to this proxy statement. You are encouraged to read these provisions carefully and in their entirety.

Delisting and Deregistration of our Common Stock (page 48)

If the merger is completed, our common stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we would no longer file periodic reports with the Securities and Exchange Commission, or the SEC, with respect to our common stock.

Questions and Answers About the Special Meeting And The Merger

The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a Company shareholder. We encourage you to refer to and read carefully this entire proxy statement, the annexes to this proxy statement, and the documents referred to in this proxy statement for a complete understanding of the special meeting and the merger.

Q:	When and where is the special meeting?

A:	The special meeting of our shareholders will be held on August 26, 2011, at our headquarters at 1945 The Exchange, Suite 300, Atlanta, Georgia 30339-2029 at 11:00 a.m., local time.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote (1) to approve a merger agreement that provides for the acquisition of the Company by SCI; (2) to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers; and (3) to vote to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement in the event that there are insufficient votes represented at the special meeting. The proposed acquisition would be accomplished through a merger of Scrabble Acquisition, Inc., a wholly-owned subsidiary of SCI, with and into the Company. As a result of the merger, the Company will become a wholly-owned subsidiary of SCI and the Company common stock will cease to be listed on Nasdaq, will not be publicly traded and will be deregistered under the Exchange Act.

Q:	What will I receive in the merger?

A:	As a result of the merger, our shareholders will receive the per share consideration of $3.50 cash, without interest and less any applicable withholding tax, for each share of Company common stock they own. For example, if you own 100 shares of Company common stock as of the closing date of the merger, you will be entitled to receive $350.00 in cash, without interest, less any applicable withholding tax in exchange for your shares.

Q:	What will holders of stock options and stock appreciation rights of the Company receive as a result of the merger?

A:	Each stock option exercisable for shares of Company common stock that is “in-the-money” (i.e., when the exercise price of the stock option is less than $3.50) will vest (if not previously vested), and the holder thereof will be entitled to receive in exchange therefor an amount in cash equal to the product of (i) the excess, if any, of (x) $3.50 over (y) the exercise price per share of Company common stock subject to such in-the-money stock option, multiplied by (ii) the number of shares of Company common stock represented by such stock option. Each stock appreciation right that is “in-the-money” will vest (if not previously vested), and the holder thereof will be entitled to receive in exchange therefor an amount in cash equal to the product of (i) the excess, if any, of (x) $3.50 over (y) the exercise price of such in-the-money stock appreciation rights, multiplied by (ii) the number of units represented by such stock appreciation rights. Each stock option and stock appreciation right that is outstanding and unexercised immediately prior to the effective time of the merger that is not in-the-money will expire and be cancelled, as of the effective time, for no consideration. As of July 27, 2011, no in-the-money stock options were outstanding and 70,140 shares of common stock were subject to in-the-money stock appreciation rights, assuming a fair market value of $3.50 per share.

Q:	What do I need to do now?

A:	We urge you to read this entire proxy statement carefully and to consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope, or vote via the Internet or telephone, as soon as possible so that your shares can be represented and voted at the special meeting. If you hold your shares in “street name,” follow the instructions you receive from your broker on how to vote your shares. Please do not send in your stock certificates with your proxy card.

Q:	How does the Company’s board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.

Q:	What factors did our board of directors consider in making its recommendations?

A:	In making its recommendations, our board of directors took into account, among other things, the unanimous recommendation of the special committee of the board; the per share consideration to be received by holders of Company common stock in the merger, and the current and historical market prices of Company common stock; the current and anticipated future competitive landscape of our industry; the status and history of discussions with other potential bidders; the Company’s tangible book value and total book value per share; the written opinion of our financial advisor, Ladenburg; and the terms and conditions of the merger agreement, including our ability to, under certain circumstances, furnish information to, and conduct negotiations with, a third party, if we receive an acquisition proposal superior to SCI’s proposal.

Q:	Who is entitled to vote at the special meeting?

A:	Only shareholders of record as of the close of business on July 20, 2011 are entitled to receive notice of the special meeting and to vote the shares of Company common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:	What vote of the shareholders is required to approve the proposals?

A:	The voting requirements to approve the proposals are as follows:

• The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock of record as of July 20, 2011. There are 3,675,782 outstanding shares of our common stock entitled to be voted at the special meeting.

• The approval, on an advisory basis, of the merger-related compensation for the Company’s named executive officers requires the affirmative vote of the holders of at least a majority of the shares present, in person or by proxy, at the special meeting and entitled to vote thereon, provided a quorum is present.

• The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the merger agreement requires the affirmative vote of the holders at least a majority of the shares present, in person or by proxy, at the special meeting and entitled to vote thereon, whether or not a quorum is present.

Q:	Have any shareholders already agreed to approve the merger agreement?

A:	Yes. In connection with the merger agreement, certain shareholders of the Company, which as of July 20, 2011 held approximately 56% of the outstanding shares of common stock of the Company, have entered into support agreements pursuant to which the shareholders have agreed, among other things, to vote in favor of the merger and against alternative transactions, subject to, with respect to approximately 27% of the outstanding shares of common stock of the Company, termination of such support agreements under certain circumstances which would allow them to vote in their discretion, as is more fully described elsewhere in this proxy statement. See “The Support Agreements.”

Q:	May I vote in person?

A:	Yes. If your shares are not held in “street name” through a broker or bank, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet or telephone. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the special meeting and vote.

Q:	How else can I cast a vote?

A:	If your shares are registered in your name, you can vote your shares using any one of the following methods:

• complete and return a proxy card;

• vote through the Internet at the website shown on the proxy card;

• vote by telephone using the toll-free number shown on the proxy card; or

• vote in person at the special meeting.

Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is 1:00 a.m., Central Time, on August 26, 2011. You must have the enclosed proxy card available, and follow the instructions on such proxy card, in order to submit a proxy over the Internet or telephone.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank, or by the Internet or telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

Q:	What happens if I do not return my proxy card, vote via the Internet or telephone, or attend the special meeting and vote in person?

A:	Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date. Therefore, if you do not return your proxy card, vote via the Internet or telephone, or attend the special meeting and vote in person, or instruct your broker or bank how to vote your shares if your shares are held in “street name,” your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and it will have the same effect as a vote against approval of the merger agreement.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the special meeting using any one of the following methods:

• If you submitted a proxy card, you can execute and deliver a written notice of revocation to the Corporate Secretary, Servidyne, Inc., 1945 The Exchange, Suite 300, Atlanta, Georgia 30339-2029, or you can complete, execute, and deliver to the Secretary of the Company a new, later-dated proxy card for the same shares.

• If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit a later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 1:00 a.m., Central Time, on August 26, 2011.

• You can attend the meeting and vote in person, although your attendance alone will not revoke your proxy.

• If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted against approval of the merger agreement. Broker non-votes will have no effect on (i) the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers or (ii) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Broker non-votes occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions, and the broker or other nominee indicates on its proxy card, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell my shares of Company common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you transfer your shares of Company common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the per share consideration to be received by our shareholders in the merger.

Q:	Will the merger be taxable to me?

A:	Generally, yes. The exchange of shares of Company common stock for the cash per share consideration will be a taxable transaction to our shareholders for United States federal income tax purposes.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We encourage you to consult your own tax advisor to fully understand the tax consequences of the merger to you.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and expect to consummate the merger in our fiscal quarter ending October 31, 2011. In addition to obtaining shareholder approval, we must satisfy all other closing conditions before completing the merger. See “The Merger Agreement — Conditions to Closing.”

Q:	Am I entitled to dissenters’ rights?

A:	Yes. As a holder of Company common stock, you are entitled to dissenters’ rights under the Georgia Business Corporation Code, or the GBCC, in connection with the merger if you meet certain conditions, which conditions are described in this proxy statement under the caption “The Merger— Dissenters’ Rights.”

Q:	Should I send my Company stock certificates now?

A:	No. As soon as reasonably practicable after the merger is consummated, you will be sent a letter of transmittal containing written instructions for exchanging your share certificates for the per share consideration. These instructions will tell you how and where to send in your certificates for your per share consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions.

Q:	Where can I find more information about the Company?

A:	We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.servidyne.com. Information contained on our website is not part of, or incorporated into, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 74.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	We will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our directors, officers and employees may solicit proxies by telephone, telegram, facsimile and electronic mail, by mail or in person. They will not be paid any additional amounts for soliciting proxies. We also will request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Company common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Servidyne, Inc.
Attn: Corporate Secretary
1945 The Exchange
Suite 300
Atlanta, Georgia 30339-2029
(770) 953-0304

Forward-Looking Information

Certain statements contained in this proxy statement, including without limitation, statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “plans,” “projects,” “forecasts” and words of similar import, are “forward-looking statement,” as defined in Section 21E of the Exchange Act. Forward-looking statements are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. Such forward-looking statements involve known and unknown risks, uncertainties and other matters which may cause the actual past results, performance or achievements of the Company to be materially different from any future results, performance or uncertainties expressed or implied by such forward-looking statements. Those statements include, among other things, the risk that the merger may not be consummated in a timely manner if at all, the risk that the merger agreement may be terminated in circumstances which require our payment to SCI of a termination fee of $460,000 or reimbursement of expenses not to exceed $450,000, the risk that the Company’s financial performance will not meet the projections summarized under the caption “The Merger — Projected Financial Information,” risks regarding a loss of or substantial decrease in purchases by our major customers, risks regarding employee retention and other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning our operations. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release publicly any revisions of these forward-looking statements to reflect future events or circumstances except as we are required to do so by law.

Market Price and Dividend Data

Our common stock is listed on Nasdaq under the symbol “SERV.” This table shows, for the periods indicated, the range of low and high per share closing sales prices for our common stock as reported on Nasdaq.

	Servidyne Common Stock
	Closing Price
	Low	High

Year ended April 30, 2009:
First Quarter(1)	$4.00	$5.66
Second Quarter	3.20	5.40
Third Quarter	1.29	3.76
Fourth Quarter	1.50	2.36
Year ended April 30, 2010:
First Quarter	$1.63	$2.90
Second Quarter	1.75	2.50
Third Quarter	1.60	2.30
Fourth Quarter	1.60	4.47
Year ended April 30, 2011:
First Quarter	$1.84	$3.35
Second Quarter	2.10	2.77
Third Quarter	2.18	2.65
Fourth Quarter	2.26	3.02
Year ended April 30, 2012:
First Quarter (through July 27, 2011)	$2.18	$3.48

(1)	Adjusted to reflect a 105:100 stock split effected on June 16, 2008.

The following table sets forth the closing per share sales price of our common stock, as reported on Nasdaq on June 24, 2011, the last full trading day before the public announcement of the merger, and on July 27, 2011, the second to last trading day before the date of this proxy statement:

Servidyne
Common Stock
Closing Price

June 24, 2011	$2.26
July 27, 2011	3.46

Following the merger there will be no further market for our common stock and our stock will be de-listed from Nasdaq and deregistered under the Exchange Act.

Historically, we have paid a quarterly cash dividend to our shareholders. Under the merger agreement, we have agreed to limit any dividends (whether in cash, shares or property or any combination thereof) on our common stock before the completion of the merger to a quarterly cash dividend of $0.01 per share.

The Special Meeting

General

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by our board of directors to be used at the special meeting of shareholders to be held at our corporate headquarters located at 1945 The Exchange, Suite 300, Atlanta, Georgia 30339-2029, on August 26, 2011 at 11:00 a.m., local time, and at any adjournment or postponement of that meeting. This proxy statement and the enclosed form of proxy are being sent to our shareholders on or about August 1, 2011.

Purpose of Special Meeting

At the special meeting, we are asking holders of record of our common stock to consider and vote on the following proposals:

•	the approval of the Agreement and Plan of Merger, dated as of June 26, 2011, among SCI, Merger Sub, a wholly-owned subsidiary of SCI, and the Company;

•	the approval, on an advisory basis, of the merger-related compensation for the Company’s named executive officers; and

•	the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

The only matters expected to be presented at the special meeting are the matters outlined above. If any other matters properly come before the special meeting, the persons named in the enclosed proxy card will vote the shares represented by all properly executed proxies on such matters in accordance with their discretion.

A copy of the merger agreement is attached to this proxy statement as Annex A. You should review the merger agreement and this proxy statement carefully and in their entirety before deciding how to vote.

Recommendation of the Board of Directors

After careful consideration, both the special committee, consisting of all four (4) of our non-management directors, and our entire board of directors unanimously determined the merger, the merger agreement and the transactions contemplated thereby to be advisable and fair to and in the best interests of the Company and its shareholders and approved and adopted the merger and the merger agreement. Therefore, our board of directors unanimously recommends that you vote “FOR” approval of the proposal to approve the merger agreement, “FOR” the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and “FOR” the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the merger agreement.

Record Date; Stock Entitled to Vote

Our board of directors has established the close of business on July 20, 2011 as the record date for the special meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. For each share of our common stock that you owned on the record date, you are entitled to cast one (1) vote on each matter voted upon at the special meeting. As of the close of business on the record date, there were 3,675,782 shares of our common stock outstanding and entitled to vote, which were held by 275 holders of record. These numbers do not reflect outstanding stock options and stock appreciation rights, which are not entitled to vote at the special meeting.

Quorum

A quorum of shareholders is necessary to hold the special meeting. The presence in person or representation by proxy at any meeting of our shareholders of a majority of the outstanding shares of our common stock entitled to vote at the meeting will constitute a quorum. You will be deemed to be present if you attend the meeting or if you submit a proxy card that is received at or prior to the meeting that is not timely revoked.

Abstentions and broker non-votes, which are discussed below, are counted for purposes of determining whether a quorum is present at a special meeting. Shares held by us in our treasury do not count toward a quorum.

If a quorum is not present, the special meeting may be postponed or adjourned by the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the special meeting and entitled to vote thereat, to solicit additional proxies, without notice other than announcement at the special meeting (unless otherwise required by our bylaws or law), until a quorum is present or represented. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

Vote Required

The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding at the close of business on the record date for the special meeting. Because the vote on the proposal to approve the merger agreement is based on the total number of shares outstanding, rather than the number of actual votes cast, your failure to vote, or your decision to abstain from voting, on this proposal will have the same effect as a vote against the proposal. Similarly, a broker non-vote will also have the same effect as a vote against the proposal. Brokers and other nominees will not have discretionary authority on the proposal to approve the merger agreement.

The affirmative vote of the holders of at least a majority of the shares present, in person or by proxy at the special meeting and entitled to vote thereon, is required, (i) provided a quorum is present, to approve the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and (ii) whether or not a quorum is present, the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the merger agreement. Abstentions will have the same effect as a vote against these proposals. Broker non-votes will not affect the outcome of these two proposals.

Broker non-votes occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions, and the broker or other nominee indicates on its proxy card, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

Shares Owned by Our Directors and Executive Officers

As of July 20, 2011, our directors and executive officers beneficially owned 1,060,204 shares of our common stock, which represented approximately 26.88% of the shares of our common stock outstanding on that date. These figures include stock options that may be exercised within sixty (60) days of July 20, 2011.

Voting; Proxies

If your shares of our common stock are registered in your name, you can vote those shares using one of the following methods:

•	complete and return the enclosed proxy card;

•	vote through the Internet at the website shown on the enclosed proxy card;

•	vote by telephone using the toll-free number shown on the enclosed proxy card; or

•	vote in person at the special meeting.

Voting by Proxy.  All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the shareholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and “FOR” the proposal to adjourn the special meeting to solicit additional proxies, if necessary or appropriate, provided that no proxy that is specifically marked “AGAINST” the proposal to approve the merger agreement will be voted in favor of the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers or the adjournment proposal, unless it is specifically marked “FOR” such proposals.

Although it is not currently expected, if the proposal to adjourn the special meeting to solicit additional proxies is approved, the special meeting may be adjourned for the purpose of soliciting additional proxies to approve the proposal to approve the merger agreement. Other than for the purposes of adjournment to solicit additional proxies, whether or not a quorum exists, holders of a majority of the outstanding common stock, present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

Any adjournment may be made without notice (if the adjournment is not for more than sixty days from the record date), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Voting by Internet or Telephone.  Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is 1:00 a.m., Central Time, on August 26, 2011. You must have the enclosed proxy card available, and follow the instructions on such proxy card, in order to submit a proxy over the Internet or telephone.

Voting in Person.  If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting.

Shares Held in Street Name.  If your shares are held in a stock brokerage account or by a bank or other nominee, then your broker or bank has enclosed a voting instruction card for you to use to indicate your voting preference. It may provide that you can deliver your instructions by telephone or via the Internet. While you are welcome to attend the meeting, you are not the record holder, and you would not be permitted to vote unless you obtain a signed proxy from your nominee who is the holder of record.

Whether or not you expect to attend the special meeting, please complete, date, sign and promptly return the accompanying proxy (or vote via the Internet or telephone or follow the instructions given to you by your broker or nominee) so that your shares may be represented at the meeting.

Revocation of Proxies

You may change your vote at any time before your proxy card is voted at the special meeting by:

•	completing, executing and delivering a written notice of revocation to the Corporate Secretary, Servidyne, Inc., 1945 The Exchange, Suite 300, Atlanta, Georgia 30339-2029;

•	completing, executing and delivering to the Corporate Secretary of the Company a new, later-dated proxy card for the same shares; or

•	attending the meeting and voting in person.

If you submitted the proxy alone and you are seeking to revoke via the Internet or telephone, you may submit a later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 1:00 a.m., Central Time, on August 26, 2011.

Attendance at the special meeting alone will not constitute a revocation of a proxy absent compliance with one of the foregoing methods of revocation. If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions given to you by the broker or nominee to change your voting instructions.

Solicitation of Proxies

We will bear the cost of this proxy solicitation. Our directors, officers, and other employees may, without compensation other than reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. We may reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in assisting in the distribution of our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple shareholders in each household. We will promptly deliver a separate copy of the proxy statement to any shareholder upon written or oral request to the Company’s Corporate Secretary which may be contacted as set forth below under “— Assistance.” If you are one of multiple shareholders sharing an address and would like to request “householding” in the future, please contact your broker and the Company’s Corporate Secretary and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Shareholder List

A list of our shareholders entitled to vote at the special meeting will be available for examination by any Company shareholder at the special meeting.

Other Business

We do not expect that any matter other than the (i) proposal to approve the merger agreement, (ii) proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers, and (iii) proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Servidyne Shareholder Account Maintenance

Our transfer agent is Computershare. All communications concerning accounts of our shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common stock and similar issues may be handled by calling Computershare Customer Service, toll-free, at (800) 568-3476 or by writing to:

Computershare
P.O. Box 43078
Providence, Rhode Island 02940-3078

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact:

Servidyne, Inc.
Attn: Corporate Secretary
1945 The Exchange
Suite 300
Atlanta, Georgia 30339-2029
(770) 953-0304

The Companies

Servidyne, Inc.

Servidyne, Inc. provides comprehensive energy efficiency and demand response solutions, sustainability programs and other building performance-enhancing products and services to owners and operators of existing buildings, energy services companies and public and investor-owned utilities. The Company serves a broad range of markets in the United States and internationally, including owners and operators of corporate, commercial office, hospitality, gaming, retail, light industrial, distribution, healthcare, government, multi-family and education facilities, as well as energy services companies and public and investor-owned utilities. Servidyne is publicly traded on Nasdaq under the symbol “SERV.”

The Company was organized under Delaware law in 1960 to succeed to the business of A. R. Abrams, Inc., which was founded in 1925 by Alfred R. Abrams as a sole proprietorship. In 1984, the Company changed its state of incorporation from Delaware to Georgia. In 2006, the Company changed its name from Abrams Industries, Inc. to Servidyne, Inc.

The Company’s principal executive offices are located at 1945 The Exchange, Suite 300, Atlanta, Georgia 30339-2029, and its telephone number is (770) 953-0304. Additional information regarding the Company is contained in the Company’s filings with the SEC. See “Where You Can Find More Information.”

Scientific Conservation, Inc.

Scientific Conservation, Inc. is a provider of energy efficiency solutions via predictive diagnostics and analytics for the $5 billion commercial building market. SCI’s suite of energy management solutions uses the industry’s first software-as-a-service (Saas) platform to help reduce annual energy spending by comparing predicted energy and system efficiencies against real-time operation. SCI’s headquarters are in San Francisco, California, with its technology center in Atlanta, Georgia.

SCI’s principal executive offices are located at 2 Bryant Street, Suite 210, San Francisco, California 94105, and its telephone number is (415) 625-4500.

Scrabble Acquisition, Inc.

Scrabble Acquisition, Inc. is a wholly-owned subsidiary of SCI. Merger Sub was organized solely for the purpose of entering into the merger agreement with us and completing the merger and has not conducted any other business operations. Merger Sub’s principal executive offices are located at 2 Bryant Street, Suite 210, San Francisco, California 94105, and its telephone number is (415) 625-4500.

Proposal 1 — Approval of the Merger Agreement

The Merger

Background of the Merger

Beginning in the early 1960s, the Company engaged in real estate activities, including the development, purchase, management, ownership and sale of shopping centers and other income-producing properties, primarily located in the Southeast and Midwest. In 2001, the Company acquired the assets and operating business of Servidyne Systems, Inc., an energy engineering and maintenance management company. Through the subsequent acquisitions and integration of the assets and operating businesses of The Wheatstone Energy Group, Inc. (2003), iTendant, Inc. (2004) and Building Performance Engineers, Inc. (2004), the Company shifted its strategy away from real estate activities and towards providing building performance and energy efficiency solutions for existing buildings. In order to grow this newly-created Building Performance Efficiency, or BPE, Segment, the Company redeployed capital previously invested in its Real Estate Segment primarily through the sale of commercial income-producing properties and raw land.

In its fiscal year ended April 2009, the Company’s shareholders’ equity and available cash declined dramatically from prior levels. These adverse changes were a result of continuing losses from the BPE Segment operations, due in large part to the challenging macro-economic environment, increasing regulatory compliance costs, and the acquisition and initial capitalization of the Company’s lighting distribution business (acquired in June 2008). At the same time, the economic recession caused substantial devaluation of the Company’s remaining real estate assets, which had been the Company’s traditional source of capital. In order to improve its liquidity and fund the growth of its BPE Segment, in the summer of 2009, the Company began a process intended to attract new capital into the Company.

From the summer of 2009 through the fall of 2010, thirty-four (34) financial and strategic parties were approached (including several investment banks) regarding potential investments in the Company. Nash Equity Capital, or NEC, which through its principal, Mr. Charles Nash, had provided financial advisory services to the Company for many years, and Energy Environmental Enterprises, a consulting firm with strong ties to the electric utility industry, were engaged to assist the Company in this process and to conduct initial approaches and communications with potential investors. All parties contacted during this process declined to invest in the Company due to, among other reasons, its weakened balance sheet and the historical lack of profitability of the Company and its BPE Segment.

During the search for new capital, one of the contacted parties, a large family of funds, indicated a potential interest in purchasing the BPE Segment from the Company rather than investing in the Company, and on June 9, 2010, delivered a written indication of interest to do so for a cash purchase price of $8 million. This entity is referred to herein as Interested Party #1. In response, the board of directors at a meeting held on June 9, 2010, empowered a special committee to review, consider, negotiate and, if it deemed appropriate in its sole discretion, recommend to the full board of directors, a sale of the BPE Segment, either on a stand alone basis or as part of the sale of the entire Company. The special committee consisted of all four (4) non-management members of the board of directors.

At a meeting of the special committee held on June 23, 2010, the law firm of Kilpatrick Townsend & Stockton LLP, or Kilpatrick Townsend, was engaged as counsel to the special committee and NEC was engaged as financial advisor to the special committee. At this meeting, Kilpatrick Townsend advised the board regarding its fiduciary duties under applicable law in light of the indication of interest from Interested Party #1. Discussions with Interested Party #1 continued through the month of July 2010, as it engaged in a preliminary due diligence investigation of the Company.

At a meeting held on July 27, 2010, the special committee reviewed with management and Mr. Nash of NEC the current financial outlook for the Company, based on a May 2010 internal financial report. The members of the special committee were concerned about the Company’s cash levels and the BPE Segment’s continuing losses, and concluded that the search for external financing was becoming more urgent. At that time, the written indication of interest from Interested Party #1 to purchase the BPE Segment for $8 million was the only firm indication of interest in an investment in or an acquisition of the Company, although three other strategic investors had indicated some general interest in the BPE Segment. Kilpatrick Townsend again advised the special committee regarding its fiduciary duties in the current situation, and emphasized the importance that the special committee be fully informed regarding all potentially available alternatives before deciding on any particular course of action. The special committee decided that given the capital needs of the Company and the risk that the BPE Segment might not achieve sufficient profitability as early as previously projected, there was a need to secure additional capital rapidly. Management, therefore, was instructed by the special committee to continue negotiations with Interested Party #1 in an attempt to negotiate the most favorable transaction possible for consideration by the special committee, and at the same time to continue efforts to attract potential investors in or purchasers of the BPE Segment or the Company as a whole.

Discussions by management and NEC with potential investors continued, and in early August 2010 the Company received a revised indication of interest from Interested Party #1 (dated August 5) for a $9 million cash purchase price and a new indication of interest (dated August 9) from a strategic entity (which we refer to herein as Interested Party #2). At a meeting on August 10, 2010, the special committee considered these two (2) indications of interest, both of which proposed an acquisition of all assets of the BPE Segment and one (1) of which required that the Company agree to exclusive negotiations as a condition of further discussions. At this meeting management reported that the Company’s recent financial performance and level of available cash were both lower than forecasted. The special committee instructed management and NEC to continue immediate discussions with both of these entities, and to attempt to negotiate a higher purchase price and a shorter exclusivity period. The special committee also discussed the potential of engaging an additional financial advisor to further canvass the market for potential interest in acquiring the BPE Segment, and directed Mr. Robert McWhinney, the chairman of the special committee at that time, to begin the process of familiarizing potential additional financial advisors for the Company, and to secure fee proposals for their proposed services. The special committee also discussed with management the need to substantially reduce operating expenses in order to conserve cash and expedite the achievement of profitability, and directed management to develop a comprehensive plan to do so in the near term.

Management and NEC engaged in further negotiations with both of these parties during the next several days, in an effort to cause them to improve the terms of their offers. Interested Party #1 did improve its indication during that period but Interested Party #2 did not. At a meeting held on August 13, 2010, the special committee considered the indications of interest from both parties. After reviewing the terms of both indications, the special committee decided that the revised indication of interest from Interested Party #1 was clearly economically superior, less conditional, and appeared to be more certain of closing. This revised offer from Interested Party #1, dated August 12, 2010, contemplated a payment of $10 million in cash at closing (an increase of $1 million from the August 5 offer) and included a new provision for the assumption of $1 million of debt, in return for 100% of the assets of the BPE Segment, and contemplated a 60-day exclusivity period. The offer from Interested Party #2, which had not been improved from its offer dated August 9, 2010, was for $10 million in cash, with no assumption of debt or proposed exclusivity period, and was subject to a financing condition. The special committee determined that the economic terms reflected in the indication of interest from Interested Party #1 were the more favorable of the two proposals, and an exclusivity agreement for thirty (30) days was entered into with this entity, and discussions with Interested Party #2 were halted.

The BPE Segment generated lower than forecasted operating results in the quarter ended July 31, 2010, and the Company experienced a substantial deterioration in its cash position. When these results became known, Interested Party #1 communicated to the Company that it would defer any further discussions of a potential transaction with the Company until such time as the BPE Segment could demonstrate it had achieved a level of sustainable results above breakeven. In light of the disappointing quarterly financial results and the response of Interested Party #1, management redoubled efforts to identify substantial potential reductions in the BPE Segment’s operating expenses in order to achieve sustainable results above breakeven. The resulting plan identified approximately $900,000 in potential annual operating expenses reductions at the BPE Segment, of which in excess of $700,000 were subsequently implemented during the fall of 2010. Subsequently the salary of the Company’s Chairman and CEO and the fees paid to the non-management directors were also voluntarily reduced as an additional operating expense reduction.

During August-September 2010, management and NEC continued to try to generate interest from potential bidders for the BPE Segment or the Company as a whole, including Interested Party #2. Interested Party #1 indicated that while it was encouraged by the expense reductions being implemented at the BPE Segment, it would not engage in any further discussions of a potential transaction with the Company until such time that it could review the financial results of the quarter ended October 2010 to determine whether the BPE Segment had indeed achieved a level of sustainable results above breakeven. Despite the profitable operating results actually achieved by the BPE Segment in the fiscal quarter ended October 2010 and in subsequent quarters, Interested Party #1 never subsequently re-engaged in meaningful negotiations with the Company. Conversations were held during this period with two (2) other strategic entities regarding a potential acquisition of the BPE Segment and with another strategic entity regarding a potential merger with the Company, but none of those parties put forth any concrete proposals.

At a meeting held on October 4, 2010, the special committee considered and discussed specific financial proposals made by three (3) merger and acquisition advisory firms with respect to assisting the Company in further canvassing the market for the potential sale of the BPE Segment or the Company as a whole.

In October 2010, a group of Company directors and officers loaned $500,000 to the Company to fulfill bonding requirements for a large contract with the State of Georgia. The loan was necessary because the Company’s existing bonding company was reluctant to bond the project due to concerns about the nature, large size and length of the project, as well as the average monthly rate at which the Company was depleting its available cash.

During November 2010 the Company received an improved indication of interest from Interested Party #2 to acquire the BPE Segment for a total enterprise value of $14 million, but such indication was subject to a financing contingency that was considered by the special committee to be very significant, and $2 million of the purchase price would be escrowed for two (2) years to cover indemnification obligations of the Company, and another $2 million of the purchase price was contingent earn-out payments based on achievement of earnings performance thresholds. After discussion, the special committee determined that the lack of firm financing, the conditional nature of the offer and the lack of firmness as to a substantial portion of the purchase price made this indication of interest relatively unattractive. This view, taken together with the fact that discussions were ongoing with four (4) other potential strategic parties regarding an investment in or acquisition of the BPE Segment or the Company, led the special committee to decide not to enter into an exclusivity arrangement with Interested Party #2 at that time, but rather to proceed to engage an additional financial advisor to further canvass the market for potential investors or acquirors of the BPE Segment.

On December 2, 2010, the Company engaged VRA Partners, or VRA, as an additional financial advisor to assist the special committee in the potential sale of the BPE Segment. VRA was selected to assist the special committee due to its broad experience in selling small to medium size companies such as the Company and/or the BPE Segment. VRA immediately began discussions with management of the Company to assess the value of the BPE Segment and to prepare marketing materials to more broadly canvass the market for a potential purchaser. VRA worked with management to identify potential financial and strategic entities that could have an interest in the potential purchase of the BPE Segment. VRA engaged in continuing discussions with Interested Party #2 and with another strategic entity that had already expressed an interest in purchasing the BPE Segment (which we refer to as Interested Party #3). At the direction of the special committee, the Company did not publicize these efforts to market the BPE Segment for sale, due to concerns that widespread public knowledge of such proposed sale could harm employee morale and the Company’s relations with its suppliers and customers, and could make the Company more vulnerable to attack from competitors. These risks were judged by the special committee to be more significant than the potential benefit of a public announcement of the offering of the BPE Segment, particularly given the private canvassing of the market that previously had been accomplished by the Company and its financial advisors.

In mid-December the Company was informed that one of its most substantial long-term customers would henceforth utilize its own in-house lighting services company to self-perform most energy efficiency improvements instead of subcontracting such work to entities such as BPE. This entity had provided 41%, 45% and 41%, respectively, of the BPE Segment’s project revenue during the prior three (3) fiscal years, and until then represented a substantial portion of the Company’s expected revenues over the next eighteen (18) months, so the loss of this business resulted in substantial reductions of future short-term and long-term BPE revenues and profitability, which in turn led to substantially reduced valuations of the BPE Segment. After being informed of these developments, Interested Party #2 revised its indication of interest in the BPE Segment to reduce the overall valuation from $14 million to $11 million, $10 million of which would be a cash payment at closing and $1 million of which would be assumed debt. The indication was subject to other substantial contingencies, but the previous financing contingency purportedly was removed. The special committee nevertheless remained concerned that this entity did not appear to have cash available to effect such a transaction (and in subsequent offers from Interested Party #2, the financing condition did in fact reappear).

At a meeting held on February 4, 2011, the special committee considered the status of the Company’s efforts to sell the BPE Segment. VRA reported at this meeting that fourteen (14) potential purchasers had been contacted, and out of this number only two (2) indications of interest had been received (from Interested Parties #2 and #3), and that responses were being awaited from a number of others. Management also collectively indicated that better-than-forecasted operating results and improved cash flows for the quarter ended January 2011 caused them to be more comfortable with respect to the ability of the Company to weather its liquidity demands than they had been during the last several quarters. This was based on the improved operating and financial performance of the BPE Segment, the cost reductions that had been implemented in the fall of 2010, margins being wider, cash usage being more stable, and the strong order backlog that the Company had generated. At this meeting, the updated indication of interest from Interested Party #2 and a new indication of interest from Interested Party #3 were considered. The aggregate purchase prices indicated by these entities were $9.7 million (with no debt being assumed) and $7.54 million, respectively, both being for proposed purchases of the BPE Segment. The special committee concluded that the offer from Interested Party #3 was so far below the Company’s expectation as to not be worthwhile to continue to pursue. With respect to the indication of interest from Interested Party #2, the special committee decided that the proposed financing conditionality and the overall purchase price would have to be improved substantially for the Company to be interested in engaging in further discussions. These decisions were based largely on the improvement in the operating performance and financial condition of the Company during the last quarter, which afforded the Company more flexibility with which to explore better potential strategic opportunities for the shareholders. At this time, VRA was instructed to continue exerting efforts with entities that it had contacted, other than Interested Party #2 and Interested Party #3, and that the special committee would wait another two (2) or three (3) weeks before considering again whether to broaden the search to additional potential prospects.

Efforts to generate interest in a potential purchase of the BPE Segment continued through February and early March 2011. During this time, in addition to the previous written indications of interest from Interested Parties #2 and #3, one other strategic entity indicated orally to the Company that it was interested in purchasing the BPE Segment for less than $5 million. Another strategic entity responded to the Company that it might be willing to invest in the BPE business, but would not be interested in buying 100% of the business. Another strategic investor delivered a written indication of interest that was vague and unclear as to its intent. No other entities that had been contacted by VRA or by the Company provided any concrete expression of interest in a potential transaction, although several indicated that they had not rejected the opportunity and might yet respond.

The special committee considered the status of the search for investors or purchasers at its meeting on March 9, 2011. At the meeting, the projected revenues and profitability of the BPE Segment were reviewed, and the only three (3) indications of interest that had previously been received based on those projected financial metrics were reviewed, which had indicated purchase prices of $9.7 million, $7.5 million, and $5 million or less, respectively, for the BPE Segment. The special committee concluded that this range of valuations was generally consistent with customary financial modeling given the actual trailing four (4) quarters operating results of the BPE Segment. Given this, the special committee concluded that there was no reasonable basis upon which to believe that further canvassing of the market would result in any significantly higher offers for the BPE Segment at that time.

As an alternative, management began exploring the possibility of accessing the public markets for investors in the Company, as opposed to a sale of the BPE Segment. The Board of Directors considered a proposal made by Ladenburg Thalmann & Co. Inc. to serve as the Company’s financial advisor in a public offering of securities. Ladenburg reported to the board that it was seeing increased interest in the public markets for investments in profitable small cap publicly traded stocks in selected industry sectors, including the energy efficiency/green buildings industry. Given the apparent improvement in public capital market receptivity and the increasingly profitable BPE operations, the board of directors considered that an investment in the Company represented a significant increase in the upside potential for shareholders of the Company. Based on these factors, the special committee decided to defer further efforts to sell the BPE Segment, and to instead focus on a capital raising transaction.

On March 14, 2011, Ladenburg was engaged to act as the Company’s placement agent for the offering of up to $7 million of securities in an SEC-registered offering. Immediately prior to the Ladenburg engagement, all discussions with strategic parties regarding the potential sale of the BPE Segment were suspended. Preliminary discussions by Ladenburg with institutional sources indicated to Ladenburg that expected pricing of these securities by the Company would result in very substantial dilution to existing shareholders if $3-$5 million of new capital were to be raised. However, during the initial stages of this process, Ladenburg’s efforts were suspended by the Company as the proposal by SCI to acquire the entire Company had been received.

During the latter half of March 2011, M. Todd Jarvis, the Company’s President and Chief Operating Officer, began discussions with a business acquaintance at SCI regarding the possibility of certain of SCI’s product offerings being incorporated into the offerings of the Company. At a meeting at SCI’s offices in Atlanta, Mr. Jarvis met Mr. Russ McMeekin, SCI’s Chief Executive Officer, at which Mr. Jarvis discussed the potential of using SCI technology in the Company’s offerings and explained the Company’s ongoing attempts to raise capital. Mr. Jarvis then made a detailed presentation of the Company’s capabilities and business value proposition to Mr. McMeekin and other SCI employees on April 20-21, 2011. In response to this presentation, Mr. McMeekin indicated that SCI would not be interested in making a minority investment in the Company, but might be interested in acquiring the entire company.

On Friday, May 6, 2011, the Company received a written indication of interest from SCI to acquire all the stock of the Company in an all-cash transaction, with an indicated range of potential purchase prices between $3.25 and $4.00 per share. The letter contained numerous conditions to SCI’s willingness to make an actual offer, including debt of the Company not exceeding certain levels at closing, the Company maintaining minimum cash levels through closing, holders of at least 61% of the Company’s common stock executing voting agreements to support the transaction (which was intended to cover all the members of the Edward Abrams and Bernard Abrams families and their respective affiliated entities), the completion of all due diligence, approval of the board of directors of SCI, key employees of the Company being supportive of the transaction and various other closing conditions. SCI requested that the Company enter into a binding exclusivity agreement that would require that no conversations or negotiations with any other parties regarding a potential transaction with the Company could take place for a 45-day period. The exclusivity agreement also provided that the Company would reimburse expenses that SCI incurred in investigating a potential transaction with the Company if the Company breached the terms of the exclusivity agreement or if the Company terminated discussions with SCI and then entered into a comparable transaction with another party within six (6) months.

Company management discussed the content of the SCI indication of interest and exclusivity agreement with each of the directors individually, counsel and financial advisors in advance of a meeting of the board of directors that was held on the following Thursday, May 12, 2011. At such meeting, it was first confirmed that the existing special committee of the board (the activities of which had been suspended when it decided to pursue a public offering rather than a sale of BPE), acting pursuant to its existing charter, was the appropriate body, rather than the full Board of Directors, to be responsible for all negotiations and discussions with SCI regarding this matter. At this meeting, the special committee discussed the Company’s current financial condition, with management noting that the fiscal first quarter that would end July 31, 2011, appeared to be strong from a revenue standpoint, but that the Company had limited visibility into the subsequent fiscal quarters, and that there was continuing execution risk due to the Company’s reliance on a limited number of large contracts. The special committee reviewed the status of the Company’s efforts to raise capital in a public offering and its discussions with other potential investors over the prior year, and concluded that these efforts did not appear particularly promising at this stage. The special committee gathered information about SCI, including its financial backing, its recent $19 million capital raise, and the substantial experience in business combinations of the executives and principals behind SCI. The special committee considered the advisability of engaging a financial advisor for purposes of rendering a fairness opinion with respect to the transaction, and possibly also to provide advice in connection with the transaction. The indicative purchase price range was discussed, and it was noted that the market for the Company’s stock, and outside investor valuations that had been made known to the Company over the last year and a half, had relatively consistently valued the Company, and that SCI’s indication, even at the lower end of the range, was substantially higher than any of these prior valuations.

The special committee concluded that it would be in the best interest of the Company to enter into the exclusivity agreement with SCI for the purpose of pursuing a potential transaction with SCI, with certain specified changes in the terms of the exclusivity agreement as proposed by SCI, including the imposition of a cap on reimbursable expenses. In coming to such conclusion, the special committee considered, among other factors: (1) the attractiveness of the indicative price range versus the Company’s historical trading prices and the valuations of the Company that had been received from other outside investors; (2) the relative slow progress of the Company’s capital raising efforts, which could jeopardize the Company’s ability to continue to conduct business in the near future; (3) the failure of the Company’s extensive search for other acquisition candidates to develop any superior offer; (4) the all-cash nature of the offer; (5) the contemplated lack of a financing condition in the definitive agreement; (6) the apparent financial resources of SCI, which suggested it could indeed close the transaction; (7) the background of the principals involved in SCI, which supported the bona fide nature of the offer; and (8) the serious risks the Company faces in executing its growth strategy in light of its unsatisfied capital needs, which suggested that continuing to operate on a stand-alone basis posed significant challenges, and that an attractive acquisition proposal should be seriously considered.

After the exclusivity agreement was entered into on May 12, 2011, SCI proceeded to engage in a comprehensive due diligence investigation. The Company provided extensive documentation, and meetings of management of the Company took place with SCI personnel as well as its financial advisor, Roth Capital Partners, LLC, in Atlanta over the next two weeks. An initial draft of a merger agreement without a purchase price was provided to the Company by SCI’s counsel on the evening of Friday, May 27, 2011. The Company’s counsel and lawyers for SCI had engaged in discussions that same day regarding the delivery of the agreement, the desired timing of the transaction and certain other issues. The most significant issue was SCI’s stated condition that 61% of the voting power of the Company’s stock be committed to vote in favor of the merger without provision for termination of these voting agreements if the Company pursued its “fiduciary out” under the merger agreement, which Company counsel indicated was a structure that the special committee was not likely to support.

The special committee considered the first draft of the merger agreement at its meeting held on Tuesday, May 31, 2011. The major issues raised by such first draft were discussed by the special committee with counsel, including: (1) the voting lockups requested by SCI; (2) the relatively low level of dissenting shareholders (1% of the total shares) SCI indicated it was willing to allow; (3) various closing conditions to SCI’s obligations; and (4) the termination fees and expenses sought by SCI in the event the merger was not consummated under certain circumstances. This draft of the merger agreement did not include a specific purchase price, which SCI indicated it would provide only upon substantial completion of its due diligence investigation. The special committee also voted to engage Ladenburg to serve as its financial advisor and to render a fairness opinion, which selection was based on the Company’s recent experience with Ladenburg in its efforts to help the Company raise capital in the public markets, and Ladenburg’s resulting current familiarity with the Company, Ladenburg’s reputation and experience in similar transactions and Ladenburg’s pricing of its services.

At its meeting on Wednesday, June 8, 2011, the special committee discussed with counsel and Ladenburg the need to employ a process designed to obtain the best price per share reasonably obtainable, as opposed to merely achieving a fair price. Kilpatrick Townsend advised the special committee regarding its fiduciary duties in light of the offer by SCI. Management reported that SCI’s initial phase of financial and business due diligence was substantially complete, but that legal due diligence and various follow-up questions regarding financial and business matters were continuing. The special committee discussed with counsel the major issues arising from the initial draft of the merger agreement, which included the 61% share lockup, various closing conditions related to cash, indebtedness and the retention of employees, termination fees and reimbursement of expenses and treatment of existing equity awards. Counsel was directed by the special committee to deliver a specific markup of the draft merger agreement back to SCI consistent with the guidance provided by the special committee during the meeting. The marked-up draft of the merger agreement was returned to SCI on June 8. During the next few days SCI continued its due diligence investigation, increasingly focusing on risks it perceived to be associated with the real estate assets owned by the Company. On June 10, 2011, SCI conveyed orally a specific non-binding offer of $3.25 per share, attributing the price coming in at the lower end of its previously expressed range primarily due to concerns over the risks posed by the Company’s currently owned real estate. A discussion of open issues among counsel for both companies took place on Monday, June 13, 2011.

At its meeting on Tuesday, June 14, 2011, the special committee discussed with its counsel and financial advisors whether the Company should demand, in light of the purchase price coming in at the low end of SCI’s previously expressed range of potential purchase prices, that SCI release it from its exclusivity obligations so that it could further canvass the market for potential buyers, or alternatively that it seek a “go shop” after signing of the merger agreement to allow such canvassing. The special committee considered the existing operating and liquidity pressures being experienced by the Company and the risks they posed to the Company’s ability to increase shareholder value through future growth of its operations, as well as the substantial canvassing of the market for potential purchasers or investors that had already been undertaken by the Company and its financial advisors over the preceding year and a half, coupled with the special committee’s desire to not lose the potential SCI offer, which, even at the low end of SCI’s previously expressed range, was an all-cash offer at a very substantial premium to current market prices without financing conditions. Based on these factors, the special committee concluded that it would not seek to negotiate a termination of the exclusivity period or a “go shop” with SCI, but instead would focus on negotiating an increase in the purchase price offered and more reasonable termination fees and expense reimbursements, so that a competing offer from any other interested party would not be discouraged after the merger agreement was publicly announced.

At this June 14, 2011 meeting of the special committee, the status of current negotiations with SCI was reviewed with counsel, including: (1) SCI’s willingness to consider allowing voting agreements for Mr. Bernard Abrams’ side of the Abrams family (representing approximately 27% of the total shares) to terminate upon exercise of the board’s “fiduciary out;” (2) SCI’s continuing insistence on a 5.5% termination fee plus an uncapped expense reimbursement under many circumstances upon which the merger agreement could be terminated; (3) new proposed closing conditions added by SCI related to SCI’s developing due diligence investigation of the Company’s current and formerly-owned real estate assets, including new closing conditions calling for delivery of an appraisal of the Company’s owned headquarters facility and “clean” Phase I environmental reports on each of the Company’s owned real properties; and (4) the complexity of the closing cash and indebtedness conditions. Positive developments from negotiations were also noted, such as SCI’s apparent acquiescence to the Company’s proposal that all in-the-money equity incentives be accelerated to the extent not vested, and cashed-out at closing. It was agreed by the special committee that the Company would counter on price with a $3.75 per share offer, and would demand substantially lower termination fees and a cap on expense reimbursements.

After receipt of a revised draft merger agreement later that day and its review by counsel and discussion with Mr. Gilbert Danielson, the recently-elected Chairman of the special committee, Mr. Danielson then engaged in telephone negotiations with Mr. McMeekin, SCI’s CEO, on Wednesday, June 15, 2011. Mr. Danielson proposed a purchase price of $3.75 per share, a termination fee in the range of 2.75% to 3.25% of the purchase price and that there be no closing conditions related to retention of employees or with respect to the Company’s real estate. During a subsequent telephone conversation on Thursday, June 16, 2011, Mr. McMeekin for the first time raised the concept of SCI agreeing to substantially lower termination fees and to cap expense reimbursements if the Company would agree to release the customer and employee non-solicitation restrictions that were imposed on SCI in the existing confidentiality agreement with the Company, in the event the Company terminated the merger agreement in connection with the board’s exercise of its “fiduciary out.”

At a meeting of the special committee on June 16, 2011, the material outstanding terms of the transaction other than purchase price were discussed, which included various closing conditions and the request that the no-solicitation provisions be terminated in exchange for substantially lower termination fees and capped expense reimbursements. The special committee provided guidance to Mr. Danielson on the material business negotiations.

Mr. Danielson had several more discussions with Mr. McMeekin regarding these material business points over the next few days. During those conversations, Mr. McMeekin agreed to increase the purchase price to $3.50 per share, from the $3.25 previously offered, and various other material points were proposed by Mr. Danielson, including a 2.75% termination fee payable only in more limited circumstances, the elimination of the no-solicitation provisions in the existing SCI confidentiality agreement if the termination fee is triggered, capping and limitation of separate expense reimbursements, elimination of various closing conditions relating to cash, indebtedness, retention of employees and real estate matters, and changes to various other specific provisions in the draft merger agreement.

Company counsel delivered to SCI a revised draft of the merger agreement that reflected these positions on Wednesday, June 22, 2011. Further telephone discussions between Mr. Danielson and Mr. McMeekin over the next several days, as well as negotiations between counsels to the parties, resulted in tentative resolution of all outstanding issues in the draft merger agreement, with the exception of final agreement on the purchase price and the ability of the Company to deliver the requisite shareholder voting agreements.

The special committee considered the negotiations that had taken place during the week at a meeting held on the morning of Friday, June 24, 2011. At this meeting, Ladenburg reviewed the written materials underlying its fairness opinion analysis that had been distributed to the members of the board of directors the previous day. At the conclusion of this presentation, Ladenburg indicated orally that it was of the opinion that the $3.50 purchase price was fair from a financial point of view to the shareholders of the Company. Ladenburg reviewed the rationale for entering into an agreement with SCI providing for the acquisition of the Company in an all-cash transaction for $3.50 per share. The key reasons were:

•	The Company’s common stock has low volume, resulting in limited liquidity and trading, making it difficult for investors to monetize their equity investment.

•	Neither the Company’s current size, nor the lack of immediate high growth opportunities, warrant the public status of the Company and the significant expenses incurred as a result.

•	The Company is not projected to become profitable in the near term, and would need additional working capital in order to address its liquidity requirements, which would likely result in significant dilution to existing shareholders.

•	The proposed merger is the result of a one and a half-year process and extensive marketing by the Company and its advisors to raise capital and/or sell the BPE Segment.

•	The merger would provide liquidity for shareholders to monetize their shares at a greater than 50% premium to the current share price, and offers the highest current valuation in light of the Company’s current capital structure, liquidity requirements, limited growth opportunities, and resulting diminished equity value.

The special committee then reviewed with counsel the negotiations that had taken place during the week and the current status of discussions on the major issues. Counsel advised on the fiduciary duties of the special committee in light of the offer by SCI. The special committee then unanimously determined the merger, the merger agreement and the transactions contemplated thereby, including the purchase price of $3.50 per share, to be advisable and fair to and in the best interests of the Company and its shareholders, and approved and adopted the merger and merger agreement, approved the support agreements and the transactions contemplated thereby, and recommended to the board, among other things, that it approve and adopt the merger agreement and recommend that the Company’s shareholders do the same.

The Board immediately thereafter unanimously adopted the special committee’s recommendation, determining the merger, the merger agreement and the transactions contemplated thereby to be advisable and fair to and in the best interests of the Company and its shareholders, approving and adopting the merger and merger agreement, approving the support agreements and the transactions contemplated thereby, authorizing and approving the execution, delivery and performance of the merger agreement, directing that the merger agreement and the merger be submitted for consideration by the Company’s shareholders at the special meeting and recommending that the shareholders of the Company approve and adopt the merger agreement.

The Board discussed the need for the Bernard Abrams family shareholders to enter into voting agreements with SCI before SCI or the Company would be willing to enter into the merger agreement, and the status and expected timing of such agreement by such shareholders. The Bernard Abrams family shareholders all entered into voting agreements with SCI, and the merger agreement was executed and delivered by both parties, on Sunday, June 26, 2011.

Reasons for the Merger and Recommendation of the Special Committee and the Board of Directors

In the course of reaching its decision to approve the merger agreement and to recommend that our shareholders vote to approve the merger agreement, the special committee and our board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

•	the business, competitive position, strategy and prospects of the Company; the risk that we will not be able to successfully implement our strategy and achieve our prospects without an infusion of new capital; the fact that we are not projected to become profitable in the near term; our continuing needs for substantial additional working capital in order to address our liquidity requirements, which necessitated turning to certain of our directors and executive officers for loans in recent history, and in the future could result in significant dilution to existing shareholders; our recent history of consolidated and operating net losses; the possibility that our key employees might be at risk if liquidity pressures necessitated further expense reductions or if competitors succeeded in portraying the Company as financially vulnerable; the fact that our reliance on a small number of large customer contracts heightens the risk that we will not be able to successfully execute a continuing growth strategy; the competitive position of current and likely competitors in the industry in which we compete; and current industry, economic, and market conditions;

•	the possible alternatives to the merger (including the possibility of continuing to operate as an independent entity and the perceived risks and capital needs associated with that alternative); the range of potential benefits to our shareholders of the possible alternatives, and the timing and the likelihood of accomplishing the goals of such alternatives; and the special committee’s and our board’s assessment that none of these alternatives to the merger were reasonably likely to present superior opportunities for the Company or to create greater value for our shareholders, taking into account risks of execution as well as business, competitive, industry, and market risks;

•	the fact that our discussions with other potential investors and acquirors during a more than one and a half-year marketing process by the Company and our multiple financial advisors to raise capital and/or sell the BPE Segment did not result in any indications of interest that were as financially attractive and/or certain of closing as the merger;

•	the $3.50 per share to be paid as the consideration in the merger represents a meaningful premium over historical trading prices of Company common stock. The $3.50 per share consideration represents a 53.5% premium over $2.28, the closing price of Company common stock on June 22, 2011, two (2) trading days prior to our board’s approval of the merger; a 47.4% premium over $2.37, the volume weighted average of the closing prices of Company common stock for the month ending June 22, 2011; and a 35.7% premium over $2.58, the volume weighted average of the closing prices of Company common stock for the six months ending June 22, 2011;

•	the Company’s tangible book value and total book value per share, which at January 31, 2011, were $1.26 and $3.59, respectively, and were projected to decrease in future periods;

•	the financial analyses reviewed with our board of directors by representatives of Ladenburg on June 24, 2011, and the oral opinion of Ladenburg rendered to the special committee on that day, which opinion was subsequently confirmed by delivery of a written opinion to the effect that, as of the date of the written opinion and based upon and subject to the considerations described in the written opinion, the $3.50 per share consideration in cash to be received by the holders of Company common stock in the merger was fair, from a financial point of view, to such shareholders (a copy of the full text of the Ladenburg opinion is attached to this proxy statement as Annex D; and you are urged to read the opinion carefully and in its entirety for a description of, among other things, the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Ladenburg in rendering its opinion);

•	the value of the consideration to be received by our shareholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our shareholders, coupled with the fact that our common stock historically has had very low volume, resulting in limited liquidity and trading, making it difficult for investors to monetize their equity investment in the Company;

•	the Company’s current size, coupled with the lack of sufficient immediate high-growth opportunities, do not warrant the public status of the Company and the significant expenses incurred as a result, particularly in relation to the Company’s relatively small size;

•	the fact that holders of approximately 56% of our outstanding shares of common stock have executed voting agreements evidencing their support for the SCI acquisition, while certain of these shareholders who are holders of 27% of the total shares outstanding are not obligated to vote for the merger with SCI if our board changes its recommendation supporting the merger due to the existence of a superior offer under the circumstances provided for in the merger agreement, so that those shareholders could still vote for a superior offer if one were to materialize;

•	the fact that the special committee, consisting entirely of non-management directors, was involved in extensive efforts over more than one and a half years to seek an investor in or acquiror of the BPE Segment or the Company, and then was involved in extensive negotiations with SCI with respect to the merger, and in each such process was provided broad authority and sufficient resources, including access to the Company’s management and counsel and financial advisors, to effectively fulfill its responsibilities to the Company and its shareholders;

•	the fact that the merger is not subject to any financing condition, and the likelihood that the proposed acquisition would be completed, in light of the financial capabilities of SCI;

•	the fact that the terms of the merger agreement provided reasonable certainty of consummation, because it was subject to and included conditions that the special committee believed would be reasonably likely to be satisfied;

•	the fact that the provisions of the merger agreement were determined through arms’ length negotiations between us and our counsel, on the one hand, and SCI and its counsel, on the other hand; and

•	the special committee’s understanding, after consultation with financial and legal advisors, that the termination fee (and the circumstances when such fee is payable) set forth in the merger agreement was reasonable and customary in light of the benefits of the merger contemplated by the merger agreement, commercial practice and transactions of similar size and nature.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•	the fact that we will no longer exist as an independent public company and our shareholders will forgo any future increase in our value that might result from our possible growth;

•	the risks and contingencies related to the announcement and pendency of the merger, including the effect of the merger on our customers, employees, suppliers and our relationships with other third parties;

•	the conditions to SCI’s obligation to complete the merger and the right of SCI to terminate the merger agreement in certain circumstances, including for certain breaches by us of our representations, warranties, covenants and agreements in the merger agreement;

•	the risks of noncompletion of the merger, including the expenditure of significant financial advisory and legal fees and the diversion of management attention;

•	the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to SCI a termination fee of $460,000 and/or reimburse its merger-related expenses up to a maximum of $450,000 if the merger agreement is terminated under certain circumstances, which might have the effect of discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareholders than the merger;

•	the fact that holders of approximately 56% of our outstanding shares of common stock have executed voting agreements agreeing to vote in favor of the SCI acquisition (notwithstanding that certain of these shareholders who are holders of 27% of the total shares outstanding are not obligated to vote for the SCI merger if our board changes its recommendation supporting the merger), which might similarly have the effect of discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareholders than the merger;

•	the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders;

•	the interests that our directors and executive officers have or may have with respect to the merger, in addition to their interests as shareholders of the Company generally, as described in “The Merger — Interests of Company Directors and Executive Officers in the Merger;” and

•	the fact that, pursuant to the merger agreement, we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, which may delay or preclude actions that would be advisable if we were to remain an independent company.

The foregoing discussion of the factors considered by the special committee and our board of directors is not intended to be exhaustive, but rather includes material factors that the special committee and our board considered in approving and recommending the merger. In view of the wide variety of factors considered by the special committee and our board in connection with its evaluation of these transactions and the complexity of these factors, the special committee and our board of directors did not consider it practical to, nor did they attempt to, quantify, rank or otherwise assign any specific or relative weights to the specific factors considered in reaching their determination. The special committee and our board of directors considered all of these factors as a whole, and determined that the transaction was in the best interests of the Company and its shareholders. In considering the factors described above, individual directors may have assigned different weights to different factors.

It should be noted that portions of the explanation of the special committee and our board of directors’ reasoning and other information presented in this section are forward-looking in nature and, therefore, should be read along with the factors discussed under the caption “Forward-Looking Information” on page 14 of this proxy statement.

For the reasons set forth above, the board of directors, based upon the unanimous recommendation of the special committee, unanimously determined the merger, the merger agreement and the transactions contemplated thereby to be advisable and fair to and in the best interests of the Company and its shareholders, approved and adopted the merger and the merger agreement, authorized and approved the execution, delivery and performance of the merger agreement by the Company, directed that the merger and merger agreement be submitted for approval by our shareholders at the special meeting, and recommends that our shareholders vote “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of the Company’s Financial Advisor

Ladenburg made a presentation to the special committee on June 24, 2011 and subsequently delivered its written opinion to the special committee. The opinion stated that, as of June 24, 2011, based upon and subject to the assumptions made, matters considered, procedures followed and limitations on Ladenburg’s review as set forth in the opinion, the per share consideration to be received by our shareholders in the merger is fair, from a financial point of view, to our shareholders.

The full text of Ladenburg’s written opinion dated as of June 24, 2011, which sets forth the assumptions made, matters considered, procedures followed, and limitations on the review undertaken by Ladenburg in rendering its opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference. Ladenburg’s opinion is not intended to be, and does not constitute, a recommendation to you as to how you should vote or act with respect to the merger or any other matter relating thereto. The summary of the Ladenburg opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. We urge you to read the opinion carefully and in its entirety.

Ladenburg’s opinion is for the use and benefit of the special committee in connection with its consideration of the merger. Ladenburg’s opinion may not be used by any other person or for any other purpose without Ladenburg’s prior written consent. Ladenburg’s opinion should not be construed as creating any fiduciary duty on its part to any party.

Ladenburg was not requested to opine as to, and its opinion does not in any manner address, the relative merits of the merger as compared to any alternative business strategy that might exist for us, whether we should complete the merger, and other alternatives to the merger that might exist for us. Ladenburg does not express any opinion as to the underlying valuation or future performance of the Company or the price at which our securities might trade at any time in the future.

Ladenburg’s analysis and opinion are necessarily based upon market, economic and other conditions, as they existed on, and could be evaluated as of, June 24, 2011. Accordingly, although subsequent developments may affect its opinion, Ladenburg assumed no obligation to update, review or reaffirm its opinion to us or any other person.

In arriving at its opinion, Ladenburg took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Ladenburg:

•	Reviewed drafts of the merger agreement and the support agreements dated as of June 23, 2011.

•	Reviewed publicly available financial information and other data with respect to the Company that it deemed relevant, including the Company’s Annual Report on Form 10-K for the year ended April 30, 2010, its Quarterly Report on Form 10-Q for the quarter ended January 31, 2011, and the amended versions of such filings.

•	Reviewed non-public information and other data with respect to the Company, including unaudited financial statements for the year ended April 30, 2011, financial projections for the four (4) year period ending April 30, 2015 (the “Projections”), and other internal financial information and management reports provided to Ladenburg by the Company.

•	Considered the historical financial results and present financial condition of the Company.

•	Reviewed certain publicly available information concerning the trading of, and the trading market for, the Company’s common stock.

•	Reviewed and analyzed the Company’s projected unlevered free cash flows derived from the Projections and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to the Company.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of the Company.

•	Reviewed and analyzed the premiums paid in certain other transactions that were deemed appropriate.

•	Reviewed the premiums and discounts implied by the per share consideration over the Company’s stock price for various periods.

•	Reviewed and discussed with the Company’s management and other Company representatives certain financial and operating information furnished by them, including financial analyses and the Projections with respect to the Company’s business and operations.

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at its opinion, with our consent, Ladenburg relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to Ladenburg and Ladenburg further relied upon the assurances of Company management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and the Projections reviewed, Ladenburg assumed that such information was reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provided a reasonable basis upon which it could make its analysis and form an opinion. The Projections were solely used in connection with the rendering of Ladenburg’s fairness opinion. Material portions of the Projections are summarized under the caption “Projected Financial Information” starting on page 39 of the proxy statement. Shareholders should not place undue, if any, reliance upon such Projections, as they are not necessarily an indication of what our revenues and profit margins will be in the future. The Projections were prepared by the Company’s management and are not to be interpreted as projections of future performance (or “guidance”) by the Company. Ladenburg did not evaluate the solvency or fair value of the Company under any applicable foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. Ladenburg did not physically inspect our properties and facilities and did not make or obtain any evaluations or appraisals of our assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities). Ladenburg did not attempt to confirm whether the Company had good title to its assets.

Ladenburg assumed that the merger will be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations. Ladenburg assumed, with our consent, that the final executed forms of the merger agreement do not differ in any material respect from the drafts Ladenburg reviewed and that the merger will be consummated on the terms set forth in the merger agreement, without further amendments thereto, and without waiver by the Company of conditions to any of its obligations thereunder or in the alternative that any such amendments or waivers thereto will not be detrimental to the Company or its shareholders in any material respect.

In connection with rendering its opinion, Ladenburg performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Ladenburg was carried out to provide a different perspective on the merger, and to enhance the total mix of information available. Ladenburg did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion. Further, the summary of Ladenburg’s analyses described below is not a complete description of the analyses underlying Ladenburg’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Ladenburg made qualitative judgments as to the relevance of each analysis and factors that it considered. Also, Ladenburg may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Ladenburg’s view of the value of our assets. The estimates contained in Ladenburg’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Also, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Ladenburg’s analyses and estimates are inherently subject to substantial uncertainty. Ladenburg believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create a misleading or incomplete view of the process underlying the analyses performed by Ladenburg in connection with the preparation of its opinion.

The summaries of the financial reviews and analyses include information presented in tabular format. To fully understand Ladenburg’s financial reviews and analyses, you must read the tables together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses Ladenburg performed.

The analyses performed were prepared solely as part of Ladenburg’s analysis of the fairness to our shareholders of the per share consideration to be received by our shareholders in the merger from a financial point of view, and were provided to the special committee in connection with the delivery of Ladenburg’s opinion. Ladenburg’s opinion was just one of the several factors the special committee took into account in making its determination to approve the merger, including those described elsewhere in this proxy statement.

Stock Performance Review.  Ladenburg reviewed the daily closing market price and trading volume of our common stock for the 12-month period ended June 22, 2011 and noted that the low volume of the Company’s common stock had resulted in limited liquidity and trading. The Company’s common stock traded at a price per share of between $1.84 and $3.02, and a mean and median volume of 6,932 and 2,560 shares, respectively.

Valuation Overview.  Ladenburg generated an indicated valuation range for us based on a discounted cash flow analysis, a comparable company analysis and a comparable transaction analysis each as more fully discussed below. Ladenburg weighted the three approaches equally and arrived at an indicated equity value per share range of approximately $2.00 to approximately $2.90. Ladenburg noted that the $3.50 per share consideration is higher than this indicated equity value per share range.

Discounted Cash Flow Analysis.  A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

Ladenburg utilized the Projections, which forecast a compound annual growth rate, or CAGR, of approximately 12.9% in revenue from FY 2011 through FY2015. The projections also forecast an improvement in EBITDA margin from FY2011 to FY2015, from approximately -5.5% to 6.3%. For purposes of Ladenburg’s analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization, as adjusted for add-backs for discontinued operations and gains from sale of properties. Ladenburg noted that the Company does not project to become EBITDA positive before FY2013.

To arrive at a present value, Ladenburg utilized discount rates ranging from 16.5% to 18.5%. This was based on an estimated weighted average cost of capital of 17.4% (based on an estimated weighted average cost of debt of 7.5% and 19.9% estimated cost of equity). The cost of equity calculation was based on the capital asset pricing model and was derived utilizing the unlevered beta of the comparable companies, the Company’s capital structure, the appropriate equity risk and size premiums and a company specific risk factor, reflecting the risks associated with the Projections, including, but not limited to achieving the projected revenue growth and increasing EBITDA margins throughout the projection period.

Ladenburg presented a range of terminal values at the end of the forecast period by applying a range of terminal exit multiples based on revenue. Ladenburg determined to utilize terminal revenue multiples of between 0.60x and 0.70x by examining the range indicated by the comparable companies and comparable transactions, and taking into account certain company-specific factors, such as our size and projected profitability.

Utilizing terminal revenue multiples of between 0.60x and 0.70x, Ladenburg calculated a range of indicated enterprise values and then deducted net debt of approximately $3.9 million as of April 30, 2011 (which includes approximately $6.0 million in interest bearing debt less approximately $2.1 million in cash) to derive a per share range of indicated equity values of approximately $2.20 to approximately $3.10, based on approximately 3.7 million shares and in-the-money stock appreciation rights, or SARs, outstanding, utilizing the treasury stock method. For purposes of Ladenburg’s analyses, “enterprise value” means equity value plus all interest-bearing debt less cash.

Comparable Company Analysis.  A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to the Company with respect to business and revenue model, operating sector, size and target customer base.

Ladenburg identified the following six (6) companies that it deemed comparable to the Company. The selected comparable companies provide energy and facilities services, have a market capitalization of less than $300 million and revenues greater than $10 million.

•	TRC Companies Inc.

•	PowerSecure International, Inc.

•	Lime Energy Co.

•	Orion Energy Systems, Inc.

•	Comverge, Inc.

•	Fortress International Group, Inc.

All of the comparable companies are substantially larger than the Company in terms of revenue, with latest twelve months, or LTM, revenue ranging from approximately $67.4 million to approximately $240.0 million, compared with the Company’s revenue for FY 2011 of approximately $26.2 million.

Ladenburg noted that all of the comparable companies (except Comverge) had higher LTM EBITDA than the Company, with LTM EBITDA margins ranging from approximately -5.6% to 7.5%, compared with the Company’s LTM EBITDA for FY 2011 of approximately -5.5%. In addition, the Company is substantially more leveraged than the comparable companies, with debt to total capital ratios for the comparable companies ranging from 0.4% to 25.5%, compared with the Company’s ratio of approximately 41.9% as of April 30, 2011.

Multiples utilizing enterprise value were used in the analyses. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.

Ladenburg generated the following multiples worth noting with respect to the comparable companies:

Enterprise Value Multiple of	Mean		Median		High		Low

LTM revenue	0.79	x	0.82	x	1.26	x	0.29	x
CY 2011 revenue	0.75	x	0.73	x	1.01	x	0.48	x
CY 2012 revenue	0.66	x	0.68	x	0.85	x	0.39	x

Ladenburg selected an appropriate multiple range for us by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Ladenburg selected multiples below the mean of the comparable companies to reflect our lower EBITDA margins, higher leverage, and smaller size and the risks associated with achieving the Projections. Based on the above factors, Ladenburg applied the following multiples to our respective statistics:

•	FY 2011 revenue multiples of 0.45x to 0.55x

•	FY 2012E revenue multiples of 0.40x to 0.50x

•	FY 2013E revenue multiples of 0.35x to 0.45x

and calculated a range of indicated enterprise values for us by weighting the above indications equally and then deducted net debt of approximately $3.9 million as of April 30, 2011, and an estimated $2.2 million of additional working capital assumed necessary to meet current liquidity requirements and achieve Projections to derive a minority-level indicated equity value range. Ladenburg then applied a control premium of 30.0% and generated a per share range of equity values of approximately $2.00 to approximately $3.00, based on approximately 3.7 million shares and in-the-money SARs outstanding, utilizing the treasury stock method.

None of the comparable companies have characteristics identical to us. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Comparable Transaction Analysis.  A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to the Company. The comparable transaction analysis generally provides the widest range of values due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

Ladenburg identified the following twenty-nine (29) transactions announced since January 2008 involving target companies providing construction, energy, and facilities services for which detailed financial information was available.

Target	Acquirer

Xnergy	Blue Earth Inc. (OTCBB:BBLU)
MACTEC, Inc.	AMEC plc (LSE:AMEC)
USM Service Holdings, Inc.	EMCOR Group Inc. (NYSE:EME)
OTAK, Inc.	HanmiGlobal Co., Ltd. (KOSE:A053690)
Colombus/Worthington Air and Brothers Air and Heat	American Residential
Delta Mechanical Contractors LLC	Iron Eagle Group, Inc. (OTCPK:IEAG)
Fisk Corporation	Tutor Perini Corporation (NYSE:TPC)
The Dwyer Group Inc.	TZP Group
The Linc group, Inc.	ABM Industries Inc. (NYSE:ABM)
Eastern Research Group, Inc.	AEA Technology Group plc (LSE:AAT)
PBSJ Corp.	WS Atkins plc (LSE:ATK)
ColonialWebb Contractors Co. Inc.	Comfort systems USA Inc. (NYSE:FIX)
Tishman Construction Corporation	AECOM Technical Services, Inc.

Target	Acquirer

The LPA Group Incorporated	Michael Baker Corporation (AMEX:BKR)
Spaw Maxwell Company LP	Balfour Beatty Construction LLC
Ecos Consulting, Inc.	Advantage IQ, Inc.
SAIC Energy, Environment & Infrastructure, LLC	SAIC, Inc. (NYSE:SAI)
Malcolm Pirnie, Inc.	Arcadis US, Inc.
RT Dooley- A Balfour Beatty Company	Balfour Beatty Construction Group, Inc.
Cardno TBE	Cardno Limited (ASX:CDD)
Acro Electric, Inc.	Acro Energy Technologies Corp. (TSXV:ART)
Applied Energy Management Inc.	Lime Energy Co. (NASDAQ:LIME)
Willdan Energy Solutions	Willdan Group, Inc. (NASDAQ:WLDN)
Barnhart, Inc.	Heery International, Inc.
Conditioned Air Mechanical Services, Inc.	Comfort Systems USA Inc.(NYSE:FIX)
Maverick Engineering, Inc.	Platinum Energy Resources Inc. (OTCPK:PGRI)
Safety and Ecology Corporation	Homeland Security Capital Corporation (OTCBB:HOMS)
Riddleberger Brothers, Inc.	Comfort Systems USA Inc. (NYSE:FIX)
Southern Management Company	ABM Industries Inc. (NYSE:ABM)

Based on the information disclosed with respect to the targets in each of the comparable transactions, Ladenburg calculated and compared the enterprise values as a multiple of LTM revenue.

Ladenburg noted the following with respect to the multiples generated:

Multiple of Enterprise Value to	Mean		Median		High		Low

LTM revenue (without earnouts)	0.56	x	0.51	x	1.47	x	0.07	x
LTM revenue (with earnouts)	0.61	x	0.52	x	2.02	x	0.07	x

Ladenburg selected multiples for us somewhat below the mean of the comparable transactions multiples due to our lower profitability and size. Based on such factors, Ladenburg applied a multiple range of 0.50x to 0.60x to our LTM revenue, calculated a range of indicated enterprise values and then deducted net debt of approximately $3.9 million as of April 30, 2011, and an estimated $2.2 million of additional working capital assumed necessary to meet current liquidity requirements and achieve Projections to derive an indicated per share equity value range of approximately $1.90 to approximately $2.60, based on approximately 3.7 million shares and in-the-money SARs outstanding utilizing the treasury stock method.

None of the target companies in the comparable transactions have characteristics identical to us. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

Premiums Paid / Implied Transaction Premium Analysis.  The premiums paid analysis involves the examination of the acquisition premiums derived in transactions where a controlling interest of a public company was acquired and the comparison of the observed premiums to the premium implied by the per share consideration paid in the merger. Ladenburg reviewed the one-day, one-week and one-month premium for all controlling interest transactions where:

•	The transaction was announced on or after January 2009;

•	The target market capitalization was between $5 million and $300 million; and

•	The target company is based in the United States.

Ladenburg reviewed 265 transactions that met these criteria and calculated the mean and median of the acquisition premiums. They were 36.5% and 35.5%, for the one-day premium, 40.9% and 38.5%, for the one-week premium, and 48.8% and 40.8% for the one-month premium. The acquisition premiums in transactions that occurred in 2011 were lower, and were 31.2% and 33.6%, for the one-day premium, 33.1% and 34.4%, for the one-week premium, and 36.9% and 34.2% for the one-month premium.

Also, Ladenburg reviewed the premium/discount implied by the per share consideration with respect to our closing market stock price for various periods. The merger consideration represents a one-day premium of approximately 53.5%, a one week premium of 58.4%, and a one-month premium of 44.0%, each of which was significantly higher than the premiums observed in the premiums paid analysis.

None of the target companies in the premiums paid analysis have characteristics identical to us. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the acquisition premiums analysis and other factors that could affect the respective acquisition values.

Conclusion.  Based on the information and analyses set forth above, Ladenburg delivered its written opinion to the special committee, which stated that, as of June 24, 2011, based upon and subject to the assumptions made, matters considered, procedures followed and limitations on its review as set forth in the opinion, the per share consideration to be received by the Company’s shareholders in the merger is fair, from a financial point of view, to the Company’s shareholders. Ladenburg’s opinion does not express an opinion about the fairness of the amount or nature of the compensation, if any, to any of our officers, directors or employees, or class of such persons, relative to the compensation to our shareholders.

As part of its investment banking business, Ladenburg regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, negotiated underwritings, private placements and for other purposes. We determined to use the services of Ladenburg because it is a recognized investment banking firm that has substantial experience in similar matters. Ladenburg has received a fee of $150,000 in connection with the preparation and issuance of its opinion and rendering advice to the special committee with respect to the merger, and will be reimbursed for its reasonable expenses, including attorneys’ fees, none of which payments were contingent upon the execution of the merger agreement or the completion of the merger. Also, we have agreed to indemnify Ladenburg and related persons and entities for certain liabilities that may relate to, or arise out of, its engagement. Ladenburg has previously provided certain capital raising services to the Company, for which it received a $25,000 retainer.

In the ordinary course of business, Ladenburg, certain of Ladenburg’s affiliates, as well as investment funds in which Ladenburg or its affiliates may have financial interests, may acquire, hold or sell long or short positions, or trade or otherwise effect transactions in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company, or any other party that may be involved in the merger and their respective affiliates.

Projected Financial Information

The Company does not, as a matter of course, make public forecasts or projections as to future performance or financial data and is especially wary of making projections for extended earnings periods due to the inherent unpredictability of the underlying assumptions and estimates. However, in the course of the process resulting in the merger agreement, our management prepared and provided to Ladenburg non-public, projected financial information for the four (4) year period ending April 30, 2015 (the “Projections”), which was based on our management’s estimate of our future financial performance as of the date the Projections were prepared. We have included below the material portions of the Projections to give our shareholders access to certain non-public information prepared for purposes of considering and evaluating the merger. The inclusion of this information should not be regarded as an indication that the Company, its board of directors, the special committee or Ladenburg considered, or now considers, this information to be a reliable prediction of actual future results, and such data should not be relied upon as such.

The Projections were not prepared with a view to public disclosure and are included in this proxy statement only because they were provided to Ladenburg. Nor were they prepared with a view toward compliance with the published guidelines of the SEC or guidelines established by the American Institute of Certified Public Accountants. Deloitte & Touche LLP, our independent registered public accounting firm, has not examined, compiled or performed any procedures with respect to the Projections, and accordingly does not provide any form of assurance with respect to the Projections.

The Projections are subjective in many respects, and thus susceptible to various interpretations based on actual experience and business developments. Moreover, since the Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The reliability of the Projections is also negatively affected by the difficulty the Company has historically encountered in predicting when revenues from large contracts will be recognized.

The Projections are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the risks and uncertainties described under “Forward-Looking Information” on page 14. Accordingly, there can be no assurance that the assumptions made in preparing the Projections will prove accurate, and actual results may be materially different than those contained in the Projections.

Furthermore, the Projections:

•	while presented with numerical specificity, necessarily are based on numerous assumptions, many of which are beyond our control, including industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, and may not prove to have been, or may no longer be, accurate;

•	do not necessarily reflect revised or updated prospects for our business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Projections were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	should not be regarded as a representation or a guarantee that the Projections will be achieved.

In light of the foregoing factors and the uncertainties inherent in the Projections, shareholders are cautioned not to place undue, if any, reliance on the Projections.

The Projections are summarized in the following table:

	Year Ended April 30,
	2012	2013	2014	2015
		(In millions)

Revenue	$29.1	$35.0	$38.7	$42.6
EBITDA	(0.8)	0.8	1.8	2.7
Unlevered Free Cash Flows	(1.8)	(0.5)	0.7	1.2

Non-GAAP Measures

Neither EBITDA nor unlevered free cash flows in the foregoing table are financial measures under U.S. generally accepted accounting principles (GAAP).

The Company believes EBITDA — earnings before interest, taxes, depreciation and amortization — is a useful non-GAAP measurement of the Company’s performance, because it facilitates comparison of the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA has limitations as an analytical tool. Some of these limitations are:

•	EBITDA does not reflect the Company’s cash capital expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on indebtedness; and

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

Unlevered free cash flows is EBITDA less capital expenditures, changes in net working capital and taxes. The Company believes this measure is useful because it represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing operations.

You should not consider EBITDA or unlevered free cash flows as alternatives to, or more meaningful indicators of, the Company’s operating performance or liquidity than earnings before taxes, as set forth in the Company’s consolidated statements of operations, or cash flow measures as set forth in the Company’s consolidated statements of cash flows, or other financial measures determined in accordance with GAAP. Moreover, other companies in the Company’s industry may calculate EBITDA and unlevered free cash flows differently, potentially limiting their usefulness as comparative measures.

Interests of Company Directors and Executive Officers in the Merger

In considering the recommendation of the Company’s special committee and board of directors with respect to the merger agreement, shareholders should be aware that the Company’s directors and executive officers have interests in the merger, and have arrangements that are different from, or in addition to, those of the Company’s shareholders generally. These interests could create potential conflicts of interest.

The special committee and the board of directors were aware of these interests, and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that the Company’s shareholders vote in favor of adopting the merger agreement.

These interests relate to or arise from:

•	payment of severance and certain other separation benefits to two (2) executive officers who, as a result of the merger, are expected to lose employment with the Company following consummation of the merger;

•	the expectation that the other two (2) Company executive officers will continue employment after the consummation of the merger;

•	repayment of loans made to the Company by certain directors and executive officers;

•	acceleration of vesting of all “in-the-money” stock appreciation rights to the extent not vested, and the “cash out” of any in-the-money stock appreciation rights, held by executive officers;

•	distribution of vested nonqualified deferred compensation plan accounts to directors and executive officers, and possible distribution of vested 401(k) plan accounts to those executive officers participating in such plan;

•	reimbursement by the Company of certain personal legal expenses incurred by executive officers in connection with the merger;

•	indemnification, expense advancement and liability exculpation provisions in the merger agreement in favor of the Company’s directors and officers; and

•	the purchase by SCI of a six-year “tail” directors’ and officers’ liability insurance policy to cover the directors and officers currently covered by the Company’s directors’ and officers’ liability insurance policy.

Merger-Related Compensation

In accordance with Item 402(t) of the SEC’s Regulation S-K, the following table sets forth — for the Company’s chief executive officer and for its two most highly compensated executive officers, other than the chief executive officer, serving as such at the end of the Company’s fiscal year ended April 30, 2011, sometimes referred to collectively as the “named executive officers” — certain compensation related to the merger.

			Pension/	Perquisites/
Name	Cash(1)	Equity(2)	NQDC(3)	Benefits(4)	Other(5)	Total

Alan R. Abrams	$254,457	$26,790	$807,620	$35,034	$5,000	$1,128,901
Chairman of the Board and Chief Executive Officer
M. Todd Jarvis	—	66,300	170,293	—	5,000	241,593
President and Chief Operating Officer
J. Andrew Abrams	145,190	—	690,750	35,034	5,000	875,974
Executive Vice President

(1)	Represents severance payable pursuant to the terms of the Company’s 1993 Salaried Employees Severance Plan.

(2)	Represents the difference between the aggregate exercise prices of stock appreciation rights whose exercise prices are less than $3.50 per share and the aggregate per share merger consideration for the shares obtainable upon exercise of the rights assuming a fair market value of $3.50 per share.

(3)	Represents the officer’s vested account balances as of April 30, 2011 in the Company’s 401(k) plan and its nonqualified senior management deferred compensation plan. All plan participants are entitled under the preexisting terms of the plans to distributions of their account balances in connection with the termination of such plans at the closing of the merger or in connection with the termination of their employment.

(4)	Consists of (a) payment by the Company of up to $15,000 each in outplacement services and (b) estimated health insurance premiums of $20,034 each to continue health insurance coverage at the Company’s expense for eighteen (18) months following the closing of the merger.

(5)	Represents the right to be reimbursed by the Company for up to $5,000 in personal legal expenses incurred in connection with the merger.

For additional information on the compensation and benefits described above, see the relevant portions of the following discussion.

Severance and Other Separation Benefits for Alan R. Abrams and J. Andrew Abrams

In connection with the consummation of the merger, it is anticipated that two of the Company’s four (4) executive officers — Chairman and Chief Executive Officer Alan R. Abrams, and Executive Vice President J. Andrew Abrams, will lose employment with the Company, as a result of the merger.

On June 24, 2011, the compensation committee of the Company’s board of directors determined that all employees whose employment is terminated as a result of the merger would be entitled to severance under the Company’s 1993 Salaried Employees Severance Plan, or the Plan, in the amounts determined pursuant to the preexisting terms of the Plan. The Plan provides for the payment of severance to full-time salaried employees of the Company and its subsidiaries, based generally on the length of service of an employee and his or her base salary. Severance under the Plan is generally payable on regular Company paydays at the same rate per pay period as the terminated employee’s base salary, or in a lump sum at the option of the Company, in each case less any applicable deductions.

The merger agreement provides that such severance payments shall be made to, among other employees, two (2) executive officers, who as a result of the merger are expected to lose employment with the Company — Alan R. Abrams, Chairman of the Board and Chief Executive Officer, and J. Andrew Abrams, Executive Vice President — upon the closing of the merger. These severance payments will be made in a lump sum at the closing of the merger. The compensation committee also approved certain other separation benefits for these executive officers, consisting of reimbursement of outplacement services and personal legal fees incurred in connection with the merger up to a maximum of $5,000 each, and continuation of medical insurance at the Company’s expense for eighteen (18) months following the closing of the merger. The amount of such payments and benefits are set forth in the table above under “— Merger-Related Compensation.”

Continuation of Employment and Personal Legal Fee Reimbursement for M. Todd Jarvis and Rick A. Paternostro

It is expected that the Company’s other two (2) executive officers — M. Todd Jarvis, President and Chief Operating Officer, and Rick A. Paternostro, Chief Financial Officer — will continue employment with the Company or SCI following closing of the merger. However, these officers do not have employment agreements, offer letters, or similar written or oral arrangements, or understandings concerning the terms of their post-closing employment, so the compensation and benefits such executive officers might receive in the event they continue employment with the Company or SCI following the closing are unknown at this time.

On June 24, 2011, the compensation committee of the board of directors approved Company reimbursement of personal legal fees incurred by these two (2) executive officers in connection with the merger, up to a maximum of $5,000 each.

Repayment of Insider Loans

On October 14, 2010, the Company borrowed an aggregate of $500,000 from four (4) directors and executive officers. Each of the notes evidencing these loans bears interest at 12% per annum and matures on May 14, 2012, subject to acceleration under certain specified circumstances, including the closing of the merger. The notes are collectively secured by a security deed on real property granted by a subsidiary of the Company.

Pursuant to the terms of the notes and the merger agreement, the following individuals will be entitled to repayment of the aggregate principal amount set forth opposite their names at the effective time of the merger, plus all accrued and unpaid interest thereon to such date.

Aggregate
Principal
Name	Amount

Samuel E. Allen, Director	$400,000
Alan R. Abrams, Chairman of the Board and Chief Executive Officer	50,000
Herschel Kahn, Director	25,000
J. Andrew Abrams, Executive Vice President	25,000

Acceleration and “Cash out” of “In-the-Money” Stock Appreciation Rights

Under the terms of the merger agreement, all stock appreciation rights (SARs) exercisable for shares of Company common stock, which are “in-the-money” — that is, those SARs whose exercise prices are less than the per share merger consideration of $3.50 — will be vested at the effective time of the merger, to the extent not already vested, and will be cancelled in exchange for a cash payment to the holders thereof equal to the difference between the aggregate exercise prices of the in-the-money SARs held by such holder and the aggregate per share merger consideration, for the shares obtainable upon exercise of such SARs, assuming a fair market value of $3.50 per share.

The number and value of the in-the-money SARs held by each of Messrs. Alan R. Abrams, M. Todd Jarvis and Rick A. Paternostro are set forth below. None of the SARs reflected below is currently vested.

	Number of	Cash
Name	In-the-Money SARs	Out Value

Alan R. Abrams	19,000	$26,790
Chairman of the Board and Chief Executive Officer
M. Todd Jarvis	50,000	66,300
President and Chief Operating Officer
Rick A. Paternostro	20,000	28,200
Chief Financial Officer

Neither Mr. J. Andrew Abrams nor any outside director hold any in-the-money SARs.

The merger agreement also provides for the “cash out” of in-the-money stock options, and the acceleration of vesting of restricted stock. However, there are no in-the-money stock options or unvested shares of restricted stock currently outstanding.

Retirement Plan Accounts and Deferred Compensation Plans Accounts Distribution

The merger agreement requires the Company to terminate its 401(k) plan the day prior to the effective date of the merger, unless SCI otherwise notifies the Company. It is currently expected that SCI will notify the Company not to terminate the 401(k) plan. The merger agreement also requires the Company to terminate its senior management deferred compensation plan and its directors’ deferred compensation plan, both of which are nonqualified deferred compensation plans.

In connection with the termination of these plans — or with respect to the 401(k) plan, in connection with the termination of the participant’s employment with the Company — participants will be entitled to a distribution of their account balances. If the 401(k) plan is not terminated and a participant’s employment continues after the closing of the merger, such participant will not be entitled to a distribution of their vested 401(k) account balance. The accounts of participants in the senior management deferred compensation plan and directors’ deferred compensation plan will be paid out within 12 months of the effective time of the merger. Any distribution of accounts of participants in the 401(k) plan will be in accordance with IRS requirements. The respective account balances of the Company’s directors and executive officers, as of April 30, 2011, were as follows:

		Senior
		Management
Name	401(k) Plan	Plan	Directors’ Plan

Alan R. Abrams	$576,308	$231,312	—
Chairman and Chief Executive Officer
Samuel E. Allen	—	—	$178,245
Director
Gilbert L. Danielson	—	—	294,215
Director
Herschel Kahn	—	—	42,045
Director
Robert T. McWhinney, Jr.	—	—	—
Director
M. Todd Jarvis	170,293	—	—
President and Chief Operating Officer
J. Andrew Abrams	505,788	44,408	140,554
Executive Vice President
Rick A. Paternostro	146,785	—	—
Chief Financial Officer

Indemnification, Expense Advancement and Exculpatory Provisions

The merger agreement provides that all rights to indemnification and advancement of expenses by the Company, and exculpation from liabilities for violations of fiduciary duties existing in favor of directors and officers of the Company, as of the date of the merger agreement, for their acts and omissions as directors and officers occurring prior to the effective time of the merger — whether provided in the Company’s articles of incorporation, in the Company’s bylaws, or in indemnification agreements — shall survive the merger, and shall continue in full force and effect for a period of six (6) years from the effective date of the merger.

Directors’ and Officers’ Insurance

The merger agreement provides that SCI shall obtain, prior to the effective time of the merger, a six-year, pre-paid “tail” on the existing policy of directors’ and officers’ liability insurance maintained by the Company (or a substitute policy) in order to extend the liability insurance coverage of the directors and officers who are currently covered by the Company’s directors’ and officers’ liability insurance policy.

Effective Time of the Merger

The merger will become effective upon the filing of the certificate of merger with the Secretary of State of Georgia or at such later time as is agreed upon by SCI and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing date, which closing date will be not later than the fifth (5th) business day after satisfaction or waiver of the conditions to the closing of the merger described in the merger agreement. We currently anticipate the merger to be completed in our fiscal quarter ending October 31, 2011; however, because the merger is subject to certain closing conditions, we cannot predict the exact timing.

Dissenters’ Rights

The discussion of the provisions set forth below is not a complete summary regarding your dissenters’ rights under Georgia law and is qualified in its entirety by reference to the text of the relevant provisions of Georgia law, which are attached to this proxy statement as Annex E. Shareholders intending to exercise dissenters’ rights should carefully review Annex E. Failure to follow precisely any of the statutory procedures set forth in Annex E may result in a termination or waiver of these rights.

Pursuant to the provisions of the GBCC, holders of our common stock have the right to dissent from the merger and to receive the fair value of their shares in cash. Holders of our common stock who fulfill the requirements described below will be entitled to assert dissenters’ rights. Failure to affirmatively vote against the proposal to approve the merger agreement does not constitute a waiver of dissenters’ rights. Shareholders considering initiation of a dissenters’ proceeding should review this section in its entirety. A dissenters’ proceeding may involve litigation.

The following is a brief summary of Article 13 of the GBCC, which sets forth the procedures for demanding and perfecting statutory dissenters’ rights. Failure to follow the procedures set forth in Article 13 precisely could result in the loss of dissenters’ rights. This proxy statement constitutes notice to holders of Company common stock concerning the availability of dissenters’ rights under Article 13. A shareholder of record wishing to assert dissenters’ rights must hold the shares of stock on the date of making a demand for dissenters’ rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

Preliminary Procedural Steps.  Pursuant to the provisions of Article 13 of the GBCC, if the merger is consummated, you must:

•	give to the Company, prior to the vote at the special meeting with respect to the approval of the merger agreement, written notice of your intent to demand payment for your shares of Company common stock (which we refer to as the shares);

•	not vote in favor of the approval of the merger agreement; and

•	comply with the statutory requirements summarized below. If you perfect your dissenters’ rights, you will receive the fair value of your shares as of the effective date of the merger, plus accrued interest from the effective date of the merger.

You may assert dissenters’ rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify us in writing of the name and address of each person on whose behalf you are asserting dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder’s other shares were registered in the names of different shareholders.

Written Dissent Demand.  Voting against the proposal to approve the merger agreement will not satisfy the written demand requirement. In addition to not voting in favor of the proposal to approve the merger agreement, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the merger agreement is approved and the merger is effected. Any shareholder who returns a signed proxy card but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the proposal to approve the merger agreement and will not be entitled to assert dissenters’ rights.

Any written objection to the merger agreement and the merger satisfying the requirements discussed above should be addressed to Servidyne, Inc., 1945 The Exchange, Suite 300, Atlanta, Georgia 30339-2029, Attn: Corporate Secretary.

If our shareholders approve the proposal to approve the merger agreement at the special meeting, we must deliver a written dissenters’ notice (which we refer to as the Dissenters’ Notice) to all of our shareholders who satisfy the foregoing requirements. The Dissenters’ Notice must be sent within ten days after the effective date of the merger and must:

•	state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

•	inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

•	set a date by which the Company must receive the demand for payment (which date may not be fewer than thirty (30) nor more than sixty (60) days after the Dissenters’ Notice is delivered); and

•	be accompanied by a copy of Article 13 of the GBCC.

A record shareholder who receives the Dissenters’ Notice must demand payment and deposit his or her certificates with us in accordance with the Dissenters’ Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are cancelled or modified by the consummation of the merger. A record shareholder who does not demand payment or deposit his or her share certificates as required, each by the date set in the Dissenters’ Notice, is not entitled to payment for his or her shares under Article 13 of the GBCC.

Except as described below, we must, within ten (10) days of the later of the effective date of the merger or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount we estimate to be the fair value of the shares, plus accrued interest from the effective date of the merger. Our offer of payment must be accompanied by:

•	recent financial statements of the Company;

•	our estimate of the fair value of the shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenter’s right to demand payment under Section 14-2-1327 of the GBCC; and

•	a copy of Article 13 of the GBCC.

If the dissenting shareholder accepts our offer by written notice to us within thirty (30) days after our offer or is deemed to have accepted our offer by failure to respond within thirty (30) days of our offer, we must pay for the shares within sixty (60) days after the later of the making of the offer or the effective date of the merger.

If the merger is not consummated within sixty (60) days after the date set forth demanding payment and depositing share certificates, we must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. We must send a new Dissenters’ Notice if the merger is consummated after the return of certificates and repeat the payment demand procedure described above.

Section 14-2-1327 of the GBCC provides that a dissenting shareholder may notify us in writing of his or her own estimate of the fair value of such holder’s shares and the interest due, and may demand payment of such holder’s estimate, if:

•	he or she believes that the amount offered by us is less than the fair value of his or her shares or that we have calculated incorrectly the interest due; or

•	we, having failed to consummate the merger, do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

A dissenting shareholder waives his or her right to demand payment under Section 14-2-1327 unless he or she notifies us of his or her demand in writing within thirty (30) days after we make or offer payment for the dissenting shareholder’s shares. If we do not offer payment within ten (10) days of the later of the merger’s effective date or receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany our payment offer, and we must provide such information within ten days after receipt of the written demand. The shareholder may notify us of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

Litigation.  If a demand for payment under Section 14-2-1327 remains unsettled, we must commence a nonjury equity valuation proceeding in the Superior Court of Cobb County, Georgia, within sixty (60) days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within those sixty (60) days, the GBCC requires us to pay each dissenting shareholder whose demand remains unsettled the amount demanded. We are required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder’s shares plus interest to the date of judgment.

The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against us, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against us if the court finds we did not substantially comply with the requirements of specified provisions of Article 13 of the GBCC, or against either us or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 13 of the GBCC.

If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against us, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters’ rights may be brought more than three years after the effective date of the merger, regardless of whether notice of the merger and of the right to dissent were given by us in compliance with the Dissenters’ Notice and payment offer requirements.

The full text of Article 13 of the GBCC has been reprinted in its entirety and is included as Annex E to this proxy statement. If you intend to dissent from the proposal to approve the merger agreement, you should review carefully the text of Annex E and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.

We have not made any provision to grant you access to any of the corporate files of the Company, except as may be required by the GBCC, or to obtain legal counsel or appraisal services at the expense of the Company.

Any dissenting shareholder who perfects his or her right to be paid the “fair value” of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See “— Material Federal Income Tax Consequences of the Merger” below.

You must do all of the things described in this section and as set forth in Article 13 of the GBCC in order to preserve your dissenters’ rights and to receive the fair value of your shares in cash (as determined in accordance with those provisions). If you do not follow each of the steps as described above, you will have no right to receive cash for your shares as provided in the GBCC. In view of the complexity of these provisions of Georgia law, shareholders of the Company who are considering exercising their dissenters’ rights should consult their legal advisors.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Form of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Georgia law, at the effective time of the merger, Scrabble Acquisition, Inc., a wholly-owned subsidiary of SCI and a party to the merger agreement, will merge with and into the Company. We will survive the merger as a wholly-owned Georgia subsidiary of SCI.

Merger Consideration

At the effective time of the merger, each outstanding share of Company common stock, other than shares of common stock held by us, any of our wholly-owned subsidiaries, SCI, Merger Sub, any other wholly-owned subsidiary of SCI or Merger Sub, if any, and shares held by shareholders who perfect their dissenters’ rights (as described in “— Dissenters’ Rights”), will be converted into the right to receive the per share consideration of $3.50 in cash, without interest and less any applicable withholding tax. Treasury shares and shares held by SCI or Merger Sub will be cancelled immediately prior to the effective time of the merger.

As of the effective time of the merger, all shares of Company common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of a certificate representing any shares of our common stock (other than shareholders who have perfected their dissenters’ rights) will cease to have any rights as a shareholder, except the right to receive the per share consideration. The price of $3.50 per share was determined through arm’s-length negotiations between SCI and us.

Delisting and Deregistration of the Company’s Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on Nasdaq and will be deregistered under the Exchange Act.

Material Federal Income Tax Consequences of the Merger

The following is a summary of certain U.S. federal income tax consequences of the merger to our shareholders whose shares of our common stock are converted into the right to receive cash in the merger. The following summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, and administrative rulings, all of which are subject to change, possibly with retroactive effect. The summary applies only to shareholders who hold our common stock as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders who are subject to special rules, including: non-U.S. persons, U.S. expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, pass-through entities, and investors in such entities, shareholders who hold their shares of our common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment, or other risk-reduction transaction or who are subject to alternative minimum tax or shareholders who acquired their shares of our common stock upon the exercise of employee stock options or otherwise as compensation. Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local, or foreign tax consequences relating to the merger.

The Merger.  The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local, or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder’s adjusted tax basis in the shares of our common stock converted into cash in the merger. If shares of our common stock are held by a shareholder as capital assets, gain or loss recognized by such shareholder will be capital gain or loss, which will be long-term capital gain or loss if the shareholder’s holding period for the shares of our common stock exceeds one (1) year. Capital gains recognized by an individual upon a disposition of a share of our common stock that has been held for more than one (1) year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one (1) year or less, will be subject to tax at ordinary income tax rates. For corporations, capital gain is taxed at the same rate as ordinary income. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of our common stock (i.e., shares acquired at the same cost in a single transaction) converted into cash in the merger.

Backup Withholding.  A shareholder (other than certain exempt shareholders, including, among others, all corporations and certain foreign individuals) whose shares of Company common stock are converted into the per share consideration may be subject to backup withholding at the then applicable rate (under current law, the backup withholding rate is 28%) unless the shareholder provides the shareholder’s taxpayer identification number, or TIN, and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN), and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service, or the IRS. Each shareholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to shareholders promptly following the closing of the merger so as to provide the information and certification necessary to avoid backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by filing a U.S. federal income tax return.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Regulatory Approvals

We and SCI have agreed to use reasonable best efforts to file, as soon as practicable, all notices, reports and other documents required to be filed with any governmental entity with respect to the merger. The completion of the merger is subject to certain closing conditions including the receipt of any governmental authorization or other consent, approval or waiver from any other person necessary to complete the merger. We will not be required to make any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Certain Relationships between SCI and the Company

There are no material relationships between SCI and Merger Sub or any of their respective affiliates, on the one hand, and the Company or any of our affiliates, on the other hand, other than in respect of the merger agreement, and the memorandum of understanding and confidentiality agreement described below.

We entered into a non-binding memorandum of understanding with SCI, dated May 12, 2011, in order to form a strategic alliance to advance cloud-based energy management and predictive diagnostics solutions for building owners and their tenants. As part of this arrangement, the Company and SCI will (i) refer certain of their existing customers to each other, including by cross-marketing certain products to existing customers, and (ii) evaluate the migration of customer data to SCI’s cloud-based infrastructure.

On April 12, 2011 we entered into a confidentiality agreement with SCI, pursuant to which both the Company and SCI are required to hold and treat confidential information of the other party in confidence and are precluded from disclosing such information except in limited circumstances. These non-disclosure obligations will continue until April 12, 2016, except with respect to information that constitutes a trade secret for which the obligations will continue for so long as the information remains a trade secret. Additionally, until April 12, 2016, neither the Company nor SCI may knowingly and in violation of the confidentiality agreement call on, divert, solicit or, directly or indirectly, provide services, or accept business or orders from the other party’s customers, or knowingly, directly or indirectly, solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any such person or entity employed or engaged by the other party.

Litigation Relating to the Merger

The Company, SCI, Merger Sub and the Company’s board of directors have been named as defendants in two putative class action lawsuits challenging the merger. The cases, brought by alleged shareholders of the Company and captioned Manzoor Hussain v. Servidyne Inc. et al. (Civil Action No. 2011-CV-202977), and Brian Jacobs v. Servidyne, Inc. et al. (Civil Action No. 2011-CV-203489), were filed on July 7, 2011 and July 22, 2011, respectively, in the Superior Court of Fulton County, Georgia.

The complaints allege, among other things, that (a) the Company’s board of directors breached their fiduciary duties by: (1) conducting an inadequate sales process that undervalued the Company; (2) agreeing to unfairly preclusive deal protection measures; and (3) approving merger terms that unfairly vest some of the board members with benefits not shared equally by other Company shareholders and (b) in the complaint filed by Brian Jacobs, that the Company’s board of directors failed to disclose material facts to shareholders in connection with the proposed transaction in this proxy statement. The complaint also alleges that SCI knowingly aided and abetted these fiduciary duty breaches. The complaint seeks to enjoin the merger and other remedies including, among other things, an alternative prayer for rescissory damages in both complaints, but only in the event that the merger is completed and cannot be rescinded. Both complaints also seek reimbursement of all costs and reasonable attorneys’ and expert’s fees incurred in connection with the litigation.

The defendants believe the claims asserted in the lawsuits are without merit and intend to vigorously defend against them.

The Merger Agreement

The following description sets forth the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The full text of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety because it is the legal document that governs the merger. The merger agreement should be read in conjunction with the disclosures in our filings with the SEC available at the SEC’s website, www.sec.gov. The provisions contained in the merger agreement are intended to govern the contractual rights and relationships, and to allocate risks, between the Company, Merger Sub and SCI with respect to the merger.

The merger agreement contains representations and warranties that the Company, Merger Sub and SCI made to each other. Those representations and warranties were made as of specific dates and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, certain of these representations and warranties are subject to contractual standards of materiality that may be different from those generally applicable to disclosures to shareholders, and in some cases may have been made solely for the purpose of allocating risk among the parties, and to provide contractual rights and remedies to the parties rather than to establish matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of affairs of the Company without considering the entirety of public disclosure about the Company as set forth in the Company’s SEC filings.

The Merger

At the effective time of the merger, Merger Sub will merge with and into the Company. The Company will continue as the surviving corporation and will become a wholly-owned subsidiary of SCI. SCI, as the sole shareholder of the Company following the merger, will have the corporate power and authority to control all aspects of the corporate and business affairs of the Company following the merger. Merger Sub has no material assets or operations of its own and will cease to exist following the merger.

Closing and Effective Time of the Merger

The consummation of the merger will occur on a day to be agreed upon by the parties, which will be no later than the fifth (5th) business day following the satisfaction or waiver of all of the conditions to closing described in the merger agreement. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Georgia or at such later time as is agreed upon by SCI and us and specified in the certificate of merger. Although we expect to complete the merger as soon as reasonably practicable after the special meeting, we cannot assure you that the conditions to the merger will be satisfied (or waived, to the extent permitted) or, if satisfied or waived, the date by which they will be satisfied or waived. In addition, because the merger is subject to closing conditions, we cannot predict the exact timing of the effective time of the merger. See “The Merger Agreement — Conditions to the Merger” beginning on page 64.

Merger Consideration; Conversion of Shares

At the effective time of the merger, each outstanding share of Company common stock (other than shares of common stock held by us, any of our wholly-owned subsidiaries, SCI, Merger Sub, any other wholly-owned subsidiary of SCI or Merger Sub, if any, or any Company shareholder who properly exercises dissenters’ rights) will be converted into the right to receive the per share consideration of $3.50 in cash, without interest and subject to any applicable withholding taxes, upon surrender of the certificate representing such share of Company common stock in the manner provided in the merger agreement.

Each share of Company common stock held by us, one of our wholly-owned subsidiaries, SCI, Merger Sub, or any other wholly-owned subsidiary of SCI or Merger Sub, if any, immediately prior to the effective time of the merger will be cancelled and retired and will not be entitled to any merger consideration.

At the effective time of the merger, each outstanding share of common stock of Merger Sub will be converted into one (1) share of common stock of the Company as the surviving corporation in the merger.

The per share consideration will be adjusted as appropriate to reflect the effect of any stock split or other like change with respect to Company common stock occurring after the date of the merger agreement and prior to the effective time of the merger.

Dissenters’ Rights

Shares of Company common stock held by a record shareholder who has properly exercised its right to dissent in accordance with Article 13 of the GBCC and who has otherwise complied with all the applicable provisions of such article of the GBCC will not be converted into or represent the right to receive the per share consideration, but will instead be entitled to receive the fair value of such shares in accordance with Article 13 of the GBCC. At the effective time of the merger, such dissenting shares will no longer be outstanding, will automatically be cancelled and will cease to exist, and such holder will cease to have any rights with respect thereto, except the rights specified in Article 13 of the GBCC. See “The Merger — Dissenters’ Rights” on page 45.

Treatment of Stock Options; Stock Appreciation Rights and Warrants

At the effective time, each unexercised outstanding stock option or stock appreciation right of the Company that is “out-of the money” (i.e., when the exercise price of such stock option is greater than $3.50), whether or not vested, will expire and be cancelled as of the effective time for no consideration.

At the effective time, each unexercised outstanding stock option that is in-the-money (i.e., when the exercise price of such stock option is less than $3.50) will vest (if not vested) and be cancelled and settled, and the holder thereof will be entitled to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (x) $3.50 over (y) the exercise price per share of Company common stock subject to such in-the-money stock option, multiplied by (ii) the number of shares of Company common stock represented by such stock option (other than shares for which such stock option had previously been exercised, if any). As of July 27, 2011, no in-the-money stock options were outstanding.

At the effective time, each stock appreciation right that is “in-the-money” will vest (if not previously vested) and the holder thereof will be entitled to receive in exchange therefor an amount in cash equal to the product of (i) the excess, if any, of (x) $3.50 over (y) the exercise price of such in-the-money stock appreciation rights multiplied by (ii) the number of units represented by such stock appreciation right (other than stock appreciation rights for which such grant had previously been exercised, if any). As of July 27, 2011, 70,140 shares of common stock were subject to in-the-money stock appreciation rights, assuming a fair market value of $3.50 per share.

At the effective time, each outstanding and unexercised warrant to purchase shares of Company common stock that is in-the-money will expire and be cancelled for no consideration. As of July 27, 2011, none of the outstanding warrants of the Company were in-the-money.

Treatment of Restricted Stock

Each share of restricted stock of the Company that is outstanding immediately prior to the effective time of the merger will vest (if not previously vested) and the holder thereof will be entitled to receive the per share consideration in exchange for each such restricted share, less any applicable withholding taxes. As of July 27, 2011, no unvested shares of restricted stock were outstanding.

Payment Procedures

SCI will select and enter into an agreement with a reputable bank or trust company, reasonably acceptable to us, that will act as paying agent in the merger. Promptly after the effective time of the merger, SCI will deposit with the paying agent an amount of cash sufficient to pay the per share consideration to our shareholders.

Promptly after the effective time of the merger, the paying agent will mail to each record holder of Company common stock a letter of transmittal and instructions for surrendering stock certificates in exchange for the per share consideration. Upon surrender of a shareholder’s stock certificates to the paying agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the paying agent or SCI, such stock certificates will be cancelled and the shareholder will be entitled to receive the appropriate per share consideration, less any applicable withholding taxes.

In the event of a transfer of ownership of any shares of Company common stock that is not registered in the transfer records of the Company, the merger consideration for shares of Company common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•	the certificate is properly endorsed or otherwise is in proper form for transfer, and

•	the person requesting such payment has paid any fiduciary or surety bonds and any transfer or other similar taxes required by reason of payment of the merger consideration to such person.

Each certificate representing Company common stock that is not surrendered as discussed above will, from and after the effective time of the merger, be deemed to represent only the right to receive the per share consideration. No interest will be paid or accrue on any cash payable to holders of Company common stock pursuant to the merger agreement. Any portion of the amount deposited by SCI with the paying agent that has not been distributed to our shareholders within 360 days after the effective date of the merger will be returned to SCI upon demand, and any of our shareholders who have not surrendered their stock certificates to the paying agent by such time will be required to look only to SCI for the payment of any per share consideration to which such shareholder may be entitled.

Stock certificates should not be surrendered by our shareholders before the effective time of the merger and should be delivered only pursuant to instructions set forth in the letter of transmittal that will be mailed to our shareholders following the effective time of the merger. In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement and such letters of transmittal.

If any certificate formerly representing shares of Company common stock is lost, stolen or destroyed, then SCI may require the record holder of such certificate to provide an affidavit to that effect and post a bond as an indemnity to SCI prior to receiving any payment of the per share consideration.

If any certificate representing shares of Company common stock has not been surrendered by the earlier of (i) the 5th anniversary of the effective date of the merger, or (ii) the date immediately prior to the date on which such certificate would become escheatable to a government body, then such cash amount will become the property of the Company.

Articles of Incorporation and Bylaws of the Company Following the Merger

Pursuant to the merger agreement, our articles of incorporation will be amended and restated in their entirety at the effective time of the merger to conform to the articles of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger, except that the name of the surviving corporation will be “Servidyne, Inc.” Our bylaws will be amended and restated at the effective time of the merger to conform to the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger.

Directors and Officers of the Company Following the Merger

Following the merger, none of our directors or officers will serve as directors or officers of the Company and the directors and officers of Merger Sub will be the initial directors and officers of the Company following the merger.

Representations and Warranties

In the merger agreement, we have made customary representations and warranties to SCI and Merger Sub, including representations relating to:

•	our subsidiaries;

•	our and our subsidiaries’ proper organization, good standing, qualifications, power to operate our and their businesses and other similar corporate matters;

•	our articles of incorporation, bylaws, charters and codes of conduct;

•	our capitalization, including our outstanding common stock, stock options, stock appreciation rights and equity plan;

•	the accuracy and preparation of documents we have filed with the SEC since April 30, 2008;

•	our SEC disclosure controls and procedures, and our internal control over financial reporting;

•	our financial statements and accounting, including the presentation and preparation of our financial statements, disclosure to our auditors of fraud and material weaknesses in accounting and material complaints with respect to our accounting practices or our filings with respect to securities;

•	the absence of certain adverse changes or events since January 31, 2011;

•	title to our assets;

•	our accounts receivables and certain information about our customers and our inventory;

•	our property, including material items of equipment, owned real property, leased real property and improvements;

•	our intellectual property;

•	certain specified types of contracts, including material contracts;

•	the sale of our products and the performance of certain services;

•	our liabilities;

•	compliance with certain legal requirements;

•	the absence of certain unlawful business practices;

•	certain governmental authorizations necessary to conduct our business;

•	grants, subsidies and incentives provided to us by governmental bodies;

•	tax matters;

•	employee and labor matters and our benefit plans;

•	environmental matters;

•	our material insurance policies;

•	certain transactions with our affiliates;

•	certain pending and threatened legal proceedings as of the effective date of the merger agreement;

•	our authority to enter into the merger agreement and perform our obligations thereunder;

•	the inapplicability of certain anti-takeover statutes;

•	the form and accuracy of statements in this proxy statement;

•	our discussions with third parties relating to an acquisition proposal;

•	the vote required to approve the merger agreement;

•	the fact that neither the merger agreement nor the consummation of the merger conflict with or will result in a violation of our organizational documents, certain legal requirements, certain governmental authorizations, any material contract or any other contract that could lead to a material adverse effect, and that neither the merger agreement nor the consummation of the merger will result in the imposition of any encumbrance on any of our assets or potentially cause the release of our source code from escrow to a third party;

•	the fairness opinion received by the special committee; and

•	our payment of fees to brokers, finders and investment bankers entitled to a fee with respect to the merger.

In the merger agreement, SCI and Merger Sub have made customary representations and warranties to us, including representations relating to:

•	their proper organization, good standing, qualifications, power and authority to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement, and other similar corporate matters;

•	the absence of conflicts between the merger agreement and the consummation of the merger and their certificates or articles of incorporation, as applicable, and bylaws;

•	governmental approvals;

•	the absence of false or misleading statements with respect to information supplied by them for inclusion in this proxy statement;

•	the absence of legal proceedings;

•	SCI’s ability to pay the merger consideration; and

•	the payment of brokerage fees.

Certain representations and warranties made by us in the merger agreement provide exceptions for items that do not constitute or are not reasonably likely to result in a “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” means an effect, change, claim, event or circumstance that, considered individually or together with all other effects, changes, claims, events and circumstances, is or could reasonably be expected to be or to become materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on (a) our and our subsidiaries’ business, financial condition, capitalization, assets (tangible or intangible), intellectual property, liabilities (contingent or otherwise), operations or financial performance taken as a whole, or (b) our ability to consummate the merger or any of the other transactions contemplated by the merger agreement or to perform any of our covenants or obligations under the merger agreement (provided that it will be considered a material adverse effect if we materially breach our covenant regarding expenditures prior to the closing of the merger); provided, however, that none of the following will be deemed, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been or would be, a material adverse effect: (x) any effect, changes, claims, events or circumstances (i) generally affecting (A) the industry in which we primarily operate to the extent they do not disproportionately affect the Company and its subsidiaries, taken as a whole, in relation to other companies in the industries in which we and our subsidiaries primarily operate, or (B) the economy, or financial or capital markets, in the United States to the extent they do not disproportionately affect the Company and its subsidiaries, taken as a whole, in relation to other companies in the industries in which we and our subsidiaries primarily operate, (ii) arising out of, resulting from or attributable to (A) changes (after the effective date of the merger agreement) in legal requirements or GAAP or in accounting or auditing standards, (B) the direct result of the announcement or pendency of the merger agreement or the anticipated consummation of the merger on relationships, contractual or otherwise, with employees, customers, suppliers, distributors or partners, (C) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the effective date of the merger agreement, or (D) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet projections or internal projections (it being understood that, without limiting the applicability of the provisions contained in clause (i) or (ii) above, the cause or causes of any such decline, change or failure may be deemed to constitute, in and of itself and themselves, a material adverse effect) or (y) the delivery by our auditors of a going-concern opinion (it being understood that the cause or causes of the rendering of such going-concern opinion may be deemed to constitute, in and of itself and themselves, a material adverse effect).

Conduct of Our Business Prior to the Merger

Affirmative Covenants.  We have agreed that, until the earlier of the effective time of the merger or the termination of the merger agreement, except with the prior written consent of SCI, we and our subsidiaries will:

•	conduct our business in the ordinary course of business in accordance with past practices and in compliance with all applicable legal and material contractual requirements;

•	use reasonable efforts to maintain and preserve intact our current business organization, keep available the services of our current officers and other key employees and maintain our relations and goodwill with all of our suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having material business relationships with us;

•	keep in full force all of our material insurance policies (other than any such policies that are immediately replaced with substantially similar policies);

•	provide all notices, assurances and support required by any of our contracts relating to our intellectual property to ensure that no condition under such material contract occurs that could result in, or could increase the likelihood of any release from escrow of any of our source code;

•	notify SCI in writing of (i) any notice from any person or entity alleging that such person or entity’s consent is or may be required in connection with any of the transactions contemplated by the merger agreement, and (ii) any legal proceeding commenced, or, to our knowledge, threatened against, relating to, involving or otherwise affecting us; and

•	to the extent requested by SCI, cause our officers to report regularly to SCI concerning the status of our business.

Negative Covenants.  We have agreed that, until the earlier of the effective time of the merger or the termination of the merger agreement, except with the prior written consent of SCI, we and our subsidiaries will not, among other things:

•	amend our articles of incorporation or bylaws or create any new subsidiaries;

•	issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of our securities, except for shares of Company common stock issued pursuant to Company equity awards outstanding as of the effective date of the merger agreement;

•	directly or indirectly acquire, repurchase or redeem any of our securities except in connection with tax withholdings and exercise price settlements upon the exercise of Company stock options or stock appreciation rights;

•	split, combine, subdivide or reclassify any shares of our capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of our capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of our capital stock, except for our customary quarterly dividends;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for the merger and the other transactions contemplated by the merger agreement;

•	(i) redeem, prepay, defease, cancel, incur, create, assume or otherwise acquire or modify in any material respect any long-term or short-term debt for borrowed monies or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities or enter into any agreement having the economic effect of any of the foregoing, (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other individual or entity, (iii) subject to certain exceptions, make any loans, advances or capital contributions to or investments in any other individual or entity, or (iv) subject to certain exceptions, mortgage, pledge or otherwise encumber any of our assets;

•	subject to certain exceptions, (i) enter into, adopt, amend (including acceleration of vesting), modify or terminate certain benefits arrangements, (ii) increase the compensation payable to any member of the board of directors, officer or employee, (iii) hire any new director or executive officer, (iv) grant or pay any severance or termination pay to (or amend any such existing arrangement with) any current or former member of the board of directors, officer, employee or independent contractor, except in the ordinary course of business with respect to any employee or independent contractor, (v) increase benefits payable under any existing severance or termination pay policies or similar employment agreements, (vi) amend, modify or terminate any Company benefit plan or agreement in a manner that would increase the liability of the Company or any of its subsidiaries, or (vii) accelerate the vesting or payment of, or fund or in any other way secure the payment, compensation or benefits under, any of our plans to the extent not required by the terms of the merger agreement or the terms of the applicable plan in effect on the date of the merger agreement;

•	commence any legal proceeding or settle any pending or threatened legal proceeding;

•	except as may be required as a result of a change in applicable law or in GAAP, make any material change in any of our accounting methods, principles or practices used by it or change an annual accounting period;

•	make or change any material tax election or take certain actions with respect to tax matters;

•	acquire any other entity or any material equity interest therein, sell or otherwise dispose of, lease or license any of our (or our subsidiaries’) properties or assets (other than software licensing in the ordinary course of business), which are material to us and our subsidiaries taken as a whole, or acquire, lease or license any material right or asset from others, or waive or relinquish any material right;

•	acquire, lease or license any material right or other asset from any person (other than in the ordinary course of business consistent with past practice, and other than commercial off-the-shelf software), or waive or relinquish any material right;

•	make any expenditures that deviate from the forecast provided to SCI in excess of $10,000 with respect to any particular line item of such forecast, or aggregate expenditures that exceed such forecast by more than $2,000,000 for the entire pre-closing period;

•	make any changes or modifications to any investment or risk management policy or other similar policies (including with respect to hedging), any cash management policy, or material changes or modifications to any method of doing business (except for changes in product prices);

•	permit any insurance policy naming us (or any subsidiary) as a beneficiary or a loss payable payee to lapse, be cancelled or expire unless a new policy with substantially identical coverage is in effect as of the date of lapse, cancellation or expiration;

•	enter into, or amend in any material respect, terminate or fail to renew, any material contract, any customer energy services contract with revenues in excess of $10,000, or any contract pursuant to which we license or grant any interest in intellectual property (other than pursuant to a contract materially similar to our standard form);

•	change any of our product return policies, product maintenance polices, service policies, product modification, upgrade policies, personnel policies or other business or investment policies in any material respect;

•	subject to limited exceptions, enter into any material transaction with any of our affiliates (other than our subsidiaries);

•	abandon or permit to lapse any right to any material patent or patent application;

•	enter into any material transaction or take any action outside the ordinary course or inconsistent with past practices; or

•	take any action that is intended or is reasonably likely to result in (i) the representations and warranties made by us in the merger agreement (see “— Representations and Warranties”) becoming untrue such that the conditions of the Merger (see “— Conditions to the Merger”) would not be satisfied, or (ii) a violation of the merger agreement.

Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals

We have agreed not to and to ensure that our subsidiaries do not, and not to permit any person that is a Company (or any subsidiary) representative to, directly or indirectly:

•	solicit, initiate, encourage, assist, induce or facilitate the making, submission or announcement of any acquisition proposal or acquisition inquiry (including by approving any transaction, or approving any person becoming an “interested shareholder,” for purposes of Section 14-2-1131 et seq of the GBCC) or take any other action that could reasonably be expected to lead to an alternative acquisition proposal or acquisition inquiry;

•	furnish or otherwise provide access to any information regarding the Company (or any subsidiary) to any person in connection with or in response to an alternative acquisition proposal or acquisition inquiry;

•	engage in discussions or negotiations with any person with respect to any alternative acquisition proposal or acquisition inquiry, provided that the Company, the special committee and the board of directors of the Company will not be prohibited from taking and disclosing to the Company’s shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act; or

•	resolve or publicly propose to take any of the actions referred to above.

Notwithstanding the foregoing, prior to the approval of the merger agreement by the required shareholder vote, we may furnish non-public information regarding the Company (and our subsidiaries) to, and may enter into discussions or negotiations with, any person in response to an unsolicited, bona fide, written alternative acquisition proposal that is submitted to us by such person (and not withdrawn) if:

•	neither the Company (or any subsidiary) nor any representative of the Company (or our subsidiaries) has breached or taken any action inconsistent with any of these no-solicitation provisions or with the shareholder meeting provisions in the merger agreement (as described below under “— Proxy Statement; Shareholders Meeting”), the provisions in the confidentiality agreement between SCI and the Company, or the provisions in any “standstill” or similar agreement under which the Company (or any of our subsidiaries) has any rights;

•	there has been no material breach of any support agreement (see “The Support Agreements”);

•	the special committee or our board of directors reasonably determines in good faith, after having consulted with an independent financial advisor of nationally recognized reputation and our outside legal counsel, that such alternative acquisition proposal constitutes or is reasonably likely to result in a superior offer;

•	the special committee or our board of directors reasonably determines in good faith, after having consulted with our outside legal counsel, that the failure to take such action would constitute a breach by our board of directors of its fiduciary obligations to our shareholders under applicable Georgia law;

•	at least two (2) business days prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person, we:

•	give SCI written notice of the identity of such person and of our intention to furnish non-public information to, or enter into discussions or negotiations with, such person,

•	receive from such person, and deliver to SCI a copy of, an executed confidentiality agreement containing (i) customary limitations on the use and disclosure of all non-public written and oral information furnished to such person by or on behalf of the Company (and our subsidiaries), and (ii) other provisions no less favorable to the Company than the provisions of the confidentiality agreement between SCI and the Company; and

•	at least twenty-four (24) hours prior to furnishing any non-public information to such person, we furnish such non-public information to SCI (to the extent such non-public information has not been previously furnished by us to SCI).

If we (or any subsidiary) or any of our (or our subsidiaries’) representatives receives an alternative acquisition proposal, acquisition inquiry or any request for non-public information, then we will promptly (and in no event later than twenty-four (24) hours after receipt of such alternative acquisition proposal or acquisition inquiry):

•	advise SCI in writing of such alternative acquisition proposal, acquisition inquiry or request (including the identity of the person making or submitting such acquisition proposal, acquisition inquiry or request and the material terms and conditions thereof); and

•	provide SCI with copies of all documents and written communications (and written summaries of all oral communications) received by us (or any subsidiary) or any of our (or our subsidiaries’) representatives setting forth the terms and conditions of, or otherwise relating to, such alternative acquisition proposal or acquisition inquiry.

We will keep SCI fully informed with respect to the status of any such acquisition proposal, acquisition inquiry or request and any modification or proposed modification thereto, and will promptly, and in no event later than twenty-four (24) hours after transmittal or receipt of any correspondence or communication, provide SCI with a copy of any correspondence or written communication between us (or any subsidiary) or any of our (or our subsidiaries’) representatives and the person that made or submitted such acquisition proposal, acquisition inquiry or request, or any representative of such person.

We have agreed that we will not, and will ensure that each of our subsidiaries will not, release or permit the release of any person from, or amend, waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which we or any of our subsidiaries is or becomes a party or under which we or any of our subsidiaries has or acquires any rights (including the “standstill” provision contained in any confidentiality agreement entered into by us pursuant to the no-solicitation provisions of the merger agreement), and will use our best efforts to enforce or cause to be enforced each such agreement or provision at the request of SCI.

Promptly after the date of the merger agreement, we requested that each person that had entered into a confidentiality agreement or similar agreement in connection with a possible acquisition proposal or investment in the Company (or any subsidiary) return or destroy all confidential information previously furnished to such person by or on behalf of the Company (or any subsidiary).

For the purposes of the merger agreement, an “acquisition proposal” means any offer or proposal (other than an offer or proposal made or submitted by SCI or any of its subsidiaries) contemplating or otherwise relating to any “acquisition transaction.” For purposes of the merger agreement, an “acquisition transaction” means any transaction or series of transactions involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which we or any of our subsidiaries is a constituent or participating corporation, (ii) in which a person or “group” (as defined in the Exchange Act and the rules thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of us or any of our subsidiaries, or (iii) in which we or any of our subsidiaries issues securities representing 15% or more of the outstanding securities of any class of the Company or our subsidiaries, (b) any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income, consolidated assets, or consolidated book value of the Company or our subsidiaries, or 15% or more of the market value of the assets of the Company or our subsidiaries, or (c) any liquidation or dissolution of the Company or our subsidiaries.

For the purposes of the merger agreement, a “superior offer” means an unsolicited, bona fide, written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, all of the outstanding shares of Company common stock that: (i) was not obtained or made as a direct or indirect result of a breach of or any action inconsistent with any of the no-solicitation or shareholder meeting provisions in the merger agreement or any of the provisions in the confidentiality agreement with SCI or a breach of any “standstill” or similar agreement or provision under which we (or any subsidiary) has any rights or obligations, and (ii) contains terms and conditions that our board of directors determines in good faith, after consultation with an independent financial advisor of nationally recognized reputation and our outside legal counsel, to be (A) more favorable from a financial point of view to our shareholders than the terms of the merger, and (B) likely to be consummated. An offer that would otherwise be a superior offer will not be deemed a superior offer if any financing required to consummate the transaction contemplated thereby is not committed and is not reasonably capable of being obtained by such third party, or if the consummation of such transaction is contingent on any such financing being obtained.

Proxy Statement; Shareholders’ Meeting

We agreed to file this proxy statement with the SEC as promptly as practicable, but no more than fifteen (15) business days, following the effective date of the merger agreement, respond promptly to any comments made by the SEC with respect to this proxy statement and cause this proxy statement, a form of proxy and other associated materials to be mailed to our shareholders as promptly as practicable after the earlier of (i) receiving notice from the SEC that it is not reviewing this proxy statement, or (ii) the conclusion of any SEC staff review. If any event occurs, or if we become aware of any information, that must be disclosed in an amendment or supplement to this proxy statement, we have agreed to promptly inform SCI thereof and promptly file an appropriate amendment or supplement to this proxy statement with the SEC and, if appropriate, mail such amendment or supplement to our shareholders. Additionally, SCI has agreed to promptly inform us if any event occurs, or if SCI becomes aware of any information, that must be disclosed in an amendment or supplement to this proxy statement, and we have agreed to promptly file an appropriate amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to our shareholders in such case.

Pursuant to the merger agreement, we have agreed to take all action necessary under all applicable legal requirements to call, give notice of and hold a meeting of our shareholders for the purpose of obtaining our shareholders’ approval of the merger agreement, to be held as promptly as practicable following the mailing of this proxy statement to our shareholders.

Subject to certain limitations set forth below (see “— Board Recommendation”), the proxy statement is required to include a statement to the effect that the special committee and our entire board of directors (i) have unanimously authorized and approved the execution, delivery and performance of the merger agreement by the Company, (ii) have unanimously directed that the merger agreement be submitted for approval by our shareholders at the special meeting of shareholders; and (iii) unanimously recommend that our shareholders vote to approve the merger agreement.

Our obligation to call, give notice of and hold the special meeting will not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any superior offer or other acquisition proposal or by any withdrawal or change in the board of directors’ recommendation (see “— Board Recommendation”). We have agreed that unless the merger agreement is terminated in accordance with its terms, we will not submit any alternative acquisition proposal to a vote of our shareholders and we will not, without SCI’s prior written consent, adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the special meeting of shareholders, except to the extent required to obtain the requisite shareholder approval.

Board Recommendation

The unanimous recommendation of our board of directors that our shareholders vote to approve the merger agreement is referred to as the “Board Recommendation.”

We have agreed that our board of directors will not:

•	subject to exceptions described below, withdraw or modify in a manner adverse to SCI or Merger Sub, or permit the withdrawal or modification in any manner adverse to SCI or Merger Sub of, the Board Recommendation (the Board Recommendation will be deemed to have been modified by our board of directors in a manner adverse to SCI and Merger Sub if the Board Recommendation is no longer unanimous);

•	recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any alternative acquisition proposal;

•	approve or recommend, or cause or permit the Company (or any subsidiary) to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar document or contract constituting or relating directly or indirectly to, or that could reasonably be expected to result in an alternative acquisition transaction; or

•	resolve, agree or publicly propose to, or permit the Company (or any subsidiary) or any representative of the Company (or any subsidiary) to agree or publicly propose to, take any of the actions referred to in the preceding three bullets.

Notwithstanding the first of the forgoing four (4) bulleted requirements, at any time prior to the approval of the merger agreement by our shareholders, our board of directors may withdraw or modify the Board Recommendation if: (i) an unsolicited, bona fide, written alternative acquisition proposal is made to us and is not withdrawn, (ii) such acquisition proposal did not result directly or indirectly from a breach of or any action inconsistent with any of the no-solicitation or shareholder meeting provisions in the merger agreement (as described above under “— Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals”) or any of the provisions in the confidentiality agreement with SCI or from a breach of any “standstill” or similar agreement or provision under which we (or any subsidiary) has any rights, or any voting agreement, (iii) we provide SCI with written notice, at least seventy-two (72) hours before any meeting of our board of directors at which our board of directors will consider whether such acquisition proposal is a superior offer, which notice must specify the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of the acquisition proposal that is the basis of the potential action by the board of directors (including a copy of any draft contract relating to such acquisition proposal) and the identity of the person making such acquisition proposal, (iv) our board of directors reasonably determines in good faith, after having consulted with an independent financial advisor of nationally recognized reputation and our outside legal counsel, that such acquisition proposal constitutes a superior offer, (v) our board of directors reasonably determines in good faith, after having consulted with our outside legal counsel, that, in light of such superior offer, the failure to withdraw or modify the Board Recommendation would constitute a breach by our board of directors of its fiduciary obligations to the our shareholders under applicable Georgia law, (vi) at least four (4) business days prior to withdrawing or modifying the Board Recommendation our board of directors delivers to SCI a written notice with certain required information regarding the acquisition proposal,

(vii) throughout the period between the delivery of such notice and withdrawal or modification of the Board Recommendation, we engage (to the extent requested by SCI) in good faith negotiations with SCI to amend the merger agreement, and (viii) at the time of withdrawing or modifying the Board Recommendation, our board of directors reasonably determines in good faith, after having consulted with an independent financial advisor of nationally recognized reputation and our outside legal counsel, that a failure to make such withdrawal or modification of its recommendation would constitute a breach by our board of directors of its fiduciary obligations to our shareholders under applicable Georgia law in light of such superior offer (after taking into account any changes to the terms of the merger agreement proposed by SCI as a result of such negotiations).

Under the merger agreement, any change in the form or amount of the consideration payable in connection with a superior offer, and any other material change to any of the terms of a superior offer, will be deemed to be a new superior offer (or other alternative acquisition proposal), requiring a new notice of a proposed change in the Board Recommendation and a new advance notice period. However, the advance notice period applicable to any such change to a superior offer will be three business days rather than four (4) business days. We have agreed to keep confidential, and not to disclose to the public or to any person, any and all information regarding any negotiations that take place (as described immediately above) (including the existence and terms of any proposal made on behalf of SCI or the Company during such negotiations).

Employee Matters

Unless otherwise requested by SCI, we will take all actions necessary or appropriate to terminate any Company benefit plan that contains a cash or deferred arrangement intended to qualify under section 401(k) of the Internal Revenue Code of 1986, as amended, and will provide notice to SCI specifying certain facts with respect to such termination.

Prior to the effective time of the merger, we (and our subsidiaries) may not communicate with employees of the Company (or any subsidiary) regarding post-closing employment matters, including employee benefits and compensation, without the prior approval of SCI.

We will make certain lump sum, cash severance payments to individuals pursuant to the merger agreement, some of which are described in “The Merger — Interests of Company Directors and Executive Officers in the Merger.”

Regulatory Approvals

We and SCI have agreed to use our commercially reasonable efforts to file, as soon as reasonably practicable after the date of the merger agreement, all notices, reports and other documents required to be filed by such party with any government authority with respect to the merger and the other transactions contemplated by the merger agreement, and to promptly submit any additional information requested by such government authority. We and SCI will respond as promptly as practicable to any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other government authority in connection with antitrust or competition matters.

We will not be required to make any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Public Statements

We have agreed to not, and to not permit any of our subsidiaries or any representative of the Company (or any subsidiary) to, make any disclosure to any employee, to the public or otherwise regarding the merger or any of the other transactions contemplated by the merger agreement or if an alternative acquisition proposal has been disclosed, announced, commenced, submitted or made, regarding such acquisition proposal. However, such disclosure may be made, if: (i) SCI has given its prior approval to such disclosure, or (ii) we (A) have been advised by our outside legal counsel that such disclosure is required by applicable law, and (B) prior to making any such disclosure, have provided SCI with reasonable advance notice of our intention to make such disclosure and certain information regarding such disclosure.

Additional Agreements

We have agreed to use reasonable efforts to take, or to cooperate with SCI in taking, all actions necessary or advisable to consummate the merger and the other transactions contemplated by the merger agreement, including (i) making all filings (if any) and giving all notices (if any) required to be made and given in connection with the transactions, (ii) using reasonable efforts to obtain all consents required to be obtained in connection with the merger, and (iii) using reasonable efforts to lift any restraint, injunction or other legal bar to the transactions.

Shareholder Litigation

We have agreed to promptly notify SCI in writing of, and give SCI the opportunity to participate in the defense and settlement of, any shareholder claim or litigation (including any class action or derivative litigation) against or otherwise involving us and/or any of our directors or officers relating to the merger agreement and the merger and the other transactions contemplated by the merger agreement. We have agreed not to compromise or settle any such claim or litigation in full or in part without SCI’s prior written consent.

Access to Information

We have agreed, subject to certain exceptions and any applicable legal restrictions, to give SCI and its representatives reasonable access upon reasonable notice to our representatives and assets and to all existing books, records, tax returns, work papers and other documents and information relating to us and our subsidiaries. We have also agreed to provide SCI and its representatives with copies of such documents and information and with such additional financial, operating and other data as SCI and its representatives may reasonably requests.

We have agreed to allow SCI’s senior officers to meet with our chief financial officer and other officers responsible for our financial statements and internal controls to discuss such matters as SCI may deem necessary or appropriate. We have also agreed to provide SCI with reasonable access to our office building and land identified as the “gold property” in order to permit SCI to cause an appraiser to conduct a valuation of such property.

Indemnification, Expense Advancement and Exculpation; Directors’ and Officers’ Insurance

The merger agreement provides that all rights to indemnification, advancement of expenses and exculpation from liability for violations of fiduciary duties existing in favor of our current or former directors and officers as provided in our articles of incorporation or bylaws for acts and omission occurring prior to the effective time of the merger will survive the merger for a period of six (6) years following the effective time of the merger.

SCI or the surviving corporation is required to purchase a prepaid “tail” policy on the existing policy of directors’ and officers’ insurance for the Company for a period of six years from the effective date of the merger. In no event will SCI or the Company (after the merger) be required to pay aggregate premiums for insurance in excess of 200% of the amount of the aggregate premiums paid by the Company for 2011 for such purpose.

Resignation of Officers and Directors

We have agreed to use reasonable efforts to obtain and deliver to SCI at or prior to the effective time of the merger the resignation of each of our and our subsidiaries’ officers and directors.

Section 16 Matters

Prior to the effective time of the merger, we will take such reasonable steps as are required to dispose of or cause to be disposed of our common stock, stock options and other derivative securities by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

Related Party Notes

Prior to the effective time of the merger, we will repay in full the principal amount due to certain related parties under certain promissory notes and pay all accrued and unpaid interest thereon. As of July 27, 2011, the outstanding principal amount of such promissory notes was $500,000.

Conditions to the Merger

The obligations of SCI and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	certain representations and warranties with respect to the issuance of our common stock, options, warrants and other securities, and the status of our outstanding stock as duly authorized, validly issued, fully paid and nonassessable, must have been true and correct in all material respects of the date of the merger agreement and must be true and correct in all material respects as of the closing date as if made on the closing date;

•	certain representations with respect to our capitalization, the authorization by the Company of the merger agreement and its enforceability, the inapplicability of certain anti-takeover statutes, the required shareholder vote to approve the merger, and certain matters related to Ladenburg’s fairness opinion and broker’s fees must have been true and correct in all respects as of the date of the merger agreement, and must be true and correct in all respects as of the closing date as if made on the closing date (or on an earlier specified date);

•	each of the other representations and warranties of the Company contained in the merger agreement must be true and correct in all respects as of the date of the merger agreement and on the closing date (or on an earlier specified date, and disregarding any updates or modifications to our disclosure schedules), subject to a qualification for any inaccuracies that individually or in aggregate do not have or could not reasonably be expected to have a material adverse effect (which we refer to, together with the preceding two bullet points, as the Company representations and warranties closing condition);

•	we must comply with or perform in all material respects all of our covenants and obligations in the merger agreement (which we refer to as the Company covenant closing condition);

•	we must obtain approval of the merger agreement by the required shareholder vote, and holders of less than 5% of in the aggregate of the shares of Company common stock entitled to vote thereon will have delivered to the Company, before the vote is taken, a notice of dissent pursuant to Section 14-2-1321 of the GBCC;

•	all consents required to be obtained in connection with the merger and other transactions contemplated by the merger agreement will be obtained, except if failure to obtain such consent has not caused and could not reasonably be expected to cause a material adverse effect;

•	certain closing documents will be executed and delivered;

•	there will not have occurred any material adverse effect since the date of the merger agreement, and no event will have occurred or circumstances be existing that, in combination with other events or circumstances, could reasonably be expected to have a material adverse effect;

•	any government authorization or other consent required to be obtained under any applicable antitrust or competition law will be obtained;

•	there will be no legal prohibitions or restraints against the merger making the consummation of the merger illegal, seeking material damages or relief, seeking to materially prohibit SCI’s ability to take certain actions with respect to the Company common stock, or that could materially and adversely affect SCI’s or the Company’s ability to own the assets of the Company or operate the Company’s business after the merger;

•	there will not be certain pending or threatened proceedings by a governmental authority relating to the merger;

•	SCI will receive assurances that the Company has repaid all outstanding principal and interest due to lenders under certain promissory notes with related parties;

•	the Company will deliver to SCI final Phase I environmental site assessment reports with respect to its owned real properties, certifying the absence of certain adverse environmental conditions;

•	the Company will deliver to SCI title reports for its owned real properties evidencing title owned free and clear of most encumbrances; and

•	the Company’s deferred compensation plans and severance plan will be terminated and evidence of such terminations will be delivered to SCI.

Our obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	subject to certain exceptions, the representations and warranties of SCI and Merger Sub in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing date (or as of an earlier specified date) (which we refer to as the SCI representations and warranties closing condition), subject to a qualification for inaccuracies that would not reasonably be expected to have a material adverse effect on SCI’s ability to consummate the merger;

•	SCI must comply with or perform in all material respects all of the obligations and covenants required to be performed by or complied with by it under the merger agreement at or prior to the closing date (which we refer to as the SCI covenant closing condition);

•	we must obtain approval of the merger agreement by the required shareholder vote;

•	we must receive a certificate executed by an officer of SCI confirming the satisfaction of certain conditions;

•	any government authorization or other consent required to be obtained under any applicable antitrust or competition law will be obtained; and

•	there will be no legal prohibitions or restraints against the merger making the consummation of the merger illegal (provided that the Company seeking to assert this condition must first, if applicable, take all actions required under the merger agreement to have the restraint lifted).

Termination

The merger agreement may be terminated prior to the effective time of the merger (whether before or after the approval of the merger agreement by the required shareholder vote):

•	by mutual written consent of us and SCI;

•	by SCI or us if the merger has not been consummated by December 31, 2011; provided, however, that a party will not be permitted to terminate the merger agreement for this reason if the failure to consummate the merger by December 31, 2011 is attributable to a failure on the part of such party to perform any covenant or obligation in the merger agreement required to be performed by such party at or prior to the effective time of the merger;

•	by SCI or us if a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, decree or ruling or has taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; provided, however, a party will not be permitted to terminate the merger agreement for this reason if the issuance of such final and nonappealable order, decree or ruling is attributable to a failure on the part of such party to perform any covenant or obligation in the merger agreement required to be performed by such party at or prior to the effective time of the merger;

•	by SCI or us if the special meeting of the shareholders (including any adjournments and postponements thereof) has been held and completed and our shareholders have taken a final vote on a proposal to approve the merger agreement and the merger agreement has not been approved at such special meeting (and has not been approved at any adjournment or postponement thereof) by the required shareholder vote; provided, however, a party will not be permitted to so terminate the merger agreement for this reason if the failure to have the merger agreement approved by the required shareholder vote is attributable to a failure on the part of such party to perform any covenant or obligation in the merger agreement required to be performed by such party at or prior to the effective time of the merger (which we refer to as a No Vote Termination);

•	by SCI (at any time prior to the approval of the merger agreement by the required shareholder vote) if a “triggering event” has occurred (which we refer to as a Triggering Event Termination);

•	by SCI if (i) any of our representations or warranties contained in the merger agreement are inaccurate as of the date of the merger agreement, or become inaccurate as of a date subsequent to the date of the merger agreement (as if made on such subsequent date) such that, in each case, the Company representations and warranties closing condition (see “— Conditions to the Merger”) would not be satisfied (disregarding any materiality qualifiers to such representations and warranties or any updates or purported updates to the Company’s disclosure schedules), (ii) any of our covenants or obligations contained in the merger agreement have been breached such that the Company covenant closing condition (see “— Conditions to the Merger”) would not be satisfied, or (iii) a material adverse effect has occurred following the date of the merger agreement. For purposes of clauses (i) and (ii) above, if an inaccuracy in any of our representations or warranties as of a date subsequent to the date of the merger agreement or a breach of a covenant or obligation by us is curable by us within fifteen (15) days after the date of the occurrence of such inaccuracy or breach and we are continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then SCI may not terminate the merger agreement on account of such inaccuracy or breach (A) for a period of fifteen (15) days commencing on the date that SCI gives us notice of such inaccuracy or breach, or (B) if such inaccuracy or breach has been fully cured during such fifteen (15) day period in a manner that does not result in a breach of any covenant or obligation of the Company; or

•	by us if: (i) any of SCI’s representations or warranties contained in the merger agreement are inaccurate as of the date of the merger agreement or become inaccurate as of a date subsequent to the date of the merger agreement (as if made on such subsequent date) such that the SCI representations and warranties closing condition would not be satisfied (disregarding any materiality qualifiers to such representations and warranties) (see “— Conditions to the Merger”), or (ii) any of SCI’s covenants or obligations contained in the merger agreement have been breached such that the SCI covenant closing condition (see “— Conditions to the Merger”) would not be satisfied. If an inaccuracy in any of SCI’s representations or warranties as of the date of the merger agreement or a breach of a covenant or obligation by SCI is curable by SCI within fifteen (15) days after the date of the occurrence of such inaccuracy or breach and SCI is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then we may not terminate the merger agreement on account of such inaccuracy or breach (A) for a period of fifteen (15) days commencing on the date that we give SCI notice of such inaccuracy or breach, or (B) if such inaccuracy or breach has been fully cured during such fifteen (15) day period in a manner that does not result in a breach of any covenant or obligation of SCI.

For the purposes of the merger agreement, a “triggering event” will be deemed to have occurred if: (i) our board of directors has withdrawn, modified or otherwise failed to give its Board Recommendation, (ii) we have failed to include the Board Recommendation in this proxy statement, (iii) our board of directors has failed to reaffirm publicly the Board Recommendation within five business days after SCI requests that the

Board Recommendation be reaffirmed publicly, (iv) if our board of directors has approved, endorsed or recommended any acquisition proposal, (v) if the Company has executed any letter of intent, memorandum of understanding or similar document or any contract relating to any acquisition proposal, (vi) a tender or exchange offer relating to shares of Company common stock has been commenced and we have not sent to our securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that we recommend rejection of such tender or exchange offer, (vii) an acquisition proposal has been publicly announced, and we have failed to issue a press release announcing our opposition to such acquisition proposal within five (5) business days after such acquisition proposal is publicly announced, or (viii) we (or any subsidiary) or any of our (or our subsidiaries’) representatives have breached or taken any action inconsistent with any of the provisions described under “— Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals.”

Notwithstanding the forgoing, we may not terminate the merger agreement unless any fee required to be paid and any expense payment required to be made by us and described in “— Expenses; Termination Fees” at or prior to the time of such termination have been paid and made in full.

Effect of Termination

If the merger agreement is terminated by either us or SCI in accordance with its terms, the merger agreement will be of no further force or effect. However, the provisions relating to termination and termination fees and other miscellaneous provisions of the merger agreement will remain in full force and effect, and certain provisions of the confidentiality agreement between us and SCI will survive the termination of the merger agreement and will remain in full force and effect in accordance with their terms. The termination of the merger agreement will not relieve any party from any liability for any breach of any covenant or obligation contained in the merger agreement or any intentional breach of any representation or warranty contained in the merger agreement.

Expenses; Termination Fees

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such fees and expenses, whether or not the merger is consummated, provided, however, if the merger agreement is terminated:

•	by SCI or us pursuant to a No Vote Termination (as described under “— Termination”), then we will make a cash payment to SCI (which we refer to as the Expense Payment), equal to the lesser of $450,000 or the aggregate amount of all fees, costs and other expenses that SCI has incurred in connection with or in anticipation of the contemplated transactions;

•	by SCI pursuant to a Triggering Event Termination (as described under “— Termination”), then we will pay to SCI a non-refundable fee in the amount of $460,000 in cash, within two (2) business days of such termination; or

•	by SCI or us pursuant a No Vote Termination (as described under “— Termination”), and on or prior to twelve (12) months after the date of such termination, either an acquisition transaction is consummated or a definitive agreement relating to an acquisition transaction is entered into, then we will pay to SCI a non-refundable fee in the amount of $460,000 in cash, on or prior to the earlier of the date of consummation of such acquisition transaction or the date of execution of such definitive agreement, in addition to the Expense Payment. For purposes of this provision, all references to “15%” in the definition of “acquisition transaction” in the merger agreement will be deemed to refer instead to “50%.”

If we fail to pay when due any expense or termination fee payable under the merger agreement, then (i) we will reimburse SCI for all costs and expenses incurred in connection with the collection of such overdue amount and enforcement of payment thereof, and (ii) we will pay SCI interest on such overdue amount at an amount equal to three (3) percentage points above the “prime rate.”

Remedies

We have agreed that in the event of any breach or threatened breach by us of any covenant or obligation contained in the merger agreement, SCI will be entitled to seek, without proof of actual damages (and in addition to any other remedy to which SCI may be entitled at law or in equity) (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. This includes, without limiting the generality of the preceding sentence, that (i) SCI will be entitled to specific performance of each of our covenants and obligations in the merger agreement, including our obligation to consummate the merger, our obligation not to solicit alternative acquisition proposals, and our covenants with respect to the special meeting, and (ii) if, as a result of a breach by us of any covenant or obligation contained in the merger agreement or a breach of any support agreement, our shareholders do not adopt or approve the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, SCI may require us to resubmit the merger agreement and the merger to our shareholders.

Amendment

The merger agreement may be amended with the approval of the special committee and our board of directors and the board of directors of SCI. However, after the approval of the merger agreement by our shareholders, any amendment will require the approval of our shareholders if such approval is required by law.

The Support Agreements

The following description sets forth the material provisions of the support agreements but does not purport to describe all of the terms of the support agreements. The full text of the support agreements is attached to this proxy statement as Annexes B and C. You are urged to read the support agreements in their entirety.

As a condition of, and an inducement to, SCI entering into the merger agreement, concurrent with the execution of the merger agreement, certain of our shareholders, which as of July 20, 2011 held approximately 56% of the outstanding shares of Company common stock, including our Chairman and Chief Executive Officer and our Executive Vice President and certain of their family members and affiliated entities, entered into support agreements with SCI.

Each shareholder party to a support agreement has agreed, during the term of the agreement, at any meeting of the shareholders of the Company, however called, and in any action by written consent of shareholders of the Company, unless otherwise directed in writing by SCI, to cause all equity securities of the Company owned beneficially or of record by such shareholder including any such securities acquired after the date of the voting and support agreement (which securities we refer to as the subject securities) to be voted:

•	in favor of (i) the merger, the execution and delivery by the Company of the merger agreement and the approval of the merger agreement and the terms thereof, (ii) each of the other transactions contemplated by the merger agreement, and (iii) any action in furtherance of the foregoing;

•	against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the merger agreement; and

•	against the following actions (other than the merger and the transactions contemplated by the merger agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (or any subsidiary), (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company (or any subsidiary), (iii) any reorganization, recapitalization, dissolution or liquidation of the Company (or any subsidiary), (iv) any change in a majority of the board of directors of the Company, (v) any amendment to the Company’s certificate of incorporation or bylaws, (vi) any material change in the capitalization of the Company or the Company’s corporate structure, and (vii) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the merger, any of the transactions contemplated by the merger agreement or any of the actions contemplated by the support agreement.

Under the terms of the support agreements, certain of our shareholders, which as of July 20, 2011 held approximately 28% of the outstanding shares of Company common stock, including our Chairman and Chief Executive Officer and our Executive Vice President and certain of their family members and affiliated entities, irrevocably appointed SCI and certain of SCI’s representatives as its proxy to vote in the manner described above all shares of our outstanding common stock held by that shareholder as of the record date.

Under the terms of support agreements, certain other of our other shareholders, which as of July 20, 2011 held approximately 27% of the outstanding shares of Company common stock, appointed SCI and certain of SCI’s representatives as its proxy to vote in the manner described above all shares of our outstanding common stock held by that shareholder as of the record date; provided, however, these support agreements, and the related proxies, terminate upon the withdrawal or modification of the recommendation of our board of directors to the shareholders to approve the merger agreement, which would then allow the holders of these shares to vote in their discretion.

During the term of the support agreement, each shareholder also agrees not to:

•	subject to certain limitations, transfer any of the subject securities; or

•	deposit any of the subject securities into a voting trust, tender or enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the subject securities that is inconsistent with the voting and support agreement.

Each shareholder has also agreed that, during the term of the support agreement, such shareholder will not directly or indirectly, and will ensure that each of such shareholder’s representatives and affiliates does not directly or indirectly:

•	solicit, initiate or knowingly encourage, assist, induce or facilitate the making, submission or announcement of any alternative acquisition proposal or acquisition inquiry or take any action that could reasonably be expected to lead to an alternative acquisition proposal or acquisition inquiry;

•	furnish or otherwise provide access to any information regarding the Company (or any subsidiary) to any person in connection with or in response to an alternative acquisition proposal or acquisition inquiry;

•	engage in discussions or negotiations with any person with respect to any alternative acquisition proposal or acquisition inquiry;

•	subject to certain exceptions, make any disclosure or communication to any person of or with respect to the merger or any alternative acquisition proposal or acquisition inquiry;

•	support, endorse, approve, adopt or accept any alternative acquisition proposal, or enter into any letter of intent, memorandum of understanding, agreement in principle or contract constituting or relating directly or indirectly to any alternative acquisition proposal or acquisition transaction;

•	take any action that could result in the revocation or invalidation of the proxy or that is reasonably determined by SCI to suggest that the shareholder no longer supports the merger; or

•	agree or publicly propose to take any such actions.

Under the terms of the support agreements, each shareholder agrees not to exercise any dissenters’ or other similar rights that such shareholder may have in connection with the merger.

The obligations of certain of the shareholders under the support agreements, which as of July 20, 2011 held approximately 28% of the outstanding shares of Company common stock, including our Chairman and Chief Executive Officer and our Executive Vice President and their affiliates, continue until the earlier of (i) the date upon which the merger agreement is validly terminated, or (ii) the date upon which the merger becomes effective.

The obligations of certain of our other shareholders, which as of July 20, 2011 held approximately 27% of the outstanding shares of Company common stock, continue until the earlier of (i) the date upon which the merger agreement is validly terminated, (ii) the date upon which the merger becomes effective, or (iii) the date upon which the board of directors withdrawals or modifies its recommendation to the shareholders to approve the merger agreement (see “The Merger Agreement — Board Recommendation”). As a result, if the board of directors withdraws or modifies its recommendation to approve the merger agreement in the manner permitted under the merger agreement, then these shareholders will be released from their voting agreements and may vote in their discretion.

Each such shareholder made to SCI and SCI made to each shareholder, certain customary representations and warranties.

Proposal 2 — Advisory Vote on Compensation

The Advisory Vote on Compensation

Recently adopted Section 14A of the Exchange Act requires that the Company provide its shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the merger-related compensation arrangements for the Company’s named executive officers, as disclosed in the section entitled “The Merger — Interests of Company Directors and Executive Officers in the Merger — Merger-Related Compensation,” beginning on page 41.

Our board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement, and to cast a vote either to approve or disapprove, on an advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, through the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory (non-binding) basis, the compensation to be paid by the Company to its named executive officers, that is based on, or otherwise relates to, its proposed acquisition by Scientific Conservation, Inc., as disclosed pursuant to Item 402(t) of Regulation S-K in the table set forth in the section of the proxy statement for the merger entitled “The Merger — Interests of Company Directors and Executive Officers in the Merger — Merger-Related Compensation,” and in the related notes and narrative disclosure.”

The advisory vote on the merger-related compensation for the Company’s named executive officers is a vote separate and apart from the vote to approve the merger agreement. Accordingly, you may vote for adoption of the resolution to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and vote not to approve the merger agreement or vice versa. Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only. Because the vote is advisory only, it will not be binding on either the Company or SCI.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the special meeting and entitled to vote thereon, provided there is a quorum, is required for approval of this proposal on an advisory (non-binding) basis.

Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum and abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect in determining whether or not the proposal is approved.

The large majority of the payments being made to executive officers that will no longer be employed by the Company as a result of the merger consist of payments that are provided for under the preexisting terms of the Company’s 1993 Salaried Employees Severance Plan. Other merger related payments — such as the distribution of retirement plan accounts and the repayment of insider loans — are being made pursuant to preexisting contractual obligations of the Company. In addition, many of the benefits have not been specially developed for executive officers, but are applicable generally to Company employees — including severance pursuant to the terms of the Company’s 1993 Salaried Employees Severance Plan, the acceleration and “cash out” of in-the-money stock appreciation rights, and the distribution of retirement plan accounts and deferred compensation accounts.

The Board of Directors believes that the remaining merger-related payments, including the miscellaneous separation expenses being reimbursed to the executive officers that would be departing service with the Company as a result of the merger, are both customary and modest in amount, particularly given the long tenure of the departing executives with the Company, both of whom have served the Company for nearly 27 years. Accordingly, the board of directors recommends that shareholders vote “FOR” adoption of the resolution to approve, on an advisory (non-binding) basis, the merger-related compensation for the Company’s named executive officers.

Proposal 3 — Authority to Adjourn the Special Meeting

The Adjournment Proposal

If at the special meeting of shareholders, the number of shares of Company common stock represented and voting in favor of approval of the merger agreement is insufficient to adopt that proposal under the GBCC, we may move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies in respect of such proposal. In that event, we will ask our shareholders to vote only upon the adjournment proposal, and not the proposal regarding the approval of the merger agreement or the proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the merger agreement to defeat that proposal, we could adjourn the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of approval of the merger agreement.

Failure for this proposal to pass will not affect the ability of the holder of any proxy solicited by us to adjourn the special meeting in the event insufficient shares of Company common stock are represented to establish a quorum, or for any other lawful purpose.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the special meeting for the purpose of soliciting proxies, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present.

Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum and abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect in determining whether or not the proposal is approved.

For the reasons set forth in this proxy statement, the board of directors recommends that the Company’s shareholders vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership (adjusted for stock dividends), as of July 20, 2011, of the Company common stock by: (1) persons (as that term is defined by the SEC) who beneficially own more than five percent (5%) of the outstanding shares of such stock; (2) directors; (3) the named executive officers of the Company; and (4) all named executive officers and directors of the Company as a group. The following percentages of outstanding shares total more than one hundred percent (100%), because they are based on SEC beneficial ownership rules, the application of which can result in the same shares being owned beneficially by more than one (1) person. Unless otherwise stated below, the address of each listed holder is 1945 The Exchange, Suite 300, Atlanta, Georgia 30339-2029.

	Shares Beneficially Owned
Name	Number		Percentage

David L. Abrams	865,850	(1)(2)	23.56%
Alan R. Abrams	783,500	(3)(4)(5)(6)	20.60%
Kandu Partners L.P.	707,561	(2)	19.25%
Post Office Box 53407 Atlanta, Georgia 30355
J. Andrew Abrams	684,563	(3)(4)(7)	18.51%
Abrams Partners, L.P.	577,500	(3)(4)	15.71%
7525 Princeton Trace Atlanta, Georgia 30328
Ann U. Abrams	305,567	(4)	8.31%
2828 Peachtree Road, Apt. 2901 Atlanta, Georgia 30305
Tamalpais Master Fund, Ltd.	198,549	(8)	5.40%
Clifton House, 75 Fort Street P.O. Box 190 GT, Georgetown Grand Cayman, Cayman Islands
M. Todd Jarvis	73,929	(9)	1.98%
Samuel E. Allen	23,121	(10)(11)	*
Gilbert L. Danielson	22,705	(10)	*
Herschel Kahn	3,300	(12)	*
Robert T. McWhinney, Jr.	16,149	(10)(13)	*
All Executive Officers and Directors as a group (8 persons)	1,060,204		26.88%

*	Indicates less than 1%.

(1)	Includes 707,561 shares (19.25% of outstanding shares) owned by Kandu Partners, L.P., which David L. Abrams beneficially owns due to his management of the general partner of the partnership.

(2)	This shareholder has entered into a support agreement with SCI to vote in favor of the merger, subject to termination if the Company’s board changes its recommendation to the shareholders to approve the merger. See “The Support Agreements” beginning on page 69.

(3)	Includes 577,500 shares (15.71% of the outstanding shares) owned by Abrams Partners, L.P., which Alan R. Abrams and J. Andrew Abrams each beneficially own due to their joint control of the general partner of such partnership.

(4)	This shareholder has entered into a support agreement with SCI to vote in favor of the merger. See “The Support Agreements” beginning on page 69.

(5)	Includes 115 shares owned by Mr. Alan R. Abrams’ wife.

(6)	Includes currently exercisable options to purchase 127,958 shares of Company common stock.

(7)	Includes currently exercisable options to purchase 22,958 shares of Company common stock.

(8)	Based on Schedule 13D (adjusted for stock dividends) filed on May 19, 2008, by Tamalpais Master Fund, Ltd. and its investment manager, Tamalpais Management Group LP, whose principal executive office is located at 600 California Street, Suite 540, San Francisco, California 94108.

(9)	Includes currently exercisable options to purchase 54,285 shares of Company common stock.

(10)	Includes currently exercisable options to purchase 11,550 shares of Company common stock.

(11)	Includes 1,719 shares owned by Mr. Allen’s children for the benefit of his grandchildren.

(12)	Includes 2,250 shares owned jointly with Mr. Kahn’s daughter.

(13)	Includes 1,155 shares owned jointly with Mr. McWhinney’s wife.

Shareholder Proposals for 2011 Annual Meeting

We will hold an annual meeting of shareholders in 2011 only in the event that the merger is not completed. Proposals of Company shareholders intended to be presented at the Company’s 2011 annual meeting in accordance with the provisions of Rule 14a-8(e) of the Exchange Act, and shareholder nominations proposed for inclusion in the Company’s proxy statement and form of proxy for that meeting, must have been received by the Company at its executive offices on or before March 29, 2011, in order to be eligible for inclusion in the proxy statement and form of proxy. In accordance with the Company’s bylaws, shareholder proposals submitted outside of the provisions of Rule 14a-8(e), and shareholder nominations not intended for inclusion in the Company’s proxy statement and form of proxy for a meeting of shareholders, generally must be presented to the Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to such meeting. The bylaws of the Company further require that, in connection with such proposals, the shareholders provide certain information to the Corporate Secretary. Proxies solicited by the board of directors will confer discretionary voting authority with respect to those proposals, subject to SEC rules governing the exercise of this authority.

Other Matters

As of the date of this proxy statement, the board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Where You Can Find More Information

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that we file with the SEC at SEC’s public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at “http://www.sec.gov.”

You may also obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Servidyne, Inc.
Attn: Corporate Secretary
1945 The Exchange
Suite 300
Atlanta, Georgia 30339-2029
(770) 953-0304

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact us at the address or telephone number set forth above.

If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request.

The Company has supplied all information in this proxy statement relating to the Company, and SCI has supplied all information contained in this proxy statement relating to SCI and Merger Sub.

You should not send in your Company stock certificates until you receive the transmittal materials from the paying agent.

You should rely only on the information contained in this proxy statement and the annexes hereto. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 29, 2011. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER
among:
Scientific Conservation, Inc.,
a Delaware corporation;
Scrabble Acquisition, Inc.,
a Georgia corporation; and
Servidyne, Inc.,
a Georgia corporation

Dated as of June 26, 2011

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is made and entered into as of June 26, 2011, by and among: Scientific Conservation, Inc., a Delaware corporation (“Parent”); Scrabble Acquisition, Inc., a Georgia corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); and Servidyne, Inc., a Georgia corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the GBCC. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

B. The respective boards of directors of Parent and Merger Sub, and the special committee of the board of directors (the “Special Committee”) and the board of directors of the Company have approved this Agreement and the Merger.

C. In order to induce Parent to enter into this Agreement and to cause the Merger to be consummated, certain shareholders of the Company, being aware that the Special Committee and the board of directors of the Company have recommended that the shareholders approve this Agreement and having reviewed the final form of this Agreement, are executing voting agreements in favor of Parent concurrently with the execution and delivery of this Agreement whereby such shareholders have agreed to vote their shares of Company Common Stock in favor of the Merger and to otherwise support the Contemplated Transactions (the “Voting Agreements”). Each Voting Agreement also grants an irrevocable proxy in favor of Parent with respect to such shareholder’s obligations under the Voting Agreement.

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1.  Description of Transaction

1.1  Merger of Merger Sub into the Company.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2  Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.3  Closing; Effective Time.  The consummation of the Contemplated Transactions (the “Closing”) shall take place at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, CA 92121, at 9:00 a.m. Eastern time, on a date to be agreed by the parties, which shall be no later than the fifth Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions at such time), unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of this Agreement, concurrently with or as soon as practicable following the Closing, the Surviving Corporation shall (i) duly execute and file with the Secretary of State of the State of Georgia a certificate of merger satisfying the applicable requirements of the GBCC (the “Certificate of Merger”); and (ii) comply with the publication requirements of the GBCC. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Georgia or at such later time as may be specified in the Certificate of Merger in accordance with the GBCC with the consent of Parent (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4  Articles of Incorporation and Bylaws; Directors and Officers.

(a) The articles of incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to conform to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Servidyne, Inc.”

(b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

1.5  Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

(i) any shares of Company Common Stock held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company’s treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii) except as provided in clauses “(i)” and “(ii)” above and subject to Sections 1.5(b) and 1.9, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Per Share Consideration in cash; and

(iv) each share of the common stock, $1.00 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(b) If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Per Share Consideration shall be appropriately adjusted.

1.6  Closing of the Company’s Transfer Books.  At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

1.7  Surrender of Certificates.

(a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the “Paying Agent”). Promptly after the Effective Time, Parent shall cause to be deposited with the Paying Agent cash sufficient to make payments of the cash consideration payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall be invested by the Paying Agent as directed by Parent.

(b) Promptly after the Effective Time, the Paying Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including provisions confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the merger consideration set forth in Section 1.5. Upon surrender of a Company Stock Certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the cash consideration that such holder has the right to receive pursuant to the provisions of Section 1.5, in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Company Stock Certificate; and (B) the Company Stock Certificate so surrendered shall be canceled. In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of merger consideration hereunder may be made to a Person other than the holder in whose name the Company Stock Certificate formerly representing such shares is registered if (1) any such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and (2) such holder shall have paid any fiduciary or surety bonds and any transfer or other similar Taxes required by reason of the payment of such merger consideration hereunder to a Person other than such holder (or shall have established to the reasonable satisfaction of Parent and Paying Agent that such bonds and Taxes have been paid or are not applicable). Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive merger consideration pursuant to the provisions of Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any merger consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in a sum not to exceed the number of shares represented by such lost, stolen or destroyed Company Stock Certificate multiplied by the Per Share Consideration) as indemnity against any claim that may be made against the Paying Agent, Parent, Merger Sub or the Surviving Corporation with respect to such Company Stock Certificate. No interest shall be paid or will accrue on any cash payable to holders of Company Stock Certificates pursuant to the provisions of this Section 1.7. The letter of transmittal, instructions and other documents sent in connection with the exchange of Company Stock Certificates shall be in a form and contain such provisions as are reasonably acceptable to the Company.

(c) Any portion of the Payment Fund that remains undistributed to holders of Company Stock Certificates as of the date that is 360 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for merger consideration.

(d) Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax Legal Requirement or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(e) If any Company Stock Certificate has not been surrendered by the earlier of: (i) the fifth anniversary of the date on which the Merger becomes effective; or (ii) the date immediately prior to the date on which the cash amount that such Company Stock Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such cash amount shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

(f) None of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any merger consideration delivered to any public official pursuant to any applicable abandoned property Legal Requirement, escheat Legal Requirement or similar Legal Requirement.

1.8  Further Action.  If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

1.9  Dissenters’ Rights.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by record shareholders (as defined in the GBCC) who exercise their rights to dissent from and obtain payment of the fair value of such shareholders’ shares when and in the manner required by Sections 14-2-1320 through 14-2-1327 of the GBCC (the “Dissenting Shareholders”), shall not be converted into or be exchangeable for the right to receive the merger consideration set forth in Section 1.5 (the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Article 13 of the GBCC (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Article 13 of the GBCC), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s rights to dissent under the GBCC. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such rights, such holder’s shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Consideration for each such share of Company Common Stock, in accordance with Section 1.5(a)(iii), without any interest thereon. Prior to the Effective Time, the Company shall give Parent (a) prompt notice of any written notice of a shareholder’s intent to demand payment for such shareholder’s shares if the Merger is effectuated, attempted withdrawals of such notices and any other related written communications received by the Company, and (b) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands for payment. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment not required by the GBCC.

Section 2.  Representations and Warranties of the Company

Except as specifically set forth in the Disclosure Schedule, the Company hereby represents and warrants to Parent and Merger Sub as follows:

2.1  Subsidiaries; Due Organization; Etc.

(a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Disclosure Schedule. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) Each of the Acquired Corporations is a corporation or a limited liability company (as summarized in Part 2.1(a)(i) of the Disclosure Schedule) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as summarized in Part 2.1(a)(i) of the Disclosure

Schedule) and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification (as summarized in Part 2.1(a)(i) of the Disclosure Schedule), other than where the failure to be so qualified or in good standing, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

2.2  Articles of Incorporation; Bylaws; Charters and Codes of Conduct.  The Company has delivered to Parent accurate and complete copies of the articles of incorporation, bylaws, operating agreements and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. Part 2.2 of the Disclosure Schedule lists, and the Company has delivered to Parent, accurate and complete copies of: (a) the charters of all committees of the Company’s board of directors; and (b) any code of conduct or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations.

2.3  Capitalization, Etc.

(a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, of which 3,675,782 shares have been issued and are outstanding as of the date of this Agreement. Except as set forth in Part 2.3(a)(i) of the Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(ii) of the Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to, other than the Company Equity Awards summarized on Part 2.3(b) of the Disclosure Schedule), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Part 2.3(a)(iii) of the Disclosure Schedule accurately and completely describes all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options), and specifies which of those repurchase rights are currently exercisable.

(b) As of the date of this Agreement: (i) 947,015 shares of Company Common Stock are issued or subject to issuance pursuant to stock options or stock appreciation rights granted and outstanding under the Company Equity Plan; (ii) 272,500 shares of Company Common Stock are subject to issuance pursuant to stock appreciation rights outside of the Company Equity Plan; (iii) 0 shares of Company Common Stock have been granted as restricted stock outside of the Company Equity Plan; (iv) no shares of Company Common Stock are reserved for future issuance pursuant to stock options or other equity awards not yet granted under the Company Equity Plan; and (v) 57,750 shares of Company Common Stock are reserved for future issuance pursuant to the Company Warrants. Part 2.3(b) of the Disclosure Schedule sets forth the following information with respect to each Company Equity Award outstanding as of the date of this Agreement: (A) the particular Contract (if any) pursuant to which such Company Equity Award was granted; (B) the name of the optionee or holder, as applicable; (C) the number of shares of Company Common Stock subject to such Company Equity Award; (D) the exercise price of such Company Equity Award, if applicable; (E) the date on which such Company Equity Award was granted; (F) the extent to which such Company Equity Award is vested and exercisable as of the date of this Agreement; and (G) the date on which such Company Equity Award expires. The Company has delivered to Parent accurate and complete copies of all plans pursuant to which any of the

Acquired Corporations has ever granted Company Equity Awards, and the forms of all award agreements evidencing such Company Equity Awards.

(c) Except as set forth in Part 2.3(b) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant, membership interest or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

(d) All outstanding shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

(e) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

2.4  SEC Filings; Financial Statements.

(a) Since April 30, 2008, the Company has filed all forms, reports, statements, schedules and other documents with the SEC that were required to be filed by it under applicable Legal Requirements prior to the date hereof, and the Company will file prior to the Effective Time all forms, reports statements, schedules and other documents with the SEC that are required to be filed by it under applicable Legal Requirements prior to such time (all such forms, reports and documents, including amendments thereto, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K and, in all cases, all exhibits and schedules thereto, the “Company SEC Reports”). As of its effective date (in the case of Company SEC Reports that are registration statements filed pursuant to the Securities Act) and as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Company SEC Report complied, or will comply, as the case may be, as to form in all material respects with all applicable Legal Requirements, including the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, each as in effect on the date such Company SEC Report was, or will be, filed or effective, and (ii) each Company SEC Report did not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. True and correct copies of all Company SEC Reports filed prior to the date hereof have been furnished to Parent or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) database of the SEC. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under (A) Rule 13a-14 or 15d-15 of the Exchange Act or (B) Section 302 or 906 of the Sarbanes-Oxley Act, with respect to any Company SEC Report, except as disclosed in certifications filed with the Company SEC Reports. Neither the Company nor any of its executive officers has received notice from any Governmental Body challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Except as set forth in Part 2.4(a) of the Disclosure Schedule, since the earlier of the enactment of applicable Legal Requirements and the earliest Company SEC Report, the Company and each of its officers and directors are and have been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.

(b) The Acquired Corporations maintain disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act) that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to provide reasonable assurance that all material information concerning the Acquired Corporations is made known on a timely basis to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Section 302 and 906 of the Sarbanes-Oxley Act. Part 2.4(b) of the Disclosure Schedule lists, and the Company has delivered to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.

(c) The consolidated financial statements of the Acquired Corporations filed with the Company SEC Reports have been prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any unaudited quarterly financial statements filed on Form 10-Q), and fairly present in all material respects the consolidated financial position of the Acquired Corporations as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

(d) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Part 2.4(d) of the Disclosure Schedule lists, and the Company has delivered to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal control over financial reporting. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended April 30, 2010, and, except as set forth in Part 2.4(d) of the Disclosure Schedule, such assessment concluded that such controls were effective.

(e) Since April 30, 2008, the Company’s principal executive officer and its principal financial officer (each as defined in the Sarbanes-Oxley Act) have disclosed to the Company’s auditors and the audit committee of the Company’s board of directors (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information of the Acquired Corporations on a consolidated basis and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Acquired Corporations’ internal controls. Since the enactment of the Sarbanes-Oxley Act, no Acquired Corporation has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Acquired Corporations.

(f) Except as set forth in Part 2.4(f) of the Disclosure Schedule, since April 30, 2008, (i) neither any Acquired Corporation, nor any director or executive officer of any Acquired Corporation has, and to the knowledge of the Company, no other officer, employee or accountant of any Acquired Corporation has, received any material complaint, allegation, assertion or claim, in writing (or to the knowledge of the Company, orally) regarding the accounting or auditing practices, procedures, methodologies or methods of the Acquired Corporations or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that any Acquired Corporation has engaged in questionable accounting or auditing practices, and (ii) no attorney representing any Acquired Corporation, whether or not employed by an Acquired Corporation, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the board of directors of any Acquired Corporation or any committee thereof or to any director or officer of any Acquired Corporation.

(g) No Acquired Corporation is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among an Acquired Corporation, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Item 303(a)(4) of Regulation S-K under the Securities Act) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving any Acquired Corporation in the Company’s consolidated financial statements. Part 2.4(g) of the Disclosure Schedule lists, and the Company has made available to Parent complete and accurate copies of the documentation creating or governing (since April 30, 2008) all such “off-balance sheet arrangements” effected by any Acquired Corporation.

(h) Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements (including any related notes) contained in the Company SEC Reports, is and has been throughout the periods covered by the applicable financial statements: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Part 2.4(h) of Disclosure Schedule lists all non-audit services performed by Deloitte & Touche LLP for any Acquired Corporation since April 30, 2008.

(i) As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports.

(j) Except as set forth in Part 2.4(j) of the Disclosure Schedule, the Company is in compliance in all material respects with the applicable rules and regulations and listing requirements of NASDAQ Global Market and has not, since April 30, 2008, received any notice asserting any non-compliance with such rules and regulations or listing requirements.

2.5  Absence of Changes.  Except as set forth in Part 2.5 of the Disclosure Schedule, since the date of the Unaudited Interim Balance Sheet through the date of this Agreement:

(a) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

(c) none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, other than a cash dividend in the amount of $0.01 per share of Company Common Stock paid on April 15, 2011 to shareholders of record on March 25, 2011; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Equity Awards); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Equity Awards identified in Part 2.3(b) of the Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of: (i) the Company’s Equity Plan; or (ii) any Company Equity Award or any Contract evidencing or relating to any Company Equity Award;

(f) there has been no amendment to the articles of incorporation, bylaws or other charter or other organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g) none of the Acquired Corporations has received any Acquisition Proposal or Acquisition Inquiry;

(h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

(i) none of the Acquired Corporations has made any capital expenditure that, when added to all other capital expenditures made on behalf of the Acquired Corporations since date of the Unaudited Interim Balance Sheet, exceeds $125,000 in the aggregate, or any individual capital expenditures that exceed $25,000;

(j) none of the Acquired Corporations has made any individual expenditure or series of related expenditures in excess of $125,000, otherwise than in the ordinary course of business and consistent with past practices;

(k) none of the Acquired Corporations has: (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract that is not set forth in Part 2.10 of the Disclosure Schedule; or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract (except pursuant to change orders);

(l) none of the Acquired Corporations has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

(m) none of the Acquired Corporations has written off as uncollectible any account receivable, except for accounts receivable less than $5,000 individually and $100,000 in the aggregate in the ordinary course of business consistent with past practices, or established any extraordinary reserve with respect to any account receivable or other indebtedness;

(n) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of or Encumbrances with respect to immaterial assets made in the ordinary course of business and consistent with past practices;

(o) none of the Acquired Corporations has: (i) lent money to any Person, other than routine travel advances made to employees in the ordinary course of business and ordinary course advances not exceeding $2,500 at any time outstanding per employee; or (ii) incurred or guaranteed any indebtedness for borrowed money;

(p) none of the Acquired Corporations has: (i) adopted, established or entered into any Company Benefit Plan or Company Benefit Agreement; (ii) caused or permitted any Company Benefit Plan to be amended in any material respect; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or other employees;

(q) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

(r) none of the Acquired Corporations has made any material Tax election;

(s) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

(t) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(t)” above.

2.6 Title to Assets.  The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of, or an immaterial amount of other assets sold or otherwise disposed of, in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) liens described in Part 2.6 of the Disclosure Schedule; and (ii) Permitted Encumbrances. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Unaudited Interim Balance Sheet; and (B) all other assets reflected in the books and records of the Acquired Corporations as being leased by the Acquired Corporations, and enjoy undisturbed possession of all material leased assets, other than with respect to Permitted Encumbrances.

2.7  Receivables; Customers; Inventories.

(a) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Unaudited Interim Balance Sheet and have not yet been collected): (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the knowledge of the Company, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $150,000 for the period from the Unaudited Balance Sheet Date through the date of this Agreement and $325,000 in the aggregate).

(b) Part 2.7(b) of the Disclosure Schedule contains an accurate and complete list of each outstanding loan or advance made by any of the Acquired Corporations to any Company Associate, other than routine travel advances made to employees in the ordinary course of business and ordinary course advances not exceeding $2,500 at any time outstanding per employee.

(c) Part 2.7(c) of the Disclosure Schedule accurately identifies, and provides an accurate breakdown of the revenues received from, each customer or prime contractor under service Contracts of the Acquired Corporations from which the Acquired Corporations received $50,000 or more in revenue in either of the fiscal years ended April 30, 2010 or April 30, 2011. None of the Acquired Corporations has received any notice or other communication or information (in writing or otherwise) indicating, and the Company has no knowledge that any customer identified in Part 2.7(c) of the Disclosure Schedule may, terminate any existing contract they have with the Acquired Corporations prior to the completion of such contracts or prior to receipt by the Acquired Corporations of full payment thereunder.

(d) The inventory of the Acquired Corporations reflected on the Unaudited Interim Balance Sheet was as of the date of the Unaudited Interim Balance Sheet, and the current inventory of the Acquired Corporations (the “Current Inventory”) is, in usable and saleable condition in the ordinary course of business, subject to normal wear and tear and an immaterial allowance for damaged, lost or unsaleable inventory consistent with the Company’s past accounting practices. The Current Inventory is not excessive and is adequate in relation to the current trading requirements of the businesses of the Acquired Corporations, and, subject to normal wear and tear and an immaterial allowance for damaged, lost or unsaleable inventory consistent with the Company’s past accounting practices, none of the Current Inventory is obsolete, slow moving, unmarketable or of limited value in relation to the current businesses of the Acquired Corporations. The finished goods, work in progress, raw materials and other materials and supplies included in the Current Inventory are generally of a standard that is at least as high as the generally accepted standard prevailing in the industries in which the Acquired Corporations operate.

2.8  Equipment; Real Property; Leasehold.

(a) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are currently being put, are in good and safe condition and repair (ordinary wear and tear excepted) in all material respects and are adequate for the conduct of the businesses of the Acquired Corporations in the manner in which such businesses are currently being conducted.

(b) Part 2.8(b)(i) of the Disclosure Schedule contains a complete and accurate list of all real property that is owned by the Acquired Corporations (including (i) those certain unimproved parcels of real property identified as the “Land Parcels” and (ii) that certain office building and the land identified as the “Gold Property”, each as identified on Part 2.8(b)(i) of the Disclosure Schedule) (collectively, the “Owned Real Estate”). Except as set forth in Part 2.8(b) of the Disclosure Schedule, the Acquired Corporations hold good, indefeasible, insurable and marketable title to the Owned Real Estate, free and clear of all Encumbrances, other than Permitted Encumbrances and the liens set forth in Part 2.6 of the Disclosure Schedule. Part 2.8(b)(i) also sets forth sets forth a complete and accurate description of all real property leased by the Acquired Corporations (the “Leased Real Estate”) and the address, approximate square footage, annual base rent, the security or other deposit collected and/or applied and the expiration date thereof. A true and complete copy of the lease for such Leased Real Estate (including all amendments, subordination and non-disturbance agreements, estoppel certificates and related documents) (together, the “Lease”) has been delivered or made available to Parent. The Acquired Corporations hold good, insurable and marketable (subject to the terms of the leases) leasehold interest in all of the Leased Real Estate, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as set forth in Part 2.8(b)(ii) of the Disclosure Schedule, the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Estate or Leased Real Estate or any portion thereof. Part 2.8(b)(ii) of the Disclosure Schedule sets forth all leaseholds that any Acquired Corporation is a party to, or bound by, covering any real property.

(c) There exist no improvements on the Land Parcels other than underground utilities, storm and sewage lines and systems and other similar systems, retainage walls, previously graded sloped surfaces, driveways, curbs and other paved surfaces. The improvements on the Gold Property and the Leased Real Estate are in good operating condition and repair (awnings and ordinary wear and tear excepted). Except for routine preventative maintenance or repair or as set forth in Part 2.8(c) of the Disclosure Schedule, no material capital expenditures by the Acquired Corporation are currently required for the maintenance and/or repair of the Gold Property or the Leased Real Estate. No lienable work has been performed on any of the Owned Real Estate or Leased Real Estate for which payment has not been made in full, except as may be set forth in Part 2.8(c) of the Disclosure Schedule. No improvements constituting a part of the Gold Property encroach on real property not owned by or leased to the Acquired Corporations or on set-back other restricted areas pursuant to zoning codes or other applicable agreements, other than as set forth in Part 2.8(c) of the Disclosure Schedule. The Owned Real Estate and all of the Acquired Corporation’s improvements located and operations conducted thereon have received all approvals of applicable Governmental Bodies (including permits, all of which have been fully paid for and are in full force and effect) required in connection with the ownership or operation of commercial real estate. None of the improvements comprising the Owned Real Estate or the business conducted by the Acquired Corporations thereon are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any applicable zoning or building Legal Requirements or public utility or other easement, and there are no violations of any applicable zoning or building Legal Requirements relating to the Owned Real Estate that remains unresolved. No parcel of Owned Real Estate is located in a flood plain, except as set forth in Part 2.8(c) of the Disclosure Schedule. The Land Parcels constitute valid subdivided parcels in accordance with all Legal Requirements. The Acquired Corporations have all easements, servitudes and rights of way necessary for access to the Owned Real Estate, and there exists reasonably unrestricted access to a public street from each parcel of Owned Real Estate, except as set forth in Part 2.8(c) of the Disclosure Schedule. All utilities serving the Gold Property are adequate to operate the improvements in the manner they are currently operated. Except as set forth in Part 2.8(c) of the Disclosure Schedule, all utilities (including without limitation water, gas, plumbing, electrical, steam, compressed air, telecommunication, sanitary, storm and sewage lines and systems and other similar systems) serving the Land Parcels are sufficient to enable the Land Parcels to be used and operated as office/retail sites in compliance in all material respects with all Legal Requirements. Except as set forth in Part 2.8(c) or Part 2.10 of the Disclosure Schedule, there are no (i) material Contracts for services currently affecting the Owned Real Estate or the Leased Real Estate, (ii) challenges or appeals pending, or, to the knowledge of the Company, threatened regarding any amount of Taxes on, or a portion of the assessed valuation of, the Owned Real Estate or the Leased Real Estate, and the Company has not entered into any special arrangements or agreements with any Governmental Body with respect thereto, (iii) condemnation proceedings pending or, to the knowledge of the Company threatened with respect to the Owned Real Estate, (iv) conditions that would adversely affect in any respect the ownership, possession, use or occupancy of the Owned Real Estate relating to the physical condition of the Owned Real Estate or any portion thereof, or (v) outstanding options, rights of first offer, rights of first refusal or contracts to purchase any Owned Real Estate or Leased Real Estate or any portion thereof or ownership interest therein.

(d) Each lease and sublease with respect to the Owned Real Estate and the Leased Real Estate is set forth in Part 2.8(b)(ii) of the Disclosure Schedule. Except as set forth in Part 2.8(d) of the Disclosure Schedule, with respect to each lease or sublease agreement for Owned Real Estate and the Leased Real Estate: (i) such lease or sublease is legal, valid, binding, enforceable and in full force and effect, assuming the due authorization, execution and delivery of such lease or subleases by the counterparties, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules or Legal Requirement governing specific performance, injunctive relief and other equitable remedies; (ii) except as set forth in Part 2.27 of the Disclosure Schedule, the Contemplated Transactions do not require the consent of any other party to such lease or sublease, will not result in a breach of or default under such lease or sublease, and will not otherwise cause such lease or sublease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) there are no pending disputes with respect to such lease or sublease and neither the Company nor, to the knowledge of the Company, any other Person party to such lease or sublease, is in breach of or default under such lease or sublease, and, to the knowledge of the Company, no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such lease or sublease; (iv) the tenant’s possession and quiet enjoyment of the Owned Real Estate and the Leased Real Estate under such lease or sublease has not been disturbed; (v) no security deposit or portion thereof deposited with respect to such lease or sublease has been applied in respect of a breach of or default under such lease or sublease that has not been redeposited in full if required; (vi) except as may be set forth in Part 2.8(d) of the Disclosure Schedule, the Company does not owe, or will not owe in the future, any brokerage commissions or finder’s fees with respect to such lease or sublease; (vii) except as set forth in Part 2.8(d) of the Disclosure Schedule, the other Person party to such lease or sublease is not an Affiliate of, and, to the knowledge of the Company, otherwise does not have any economic interest in, the Company; (viii) the Company has not collaterally assigned or granted any Encumbrance in such lease or sublease or any interest therein other than as set forth in Part 2.8(d) of the Disclosure Schedule; and (ix) there are no material understandings, oral or written, nor any course of dealings established between the parties of any sublease or lease which vary in any material respect with the rights or obligations of the parties thereto.

2.9  Intellectual Property; Privacy.

(a) Products and Services.  Part 2.9(a) of the Disclosure Schedule accurately identifies each Company Product currently being offered by any of the Acquired Corporations.

(b) Registered IP.  Part 2.9(b) of the Disclosure Schedule accurately identifies: (a) each item of Registered IP in which any of the Acquired Corporations has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (b) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (c) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (d) each Company Product identified in Part 2.9(a) of the Disclosure Schedule that embodies or utilizes such item of Registered IP.

(c) Inbound Licenses.  Part 2.9(c) of the Disclosure Schedule accurately identifies as of the date of this Agreement: (a) each Contract pursuant to which any Intellectual Property Right or Intellectual Property is or has been licensed, sold, assigned, or otherwise conveyed or provided to the Company (other than (i) agreements between any of the Acquired Corporations and their respective employees in the Acquired Corporations’ standard forms thereof and (ii) Commercial Off The Shelf Software); and (b) whether the licenses or rights granted to the Acquired Corporations in each such Contract are exclusive or non-exclusive.

(d) Outbound Licenses.  Part 2.9(d) of the Disclosure Schedule accurately identifies each Contract under which any of the Acquired Corporations has licensed, or granted any interest in, any Company IP as of the date of this Agreement (other than software licenses entered into in the ordinary course of business and consistent with past practices that do not deviate in any material respect from the standard form agreement provided to Parent as of the date of this Agreement). None of the Acquired Corporations are bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way materially limits or restricts the ability of any of the Acquired Corporations to use, exploit, assert, or enforce any Company IP anywhere in the world.

(e) Royalty Obligations.  Part 2.9(e) of the Disclosure Schedule contains a complete and accurate list and summary of all royalties, fees, commissions, and other amounts payable by any of the Acquired Corporations to any other Person (other than (i) sales commissions paid to employees according to the Acquired Corporations’ standard commissions plan or (ii) routine governmental fees incurred in connection the prosecution of any Registered IP) upon or for the manufacture, sale, or distribution of any Company Product or the use of any Company IP.

(f) Standard Form IP Agreements.  The Company has provided to Parent a complete and accurate copy of each standard form of Company IP Contract used by any of the Acquired Corporations since April 30, 2006, including each standard form of (i) employee agreement containing any assignment or license of Intellectual Property Rights; (ii) consulting or independent contractor agreement containing any intellectual property assignment or license of Intellectual Property Rights; and (iii) confidentiality or nondisclosure agreement. Part 2.9(f) of the Disclosure Schedule accurately identifies each Company IP Contract that deviates in any material respect from the corresponding standard form agreement provided to Parent as of the date of this Agreement, including any agreement with an employee, consultant, or independent contractor in which the employee, consultant, or independent contractor expressly reserved or retained rights in any Intellectual Property or Intellectual Property Rights related to the manufacture, marketing or sale of any Company Product.

(g) Ownership Free and Clear.  The Acquired Corporations exclusively own all right, title, and interest to and in the Company IP (other than Intellectual Property Rights licensed to the Acquired Corporations, as identified in Part 2.9(c) of the Disclosure Schedule) free and clear of any Encumbrances (other than licenses and rights granted pursuant to the Contracts identified in Part 2.9(d) of the Disclosure Schedule). Without limiting the generality of the foregoing:

(i) Perfection of Rights.  Since April 30, 2006, all documents and instruments necessary to establish, perfect, and maintain the rights of the Acquired Corporations in the Registered IP in the jurisdictions required to be indicated in Part 2.9(b) of the Disclosure Schedule have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Body (other than any Registered IP that the Acquired Corporations have intentionally allowed to lapse).

(ii) Employees and Contractors.  Each Person who is or was an employee or contractor of any of the Acquired Corporations and who is or was involved in the creation or development of any Company Product or Company IP has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights pertaining to such Company Product or Company IP to such Acquired Corporation, or such rights have been assigned by operation of law, including under the “work made for hire” provisions of the U.S. Copyright Act, 17 U.S.C. § 101. No current or former officer, director, employee, or to the knowledge of the Company, shareholder of the Company has any claim, right (whether or not currently exercisable), or interest to or in any Company IP. To the knowledge of Company, no employee of any of the Acquired Corporations is (a) bound by or otherwise subject to any

Contract restricting him from performing his duties for any of the Acquired Corporations or (b) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to his activities as an employee of any of the Acquired Corporations.

(iii) Government Rights.  No funding, facilities, or personnel of any Governmental Body or any public or private university, college, or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Company IP.

(iv) Protection of Proprietary Information.  Each of the Acquired Corporations has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce their rights in all proprietary information pertaining to the Acquired Corporations or any Company Product. Without limiting the generality of the foregoing, no portion of the source code for any software currently used by any of the Acquired Corporations as a material part of any Company Product has been disclosed to any Person.

(v) Standards Bodies.  None of the Acquired Corporations is or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Company IP that is used for and material to, any Company Product.

(vi) Sufficiency.  Each of the Acquired Corporations owns or otherwise has, and after the Closing Parent will own or otherwise have, all Intellectual Property Rights necessary to conduct the Acquired Corporations’ business as currently conducted in all material respects.

(h) Valid and Enforceable.  All Company IP is valid, subsisting, and enforceable. Without limiting the generality of the foregoing:

(i) Misuse and Inequitable Conduct.  None of the Acquired Corporations has engaged in patent or copyright misuse or any fraud or inequitable conduct in connection with any Company IP that is Registered IP.

(ii) Trademarks.  No trademark or trade name owned, used, or applied for by any of the Acquired Corporations infringes any trademark or trade name owned or used by any other Person. To the knowledge of the Company, no event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or could reasonably be expected to result in, the unintentional abandonment of any trademark (whether registered or unregistered) owned or used by any of the Acquired Corporations.

(iii) Legal Requirements and Deadlines.  Each item of Company IP that is Registered IP is in compliance with all Legal Requirements and all filings, payments, and other actions required to be made or taken to maintain such item of Company IP in full force and effect. Part 2.9(h)(iii) of the Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is 120 days after the date of this Agreement in order to maintain such item of Registered IP in full force and effect.

(iv) Interference Proceedings and Similar Claims.  No interference, opposition, reissue, reexamination, or other Legal Proceeding is or since April 30, 2006 has been pending or, to the knowledge of the Company, threatened, in which the scope, validity, or enforceability of any Company IP is being, has been, or could reasonably be expected to be contested or challenged. To the knowledge of the Company, there is no basis for a claim that any Company IP is invalid or unenforceable.

(i) Third-Party Infringement of Company IP.  To the knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Company IP. Part 2.9(i) of the Disclosure Schedule accurately identifies (and the Company has provided to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered since April 30, 2006 by or to any of the Acquired Corporations or any representative of the Company regarding any actual, alleged, or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.

(j) Effects of This Transaction.  Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements) will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Encumbrance on, any Company IP; (ii) a breach of or default under any Company IP Contract; (iii) the release, disclosure, or delivery of any Company IP by or to any escrow agent or other Person; or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company IP.

(k) No Infringement of Third Party IP Rights.  None of the Acquired Corporations has ever infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated or made unlawful use of any Intellectual Property Right of any other Person or engaged in unfair competition. No Company Product, and no method or process used in the manufacturing of any Company Product, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. To the knowledge of the Company, there is no legitimate basis for a claim that any of the Acquired Corporations or any Company Product has infringed or misappropriated any Intellectual Property Right of another Person or engaged in unfair competition or that any Company Product, or any method or process used in the manufacturing of any Company Product, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. Without limiting the generality of the foregoing:

(i) Infringement Claims.  No infringement, misappropriation, or similar claim or Legal Proceeding is pending or, to the knowledge of the Company, threatened against any of the Acquired Corporations or against any other Person who is or may be entitled to be indemnified, defended, held harmless, or reimbursed by any of the Acquired Corporations with respect to such claim or Legal Proceeding. Since April 30, 2006, none of the Acquired Corporations has received any notice or other communication (in writing or, to the knowledge of the Company, otherwise) relating to any actual, alleged, or suspected infringement, misappropriation, or violation by any of the Acquired Corporations, any of their employees or agents, or any Company Product of any Intellectual Property Rights of another Person, including any letter or other communication suggesting or offering that the Company obtain a license to any Intellectual Property Right of another Person.

(ii) Other Infringement Liability.  None of the Acquired Corporations is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation, or similar claim (other than indemnification provisions in the Acquired Corporations’ forms of Company IP Contracts provided to Parent, the Contracts set forth in Part 2.9(f) of the Disclosure Schedule or Energy Contracts).

(iii) Infringement Claims Affecting In-Licensed IP.  To the knowledge of the Company, no claim or Legal Proceeding involving any Intellectual Property or Intellectual Property Right licensed to any of the Acquired Corporations is pending or has been threatened, except for any such claim or Legal Proceeding that, if adversely determined, would not adversely affect (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by any of the Acquired Corporations, or (B) the design, development, manufacturing, marketing, distribution, provision, licensing or sale of any Company Product.

(l) Bugs.  Except as set forth in Part 2.8(l) of the Disclosure Schedule, none of the software (including firmware and other software embedded in hardware devices) owned, developed, used, marketed, distributed, licensed, or sold by any of the Acquired Corporations (including any software that is part of, is distributed with, or is used in the design, development, manufacturing, production, distribution, testing, maintenance, or support of any Company Product, but excluding any Commercial Off The Shelf Software) (collectively, “Company Software”) (i) contains any bug, defect, or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of date data) that materially and adversely affects the use, functionality, or performance of such Company Software or any Company Product containing or used in conjunction with such Company Software; or (ii) fails to comply in any material respect with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Software.

(m) Harmful Code.  No Company Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) materially disrupting, disabling, harming, or otherwise materially impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) materially damaging or destroying any data or file without the user’s consent.

(n) Source Code.

(i) The source code for the Company Software as it concerns the Company Products has been documented in a professional manner that is consistent with customary code annotation conventions in the software industry and sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Company Software. Except as set forth in Part 2.9(n) of the Disclosure Schedule, no source code for any Company Software as it concerns the Company Products has been delivered, licensed, or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of any of the Acquired Corporations. The Company has no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Company Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Company Software to any other Person.

(ii) Part 2.9(n)(ii) of the Disclosure Schedule accurately identifies and describes (A) each item of Open Source Code that is contained or used in, and distributed with, or used in the development of the current Company Products, (B) the applicable license terms for each such item of Open Source Code, or a reference to a website containing the applicable license terms, and (C) the current Company Product to which each such item of Open Source Code relates.

(iii) No Company Product contains and is distributed with Open Source Code that is licensed under any terms that impose a requirement or condition that any Company Product or part thereof (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making modifications or derivative works, (C) be redistributable at no charge or (D) otherwise imposes any other material limitation, restriction, or condition on the right or ability of any of the Acquired Corporations to use or distribute any Company Product.

(o) Part 2.9(o) of the Disclosure Schedule contains each Company Privacy Policy in effect at any time since April 30, 2006.

(p) Part 2.9(p) of the Disclosure Schedule identifies and describes each distinct electronic or other database containing Personal Data maintained by or for any of the Acquired Corporations at any time since April 30, 2006 (the “Company Databases”), the types of Personal Data in each such database, the means by which the Personal Data was collected, and the security policies that have been adopted and maintained with respect to each such database. No material breach or violation of any such security policy has occurred or, to the knowledge of the Company, is threatened. There has been no unauthorized or illegal use of or access to any of the Personal Data in any of the Company Databases.

(q) Each of the Acquired Corporations has complied at all times and in all material respects with all of the Company Privacy Policies and with all applicable Legal Requirements pertaining to privacy, User Data, or Personal Data.

(r) Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements), nor Parent’s possession or use of the User Data or any data or information in the Company Databases, will result in any violation of any Company Privacy Policy or any Legal Requirement pertaining to privacy, User Data, or Personal Data.

2.10  Contracts.

(a) Part 2.10 of the Disclosure Schedule (which shall be separated by the subsections listed below) identifies each current Company Contract that constitutes a “Material Contract” as of the date of this Agreement (other than end user license agreements for Company Software entered into by an Acquired Corporation, or an authorized distributor of an Acquired Corporation, in the ordinary course of business). For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(i) any Company Benefit Agreement and any other Contract: (A) relating to the employment of, or the performance of services by, any employee or consultant; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $20,000 to any current or former employee or director;

(ii) any Company IP Contract, other than end user license agreements for Company Software entered into by an Acquired Corporation, or an authorized distributor of an Acquired Corporation, in the ordinary course of business and consistent with past practices that do not deviate in any material respect from the standard form agreement provided to Parent as of the date of this Agreement;

(iii) any Contract relating to the acquisition, sale, spin-off, outsourcing or disposition of any business operation, unit, material asset or any product line of any Acquired Corporation;

(iv) any Contract in which another Person is or was appointed as a distributor, reseller or sales representative with respect to, or otherwise is or was authorized to market, promote, distribute, resell, sublicense, support or solicit orders for, any Company Product or Company Software;

(v) any Contract that provides for indemnification of any Company Associate or any current or former agent of any of the Acquired Corporations, other than customary indemnification provisions in Energy Contracts entered into in the ordinary course of business consistent with past practices;

(vi) any Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person, other than (x) Energy Contracts relating to governmental projects which impose limitations on the Company’s ability to directly approach the customer with respect to the project for which the contractor is responsible pursuant to such Energy Contract which are entered into in the ordinary course of business and (y) Contracts set forth in Part 2.10(a)(x) of the Disclosure Schedule;

(vii) any Contract (other than Contracts evidencing Company Equity Awards in the form provided to Parent and set forth on Part 2.3(b) of the Disclosure Schedule): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(viii) any Contract incorporating or relating to any guaranty, any warranty related to any Company Product, any sharing of liabilities or any indemnity or similar obligation, except for Customer Contracts entered into by any Acquired Corporation in the ordinary course of business consistent with past practices;

(ix) any Contract relating to any currency hedging;

(x) any Contract: (A) imposing any confidentiality obligation on any of the Acquired Corporations or on any other Person (other than routine confidentiality or nondisclosure agreements entered into in connection with the Acquired Corporation’s Customer Contracts or confidentiality provisions set forth in Customer Contracts entered into by any Acquired Corporation in the ordinary course of business that do not otherwise constitute Material Contracts under this Section 2.10(a)); or (B) containing “standstill” or similar provisions;

(xi) any Contract: (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations; or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

(xii) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

(xiii) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $50,000 in the aggregate;

(xiv) any Contract relating to any Encumbrance with respect to any material asset owned or used by any Acquired Corporation;

(xv) any Contract that involves or relates to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset);

(xvi) each lease and sublease with respect to the Owned Real Estate and the Leased Real Estate and each Lease; and

(xvii) any other Contract, if a breach of such Contract could reasonably be expected to have or result in a Company Material Adverse Effect.

The Company has delivered to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract.

(b) Each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, assuming the due authorization, execution and delivery of such Material Contract by the counterparties thereto, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of Legal Requirement governing specific performance, injunctive relief and other equitable remedies.

(c) Except as set forth in the applicable subsections of Part 2.10(c) of the Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract; and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract; (ii) except for express warranty and indemnification remedies set forth in the standard forms of Company IP Contracts described in Section 2.9(b) and in Part 2.9(b) of the Disclosure Schedule, no end-user, distributor, or other licensee of the Company Software has any conditional or unconditional return, refund, or credit rights exercisable against the Acquired Corporations with respect to such Company Software; (iii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Material Contract; (B) give any Person the right to declare a default or exercise any remedy under any Material Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract; (D) give any Person the right to accelerate the maturity or performance of any Material Contract; (E) result in the disclosure, release or delivery of any Company Source Code; or (F) give any Person the right to cancel, terminate or modify any Material Contract; and (iv) since April 30, 2008, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract.

2.11  Sale of Products; Performance of Services

(a) Part 2.11(a) of the Disclosure Schedule accurately identifies and describes each Company Software product that is being developed, marketed, distributed, licensed or sold by any Acquired Corporation as of the date of this Agreement.

(b) All installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in conformity in all material respects with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

(c) Except as set forth in Part 2.11(c) of the Disclosure Schedule, since April 30, 2008, no customer or other Person has asserted or, to the knowledge of the Company, threatened to assert any claim against any of the Acquired Corporations (other than immaterial warranties claims): (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations under any Contract; or (ii) based upon any services performed by any of the Acquired Corporations under any Contract.

(d) Except as set forth in Part 2.11(d) of the Disclosure Schedule, since April 30, 2008, no end-user customer, distributor, reseller, or sales representative has terminated or, to the knowledge of the Company, threatened or expressed an intention or desire to terminate or not to renew, its relationship or any Material Contract with any of the Acquired Corporations due to an expressed dissatisfaction with the performance, operation or functionality of the Company Software (other than reporting “bugs” in the ordinary course of business).

2.12  Liabilities.  None of the Acquired Corporations has, and none of the Acquired Corporations is or may become responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the Unaudited Interim Balance Sheet; (b) normal current liabilities that have been incurred by the Acquired Corporations since the date of the Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporation under Company Contracts, to the extent such liabilities are reasonably ascertainable (in nature, scope and amount) from the underlying Company Contract; and (d) liabilities described in Part 2.12 of the Disclosure Schedule.

2.13  Compliance with Legal Requirements.  Since April 30, 2005, each Acquired Corporation is and has at all times been in compliance in all material respects with all Legal Requirements applicable to such Acquired Corporation. No Acquired Corporation is under investigation, nor, to the knowledge of the Company, is any investigation against any Acquired Corporation threatened, with respect to any material violation of any applicable Legal Requirement,. No Acquired Corporation has received any notice or other communication from any Governmental Body regarding a possible material violation of or failure to comply with any Legal Requirement. To the knowledge of the Company, since April 30, 2008, no Legal Requirements have been proposed or enacted that would reasonably be expected to require a material modification in the manner in which the business of any Acquired Corporation is conducted, either before or after the Closing Date.

2.14  Certain Business Practices.  No Acquired Corporation has: (a) used any funds for unlawful contributions, loans, donations, gifts, entertainment or other unlawful expenses relating to political activity; (b) made or agreed to make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (c) taken any action that would constitute a violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations hereunder, or any comparable foreign Legal Requirement or statute; or (d) made or agreed to make any other unlawful payment.

2.15  Governmental Authorizations.

(a) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. Part 2.15(a) of the Disclosure Schedule accurately and completely lists all Governmental Authorizations currently required to be held by the Acquired Corporations. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since April 30, 2008 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since April 30, 2008, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any product or service.

(b) Part 2.15(b) of the Disclosure Schedule accurately and completely describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body or otherwise. Each of the Acquired Corporations is in compliance in all material respects with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.15(b) of the Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization, grant, incentive or subsidy identified or required to be identified in Parts 2.15(a) or (b) of the Disclosure Schedule.

2.16  Tax Matters.

(a) Each of the Acquired Corporations has filed all Tax Returns that it was required to file under applicable Legal Requirements since April 30, 2005. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Legal Requirements. All Taxes due and owing by each of the Acquired Corporations (whether or not shown on any Tax Return) have been paid. None of the Acquired Corporations is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Acquired Corporations do not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the Acquired Corporations.

(b) Each of the Acquired Corporations has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, or other third party.

(c) No director or officer (or employee responsible for Tax matters) of any of the Acquired Corporations expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No Legal Proceedings regarding Taxes are pending or being conducted with respect to any of the Acquired Corporations. Since April 30, 2005, none of the Acquired Corporations has received from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any material amount of Tax proposed, asserted, or assessed by any Governmental Body against any of the Acquired Corporations, which notice, audit, review, request for information, deficiency or proposed adjustment has not been resolved.

(d) Part 2.16(d) of the Disclosure Schedule lists all Tax Returns filed with respect to each of the Acquired Corporations for taxable periods ended on or after April 30, 2008, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of material deficiencies assessed against or agreed to by any of the Acquired Corporations filed or received since April 30, 2008.

(e) None of the Acquired Corporations has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) None of the Acquired Corporations has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Acquired Corporations is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of section 280G of the Code (or any corresponding provisions of state, local or foreign Tax Legal Requirement) and (ii) any amount that will not be fully deductible as a result of section 162(m) of the Code (or any corresponding provisions of state, local or foreign Tax Legal Requirement). The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. Each of the Acquired Corporations has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. None of the Acquired Corporations is a party to or bound by any Tax allocation or sharing agreement. Each of the Acquired Corporations has (A) not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) no Liability for the Taxes of any Person (other than such Acquired Corporation) under regulation 1.1502-6 of the Code (or any similar provision of state, local, or foreign Legal Requirement), as a transferee or successor, by contract, or otherwise.

(g) The unpaid Taxes of the Acquired Corporations (i) did not, as of the date of the Unaudited Interim Balance Sheet, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Interim Balance Sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Corporations in filing their Tax Returns. Since the date of the Unaudited Interim Balance Sheet, none of the Acquired Corporations has incurred any liability for Taxes arising from extraordinary gains or losses, determined in accordance with GAAP, outside the ordinary course of business.

(h) None of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date as a result of any: (i) change in method of accounting for taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Legal Requirement) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provisions of state, local or foreign income Tax Legal Requirement); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) None of the Acquired Corporations has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from any Acquired Corporation as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

2.17  Employee and Labor Matters; Benefit Plans.

(a) Part 2.17(a) of the Disclosure Schedule accurately sets forth, with respect to each employee of each of the Acquired Corporations as of the date of this Agreement (including any employee of any of the Acquired Corporations who is on a leave of absence or on layoff status):

(i) the name of such employee, the Acquired Corporation by which such employee is employed and the date as of which such employee was originally hired by such Acquired Corporation;

(ii) such employee’s title;

(iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director’s fees, taxable fringe benefits, bonuses and profit-sharing payments) received by such employee from the applicable Acquired Corporation with respect to services performed in the year ended December 31, 2010;

(iv) such employee’s annualized compensation as of the date of this Agreement;

(b) (v) any Governmental Authorization that is held by such employee and that relates to or is useful in connection with the businesses of the Acquired Corporations.

(c) Part 2.17(b) of the Disclosure Schedule accurately identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave on the date of this Agreement and sets forth the basis of such disability or leave and the anticipated date of return to full service.

(d) Part 2.17(c) of the Disclosure Schedule accurately identifies each former employee of any of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from any of the Acquired Corporations or otherwise) relating to such former employee’s employment with any of the Acquired Corporations; and Part 2.17(c) lists the agreement or agreements governing the receipt of such benefits by such individuals.

(e) Except as set forth in Part 2.17(d) of the Disclosure Schedule, the employment of each of the Acquired Corporations’ employees is terminable by the applicable Acquired Corporation at will. The Company has delivered to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the Company Associates.

(f) To the knowledge of the Company, as of the date of this Agreement:

(i) no employee of any of the Acquired Corporations intends to terminate his employment with the Company, nor has any such employee threatened or expressed any intention to do so;

(ii) no employee of any of the Acquired Corporations has received an offer to join a business that may be competitive with the businesses of the Acquired Corporations; and

(iii) no employee of any of the Acquired Corporations is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of such Acquired Corporation; or (B) the business or operations of the Acquired Corporations.

(g) Part 2.17(f) of the Disclosure Schedule accurately sets forth, with respect to each Person who is at the date of this Agreement, or was, at any time since April 30, 2008, an independent contractor of any of the Acquired Corporations (other than independent contractors with whom the Company has entered into Energy Contracts) and who has received or may be entitled to receive in excess of $50,000 from any of the Acquired Corporations:

(i) the name of such independent contractor, the Acquired Corporation with which such independent contractor is or was under contract;

(ii) the terms of compensation of such independent contractor, unless the Contract for such independent contractor is set forth in Part 2.10 of the Disclosure Schedule; and

(iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the applicable Acquired Corporation with respect to services performed in the fiscal year ended April 30, 2011.

(h) Except as set forth in Part 2.17(g) of the Disclosure Schedule, none of the Acquired Corporations is a party to, bound by, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations.

(i) There has never been, nor to the knowledge of the Company has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

(j) None of the Acquired Corporations is or has ever been engaged, in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the knowledge of the Company, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Company Associate, including charges of unfair labor practices or discrimination complaints.

(k) No current or former independent contractor of any of the Acquired Corporations could be deemed to be a misclassified employee. Except as set forth in Part 2.17(j) of the Disclosure Schedule, no independent contractor is eligible to participate in any Company Benefit Plan. No Acquired Corporation has ever had any temporary or leased employees that were not treated and accounted for in all respects as employees of such Acquired Corporation.

(l) Part 2.17(k) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Company Benefit Plan and each Company Benefit Agreement (other than individual award agreements under the Company Equity Plan). None of the Acquired Corporations has any plan or commitment to create any additional Company Benefit Plan, or to modify or change any existing Company Benefit Plan (other than to comply with applicable Legal Requirements as previously disclosed to Parent in writing) in a manner that would affect any Company Associate, other than as contemplated by this Agreement.

(m) With respect to each Company Benefit Plan, the Company has delivered to Parent: (i) an accurate and complete copy of all documents setting forth the terms of such Company Benefit Plan, including all amendments thereto and all related trust documents; (ii) a complete and accurate copy of the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Company Benefit Plan; (iii) if such Company Benefit Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of such Company Benefit Plan’s assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to such Company Benefit Plan; (v) if such Company Benefit Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (vi) accurate and complete copies of all Contracts relating to such Company Benefit Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; (vii) all material written materials provided to any Company Associate relating to such Company Benefit Plan and any proposed Company Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to any of the Acquired Corporations or any Company Affiliate; (viii) all material correspondence, if any, to or from any Governmental Body relating to such Company Benefit Plan since April 30, 2006; (ix) all forms and related forms of notices required under COBRA with respect to such Company Benefit Plan; (x) all insurance policies, if any, in the possession of any of the Acquired Corporations or any Company Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for such Company Benefit Plan; (xi) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent discrimination tests, if any, required under the Code for such Company Benefit Plan; (xii) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent IRS determination letter (or opinion letter, if applicable) received with respect to such Company Benefit Plan; and (xiii) if such

Company Benefit Plan is a Foreign Plan, all Governmental Authorizations received from any foreign Governmental Body with respect to such Company Benefit Plan.

(n) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, applicable U.S. and non-U.S. securities laws and regulations and applicable foreign Legal Requirements. Each of the Acquired Corporations and Company Affiliates have performed all obligations required to be performed by them under each Company Benefit Plan in all material respects and none of the Acquired Corporations is in material default or violation of the terms of any Company Benefit Plan. To the knowledge of the Company, there has been no material default or violation by any other party with respect to any term of any Company Benefit Plan. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, and to the knowledge of the Company, there is not and there has never been any event, condition or circumstance that could reasonably be expected to result in disqualification under the Code (or, in the case of a Foreign Plan, the equivalent of disqualification under any applicable foreign Legal Requirement). No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA (other than a transaction exempt under Section 408 of ERISA), has occurred with respect to any Company Benefit Plan. There are no claims or Legal Proceedings pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Benefit Plan or against the assets of any Company Benefit Plan. To the knowledge of the Company, no breach of fiduciary duty has occurred with respect to which any Acquired Corporation or any of its fiduciaries could reasonably be expected to incur a material liability. Each Company Benefit Plan (other than any Company Benefit Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Acquired Corporations or any Company Affiliate (other than ordinary administration expenses and benefits payable to participants). No Acquired Corporation has received notice that any Company Benefit Plan is, and, to the knowledge of the Company, no Company Benefit Plan is, under audit or investigation or is subject to any other Legal Proceeding commenced by the IRS, the DOL or any other Governmental Body, nor is any such audit, investigation or other Legal Proceeding pending or, to the knowledge of the Company, threatened. None of the Acquired Corporations nor any Company Affiliate has ever incurred any penalty or tax with respect to any Company Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. No mortgage, lien, pledge, charge, security interest or other Encumbrance of any kind has been imposed under the Code, ERISA or any foreign Legal Requirement with respect to any Company Benefit Plan or any of the assets of any Company Benefit Plan. All contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due as of the date of the Unaudited Interim Balance Sheet, have been adequately accrued in accordance with GAAP on the Unaudited Interim Balance Sheet.

(o) None of the Acquired Corporations nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Company Benefit Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section 3(37) of ERISA; (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code); or (iv) Company Benefit Plan in which stock of any of the Acquired Corporations or any Company Affiliate is or was held as a “plan asset” within the meaning of DOL Regulations Section 2510.3-101. The Company has no Foreign Plans.

(p) No Company Benefit Plan provides (except at no cost to the Acquired Corporations or any Company Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations or any Company Affiliate, no Acquired Corporations nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or as a part of a group of Company Associates) or any other Person that such Company Associate or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

(q) Except as set forth in Part 2.17(p) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of any of the Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise) will (i) result in any bonus, severance or other payment or obligation to any Company Associate (whether or not under any Company Benefit Plan or Company Benefit Agreement); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of any indebtedness of, any Company Associate; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit; (iv) result in any “parachute payment” under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m) of the Code or any other provision of the Code or any similar foreign Legal Requirement. Without limiting the generality of the foregoing (and except as set forth in Part 2.17(p) of the Disclosure Schedule), the consummation of the Contemplated Transactions will not result in the acceleration of vesting of any unvested Company Equity Awards.

(r) Except as set forth in Part 2.17(q) of the Disclosure Schedule, each of the Acquired Corporations and Company Affiliates: (i) is, and at all times has been, in compliance in all material respects with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Associates, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state Legal Requirement; (ii) has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (iii) has no liability for any arrears of wages or any Taxes or any penalty for failure to comply with the Legal Requirements applicable to any of the foregoing; and (iv) has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Associate (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth in Part 2.17(q) of the Disclosure Schedule, since April 30, 2006, none of the Acquired Corporations has effectuated a “plant closing,” partial “plant closing,” “mass layoff,” “relocation” or “termination” (each as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.

(s) To the knowledge of the Company, no Company Associate is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person’s efforts to promote the interests of the Acquired Corporations or that would interfere with the businesses of the Acquired Corporations or any Company Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Acquired Corporations or any Company Affiliate as presently conducted nor any activity of such Company Associate in connection with the carrying on of the business of the Acquired Corporations or any Company Affiliate as presently conducted will, to the knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such Company Associates is now bound.

(t) Each Company Benefit Plan or Company Benefit Agreement that is subject to Section 409A of the Code has been operated and administered in compliance with Section 409A of the Code.

2.18  Environmental Matters.

(a) Each of the Acquired Corporations: (i) is and has been in compliance in all material respects with, and has not been and is not in material violation of or subject to any material liability under, any applicable Environmental Requirements; and (ii) possesses all permits and other Environmental Authorizations, and is in compliance with the terms and conditions thereof in all material respects.

(b) Except as set forth in Part 2.18(b) of the Disclosure Schedules, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, Company Associate or otherwise, that alleges that any of the Acquired Corporations is not or might not be in material compliance with any Environmental Requirement or Environmental Authorization, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Requirement or Environmental Authorization in the future.

(c) Except as set forth in Part 2.18(c) of the Disclosure Schedules, all property that is owned by, leased to, controlled by or used by any of the Acquired Corporations or was previously owned by, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, with respect to property currently owned by, leased to, controlled by or used by any of the Acquired Corporations is free of any Materials of Environmental Concern or material environmental contamination of any nature, or with respect to property previously owned by, controlled by or used by any of the Acquired Corporations, was free of any Materials of Environmental Concern or material environmental contamination of any nature during the period such property was owned by, controlled by or used by any of the Acquired Corporations. Except as set forth in Part 2.18(c) of the Disclosure Schedules, none of the property that is currently owned by, leased to, controlled by or used by any of the Acquired Corporations contains any friable asbestos requiring removal or repair, equipment using Polychlorinated Biphenyls (except equipment owned by the local utility provider) or underground injection wells, or with respect to property previously owned by, controlled by or used by any of the Acquired corporations, did contain any underground injection wells during the period such property was owned by, controlled by or used by any of the Acquired Corporations, except as set forth in Part 2.18(c) of the Disclosure Schedules. None of the property that is currently owned by, leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released, or with respect to property previously owned by, controlled by or used by any of the Acquired corporations, did contain septic tanks in which process wastewater or any Materials of Environmental Concern had been Released during the period such property was owned or controlled by or used by any of the Acquired Corporations, except as set forth in Part 2.18(c) of the Disclosure Schedules.

(d) No Acquired Corporation has ever Released any Materials of Environmental Concern except in compliance in all material respects with all applicable Environmental Requirements, except as set forth in Part 2.18(e) of the Disclosure Schedule.

(e) Except as set forth in Part 2.18(e) of the Disclosure Schedule, no Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Requirement: (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take “removal” or “remedial” action as detailed in any applicable Environmental Requirement or to make payment for the cost of cleaning up any site.

2.19  Insurance.

(a) The Company has delivered to Parent accurate and complete copies of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities and operations of the Acquired Corporations. Part 2.19(a)(i) of the Disclosure Schedule lists each of the Company’s currently in effect insurance policies. Each of such insurance policies is in full force and effect. Except as set forth in Part 2.19(a)(ii) of the Disclosure Schedule, since April 30, 2008, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.19(a)(iii) of the Disclosure Schedule, there is no pending workers’ compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations. All information provided to insurance carriers (in applications and otherwise) on behalf of each of the Acquired Corporations is accurate and complete in all respects. Except as set forth in Part 2.19(a)(iv) of the Disclosure Schedule, the Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against any of the Acquired Corporations, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed any of the Acquired Corporations of its intent to do so.

(b) Part 2.19(a)(i) of the Disclosure Schedule lists the Company’s current policies (primary and excess) for directors’ and officers’ liability insurance (the “Existing D&O Policies”). The Company has delivered to Parent accurate and complete copies of the most recent directors’ and officers’ liability insurance policies issued to the Company.

2.20  Transactions with Affiliates.  Except for indemnification, compensation, and employment arrangements between an Acquired Corporation, on the one hand, and any director or officer thereof, on the other hand, there are (and since April 30, 2008 there have been) no transactions, agreements, arrangements or understandings between any Acquired Corporation, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be (or have been) required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders, except as set forth in Part 2.20 of the Disclosure Schedule. Part 2.20 of the Disclosure Schedule sets forth all such transactions, agreements, arrangements or understandings between any Acquired Corporation, on the one hand, and any Affiliate, including, without limitation, an accurate and complete list as of the date of this Agreement of all loans and advances made by any Acquired Corporation to any Affiliate who is an employee, director, consultant or independent contractor, other than routine advances made to employees in the ordinary course of business.

2.21  Legal Proceedings; Orders.

(a) Except as set forth in Part 2.21(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations, any Company Associate (in his or her capacity as such) or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. The Legal Proceedings identified in Part 2.21(a) of the Disclosure Schedule have not had and, if decided adversely to any Acquired Corporation, could not reasonably be expected to have or result in a Company Material Adverse Effect.

(b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the knowledge of the Company, no officer or other key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

2.22  Authority; Binding Nature of Agreement.  The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has: (a) unanimously determined that the Merger is advisable and fair to and in the best interests of the Company and its shareholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger; (c) unanimously recommended the adoption and approval of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company’s shareholders at the Company Shareholders’ Meeting; and (d) to the extent necessary, unanimously adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other Contemplated Transactions. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, assuming the due authorization, execution and delivery of this Agreement by the Parent and Merger Sub, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Voting Agreements, the Board of Directors of the Company approved the Voting Agreements and the transactions contemplated thereby.

2.23  Inapplicability of Anti-takeover Statutes.  The board of directors of the Company has not taken and will not take any action to cause the restrictions applicable to business combinations contained in Sections 14-2-1110 et seq and Sections 14-2-1131 et seq of the GBCC to be applicable to the execution, delivery and performance of this Agreement and the Voting Agreements and to the consummation of the Merger and the other Contemplated Transactions. Neither such Sections of the GBCC nor any other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the Voting Agreements or any of the other Contemplated Transactions.

2.24  Proxy Statement.  The Proxy Statement will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act and all other applicable Legal Requirements (including Section 14-2-1320 of the GBCC). The Proxy Statement will not contain or incorporate by reference any statement which, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the shareholders of the Company or at the time of the Company Shareholders’ Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

2.25  No Discussions.  None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

2.26  Vote Required.  The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholders’ Meeting and entitled to vote (the “Required Shareholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt or approve this Agreement and approve the Merger or the other Contemplated Transactions.

2.27  Non-Contravention; Consents.  Except as set forth in Part 2.27 of the Disclosure Schedule, neither (x) the execution, delivery or performance of this Agreement, nor (y) the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation, bylaws or other charter or other organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

(b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

(d) (A) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, (B) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any other Contract that could reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect, or (C) give any Person the right to: (i) declare a default or exercise any remedy under any Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract; (iii) accelerate the maturity or performance of any Material Contract; or (iv) cancel, terminate or modify any term of any Material Contract;

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

(f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Company Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

Except as may be required by the Exchange Act, the GBCC and the NASDAQ Global Market listing requirements, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other Contemplated Transactions.

2.28  Fairness Opinion.  The Special Committee and the board of directors of the Company has received the written opinion of Ladenburg Thalmann & Co., Inc., financial advisor to the Company (the “Financial Advisor”), dated the date of this Agreement, to the effect that the merger consideration payable hereunder is fair, from a financial point of view, to the shareholders of the Company. The Company has furnished an accurate and complete copy of said written opinion to Parent. All information provided on behalf of the Company to the Financial Advisor and considered by the Financial Advisor in preparing its fairness opinion is accurate and complete in all material respects.

2.29  Financial Advisor.  Except for the Financial Advisor and Nash Equity Capital, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of the Financial Advisor and Nash Equity Capital.

Section 3.  Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub represent and warrant to the Company as follows:

3.1  Due Organization.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

3.2  Corporate Power; Enforceability.  Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation by Parent and Merger Sub of the Contemplated Transactions have been duly authorized by all necessary corporate or other action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.

3.3  Non-Contravention.  The execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation by Parent and Merger Sub of the Contemplated Transactions do not and will not violate or conflict with any provision of the certificates of incorporation or bylaws or other constituent documents of Parent or Merger Sub.

3.4  Governmental Approvals.  No Governmental Authorization is required on the part of Parent or Merger Sub in connection with the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder or the consummation by Parent and Merger Sub of the Contemplated Transactions, except such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act.

3.5  Disclosure.  The information supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement will not contain any statement which, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the shareholders of the Company or at the time of the Company Shareholders’ Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

3.6  Absence of Litigation.  No Legal Proceeding is pending or, to the knowledge of Parent, threatened that seeks to prevent the consummation of the transactions contemplated hereby or that would have a material adverse effect on the ability of Parent or Merger Sub to enter into this Agreement and consummate the Merger and other transactions contemplated hereby.

3.7  Ability to Pay Purchase Price.  Parent has sufficient cash funds on hand and available through existing liquidity facilities to pay the total consideration payable pursuant to Section 1.5 and 5.4, and will continue to have sufficient liquid cash funds to pay such consideration when such funds are paid or deposited with the Paying Agent.

3.8  Parent Brokerage Fees.  Parent shall pay any brokerage or finder’s fee of any Person acting on behalf of Parent or Acquisition Sub in connection with the transactions contemplated by this Agreement.

Section 4.  Certain Covenants of the Company

4.1  Access and Investigation.  Subject to the Confidentiality Agreement, during the period commencing on the date of this Agreement and ending at the Effective Time (the “Pre-Closing Period”), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; (b) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request; (c) permit Parent’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of the Company responsible for the Company’s financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate; and (d) provide Parent and Parent’s Representatives with reasonable access to the Gold Property in order to permit Parent to cause, at Parent’s expense, an appraiser to conduct a valuation of the Gold Property. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

(i) such unaudited financial monthly financial reports as the Company may customarily prepare, which shall be delivered by the Company to Parent promptly after the Company shall have completed them;

(ii) all material operating and financial reports prepared by the Acquired Corporations for the Company’s senior management, including sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company’s senior management;

(iii) any written materials or communications sent by or on behalf of the Company to its shareholders;

(iv) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

(v) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions;

(vi) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, any of the Acquired Corporations relating to any pending or threatened Legal Proceeding involving or affecting any of the Acquired Corporations; and

(vii) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

4.2  Operation of the Company’s Business.

(a) During the Pre-Closing Period (except as expressly required by this Agreement or with the prior written consent of Parent, which shall not be unreasonably withheld with respect to the action required by clause “(iv)”): (i) the Company shall cause each of the Acquired Corporations to conduct its business and operations: (A) in the ordinary course and in accordance with past practices; and (B) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Contracts; (ii) the Company shall use reasonable efforts to cause each of the Acquired Corporations to preserve intact their current business organization; (iii) the Company shall use reasonable efforts to cause each of the Acquired Corporations to keep available the services of its current officers and other employees and maintain their relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with the respective Acquired Corporations; (iv) the Company shall keep in full force all insurance policies referred to in Section 2.19 (other than any such policies that are immediately replaced with substantially similar policies); (v) the Company shall cause to be provided all notices, assurances and support required by any Company Contract relating to any Intellectual Property or Intellectual Property Right in order to ensure that no condition under such Company Contract occurs that could result in, or could increase the likelihood of: (A) any transfer or disclosure by any Acquired Corporation of any Company Source Code; or (B) a release from any escrow of any Company Source Code that has been deposited or is required to be deposited in escrow under the terms of such Company Contract; (vi) the Company shall promptly notify Parent of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding against, relating to, involving or otherwise affecting any of the Acquired Corporations that is commenced, or, to the knowledge of the Company, threatened against, any of the Acquired Corporations; and (vii) the Company shall (to the extent requested by Parent) cause its officers and the officers of its Subsidiaries to report regularly to Parent concerning the status of the Company’s business.

(b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which shall not be unreasonably withheld with respect to those actions prohibited by clauses “(vi),” “(vii)”, “(xi)(B)”, “(xi)(C)”, “(xi)(D)”, “(xiii)”, “(xiv)”, “(xv)”, “(xvi)”, ‘‘(xvii)” and “(xix)”), and shall not (without the prior written consent of Parent, which shall not be unreasonably withheld) permit any of the other Acquired Corporations to (except as expressly contemplated by this Agreement or as set forth in Part 4.2(b) of the Disclosure Schedule):

(i) amend its articles of incorporation or bylaws or comparable organizational documents or create any new Subsidiaries;

(ii) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any security of any Acquired Corporation, except for the issuance and sale of shares of Company Common Stock pursuant to Company Equity Awards outstanding as of the date of this Agreement upon the exercise or vesting thereof, as applicable;

(iii) directly or indirectly acquire, repurchase or redeem any security of any Acquired Corporation, except in connection with Tax withholdings and exercise price settlements upon the exercise of Company Options or stock appreciation rights;

(iv) (A) split, combine, subdivide or reclassify any shares of capital stock, or (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for the Company’s customary quarterly cash dividend of $0.01 per share and cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its wholly-owned Subsidiaries;

(v) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Acquired Corporation, except for the Contemplated Transactions;

(vi) (A) redeem, repurchase, prepay, defease, cancel, incur, create, assume or otherwise acquire or modify in any material respect any long-term or short-term debt for borrowed monies or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of any Acquired Corporation or enter into any agreement having the economic effect of any of the foregoing; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company; (C) make any loans, advances or capital contributions to or investments in any other Person (other than the Company or any direct or indirect wholly-owned Subsidiaries), except for travel advances in the ordinary course of business consistent with past practice to employees of the Acquired Corporations and ordinary course advances not exceeding $2,500 at any time outstanding per employee; or (D) mortgage or pledge any asset owned or used by any Acquired Corporation, or create or suffer to exist any Encumbrance thereupon, other than Permitted Encumbrances and Encumbrances existing on the date of this Agreement;

(vii) except as may be required by applicable Legal Requirements or the terms of any Company Benefit Plan or Company Benefit Agreement as in effect on the date of this Agreement or as expressly provided for by this Agreement (including, without limitation, Section 5.4 of this Agreement), (A) enter into, adopt, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, incentive, compensation, severance, retention, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance, change in control, pension, retirement, collective bargaining or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner (other than as expressly permitted below), (B) increase the compensation payable or to become payable of any director, officer or employee, pay or agree to pay any special bonus or special remuneration to any director, officer or employee, or pay or agree to pay any benefit not required by any plan or arrangement as in effect as of the date hereof, except in the ordinary course of business consistent with past practice with respect to any employee who is not a director or executive officer, except in any such case (1) in connection with the hiring of new employees who are not directors or executive officers in the ordinary course of business consistent with past practice, and (2) in connection with the promotion of employees who are not directors or executive officers (and who will not be directors or executive officers after such promotion) in the ordinary course of business consistent with past practice, (C) hire any employee, (D) grant or pay any severance or termination pay to (or amend any such existing arrangement with) any current or former director, officer, employee or independent contractor of any Acquired Corporation, (E) increase benefits payable under any existing severance or termination pay policies or employment agreements, (F) amend, modify or terminate any existing Company Benefit Plan or Company Benefit Agreement in any manner that would increase the Liability of any Acquired Corporation, or (G) accelerate the vesting or payment of, or fund or in any other way secure the payment, compensation or benefits under, any Company Benefit Plan or Company Benefit Agreement to the extent not required by the terms of this Agreement or such Company Benefit Plan or Company Benefit Agreement as in effect on the date of this Agreement;

(viii) commence any Legal Proceeding or settle any pending or threatened Legal Proceeding;

(ix) except as may be required as a result of a change in applicable Legal Requirements or in GAAP, make any material change in any of the accounting methods, principles or practices used by it or change an annual accounting period;

(x) (A) make or change any material Tax election, (B) settle or compromise any material federal, state, local or foreign income Tax liability, (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes, (D) change any annual Tax accounting period or method of Tax accounting, (E) file any materially amended Tax Return, (F) enter into any closing agreement with respect to any Tax or (G) surrender any right to claim a material Tax refund;

(xi) (A) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any other Entity or any material equity interest therein, (B) sell or otherwise dispose of, lease or license any properties or assets of any Acquired Corporation (other than the licensing of Software in the ordinary course of business and consistent with past practices and in connection with ordinary course product sales), which are material to the Acquired Corporations, taken as a whole, (C) acquire, lease or license any material right or other asset from any Person, other than Commercial Off The Shelf Software, or (D) waive or relinquish any material right;

(xii) make any expenditures (including capital expenditures) that deviate from the spreadsheet set forth in Schedule 4.2(b)(xii) in excess of $10,000 with respect to any particular line item of the spreadsheet; provided, however, that in no event shall the aggregate expenditures (including capital expenditures) exceed the aggregate expenditures (including capital expenditures) permissible pursuant to Schedule 4.2(b)(xii) (for the entire Pre-Closing Period) by more than $2,000,000.

(xiii) make any changes or modifications to any investment or risk management policy or other similar policies (including with respect to hedging), any cash management policy or any material changes or modifications to any method of doing business except for changes to product prices;

(xiv) permit any insurance policy naming any Acquired Corporation as a beneficiary or a loss payable payee to lapse, be canceled or expire unless a new policy with substantially identical coverage is in effect as of the date of lapse, cancellation or expiration;

(xv) enter into (or permit any assets owned, leased or licensed by any Acquired Corporation to become bound by), or amend in any material respect, terminate or fail to renew, any (w) Material Contract, or any other Contract that would have been a Material Contract had it not been amended, terminated or not renewed, (x) Energy Contract with projected revenues in excess of $10,000, or (y) any Contract pursuant to which the Company licenses or grants any interest in any Company IP that deviates in any material respect from the corresponding standard form agreement provided to Parent as of the date of this Agreement;

(xvi) modify any of its product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business or investment policies, in any material respect;

(xvii) enter into any material transaction with any of its Affiliates (other than an Acquired Corporation) other than pursuant to written arrangements in effect on the date of this Agreement and excluding any employment, compensation or similar arrangements otherwise expressly permitted pursuant to this Section 4.2(b);

(xviii) abandon or permit to lapse any right to any material patent or patent application;

(xix) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

(xx) take any action that is intended or is reasonably likely to result in (A) any of the representations or warranties of the Company set forth in this Agreement being or becoming untrue in any respect at any time prior to the Effective Time in any manner that would reasonably be likely to cause the conditions set forth in Section 6 not to be satisfied in any respect or (B) a violation of any provision of this Agreement; or

(xxi) agree or commit to take any of the actions described in clauses “(i)” through “(xx)” of this Section 4.2(b) (without the prior written consent of Parent, which shall not be unreasonably withheld with respect to agreements or commitments to take those actions prohibited by clauses ‘‘(vi),” “(vii)”, “(xi)(B)”, “(xi)(C)”, “(xi)(D)”, “(xiii)”, “(xiv)”, “(xv)”, “(xvi)”, “(xvii)” and ‘‘(xix)”).

(c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have or result in a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) or any information or knowledge obtained pursuant to Section 4.1 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or any of the remedies available to Parent under this Agreement.

(d) During the Pre-Closing Period, the Company shall promptly notify Parent in writing if the Company has the right to exercise any right or option to repurchase shares of its capital stock from any Company Associate or other Person upon termination of such Person’s service to any of the Acquired Corporations, except for any right to accept or withhold shares as payment of the exercise price or tax withholdings in connection with the exercise or vesting of any Company Equity Award. The Company shall not exercise any such repurchase right except to the extent directed by Parent in writing.

4.3  No Solicitation.

(a) The Company shall not (and shall not resolve or publicly propose to) directly or indirectly, and shall ensure that the other Acquired Corporations and each Person that is a Representative of any of the Acquired Corporations do not (and do not resolve or publicly propose to) directly or indirectly: (i) solicit, initiate, encourage, assist, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person becoming an “interested shareholder,” for purposes of Section 14-2-1131 et seq of the GBCC) or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; provided, that nothing contained in this Section 4.3 or any other provision hereof shall prohibit the Company, the Special Committee or the Company’s board of directors from taking and disclosing to the Company’s shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

(b) Notwithstanding anything to the contrary contained in this Agreement, prior to the adoption of this Agreement by the Required Shareholder Vote, the Company may furnish non-public information regarding the Acquired Corporations to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if: (i) neither any Acquired Corporation nor any Representative of any Acquired Corporation shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3 or in Section 5.2, the Confidentiality Agreement or any “standstill” or similar agreement or provision under which any Acquired Corporation has any rights; (ii) there shall have been no material breach of any Voting Agreement; (iii) the Special Committee or the board of directors of the Company reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which may be the Financial Advisor) and the Company’s outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Offer; (iv) the Special Committee or the board of directors of the Company reasonably determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company’s shareholders under applicable Georgia law; (v) at least two Business Days prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company (A) gives Parent written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person, and (B) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement containing (1) customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Acquired Corporations; and (2) other provisions no less favorable to the Company than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (vi) at least 24 hours prior to furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been previously furnished by the Company to Parent).

(c) If the Company, any other Acquired Corporation or any Representative of any Acquired Corporation receives an Acquisition Proposal or Acquisition Inquiry or any request for non-public information at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal, Acquisition Inquiry or request) (i) advise Parent in writing of such Acquisition Proposal, Acquisition Inquiry or request (including the identity of the Person making or submitting such Acquisition Proposal, Acquisition Inquiry or request and the material terms and conditions thereof) and (ii) provide Parent with copies of all documents and communications received by any Acquired Corporation or any Representative of any Acquired Corporation setting forth the terms and conditions of, or otherwise relating to, such Acquisition Proposal, Acquisition Inquiry or request. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal, Acquisition Inquiry or request and any modification or proposed modification thereto, and shall promptly (and in no event later than 24 hours after transmittal or receipt of any correspondence or communication) provide Parent with a copy of any correspondence or communication between or otherwise involving (A) any Acquired Corporation or any Representative of any Acquired Corporation and (B) the Person that made or submitted such Acquisition Proposal, Acquisition Inquiry or request or any Representative of such Person.

(d) The Company shall, and shall ensure that the other Acquired Corporations and each Person that is a Representative of any of the Acquired Corporations, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person relating to any Acquisition Proposal or Acquisition Inquiry.

(e) The Company (i) agrees that it will not, and shall ensure that each other Acquired Corporation will not release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement or provision to which any of the Acquired Corporations is or becomes a party or under which any of the Acquired Corporations has or acquires any rights (including the “standstill” provision contained in any confidentiality agreement entered into by the Company pursuant to clause “(v)(B)” of Section 4.3(b)), and (ii) will use its best efforts to enforce or cause to be enforced each such agreement or provision at the request of Parent.

(f) Promptly after the date of this Agreement, the Company shall request each Person that has executed a confidentiality or similar agreement in connection with such Person’s consideration of a possible Acquisition Proposal or investment in any Acquired Corporation to return or destroy all confidential information previously furnished to such Person by or on behalf of any of the Acquired Corporations.

(g) The Company acknowledges and agrees that any action inconsistent in any material respect with any provision set forth in this Section 4.3 or Section 5.2 that is taken by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of such provision by the Company.

Section 5.  Additional Covenants of the Parties

5.1  Proxy Statement.  As promptly as practicable (but no later than 15 Business Days) after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement. The Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any amendments or supplements thereto (and to review and comment on any comments of the SEC or its staff on the Proxy Statement or any amendments or supplements thereto), and shall reasonably consider all comments made by Parent, prior to the filing thereof. The Company shall cause the Proxy Statement to comply in all material respects with all applicable rules and regulations of the SEC and all other applicable Legal Requirements. The Company shall promptly provide Parent and its legal counsel with a copy or a description of any comments received by the Company or its legal counsel from the SEC or its staff with respect to the Proxy Statement or any amendment or supplement thereto, and shall respond promptly to any such comments. The Company shall cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the earlier of (i) receiving notification that the SEC or its staff is not reviewing the Proxy Statement or (ii) the conclusion of any SEC or staff review of the Proxy Statement. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent thereof and shall promptly file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the shareholders of the Company. If any event relating to Parent occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then Parent shall promptly inform the Company thereof and the Company shall promptly file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the shareholders of Parent.

5.2  Company Shareholders’ Meeting.

(a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the adoption and approval of this Agreement (the “Company Shareholders’ Meeting”). The Company Shareholders’ Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the commencement of the mailing of the Proxy Statement to the Company’s shareholders. The Company shall ensure that all proxies solicited in connection with the Company Shareholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b) Subject to Section 5.2(d): the Proxy Statement shall include a statement to the effect that the Special Committee and the board of directors of the Company (i) has unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company; (ii) has unanimously directed that this Agreement be submitted for approval by the Company’s shareholders at the Company Shareholders’ Meeting; and (iii) unanimously recommends that the Company’s shareholders approve this Agreement (the “Company Board Recommendation”). The Proxy Statement shall include the opinion of the Financial Advisor referred to in Section 2.29.

(c) Except as provided in Section 5.2(d), neither the board of directors of the Company nor any committee thereof shall: (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or permit the withdrawal or modification in a manner adverse to Parent or Merger Sub of, the Company Board Recommendation (it being understood and agreed that the Company Board Recommendation shall be deemed to have been modified by the board of directors of the Company in a manner adverse to Parent and Merger Sub if the Company Board Recommendation shall no longer be unanimous); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Acquisition Proposal; (iii) approve or recommend, or cause or permit any Acquired Corporation to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract constituting or relating directly or indirectly to, or that contemplates or is intended or could reasonably be expected to result directly or indirectly in, an Acquisition Transaction, other than a confidentiality agreement referred to in clause “(v)(B)” of Section 4.3(b); or (iv) resolve, agree or publicly propose to, or permit any Acquired Corporation or any Representative of any Acquired Corporation to agree or publicly propose to, take any of the actions referred to in this Section 5.2(c).

(d) Notwithstanding anything to the contrary contained in Section 5.2(c), at any time prior to the approval of this Agreement by the Required Shareholder Vote, the board of directors of the Company may withdraw or modify the Company Board Recommendation if: (i) an unsolicited, bona fide, written Acquisition Proposal is made to the Company and is not withdrawn; (ii) such Acquisition Proposal did not result directly or indirectly from a breach of or any action inconsistent with (A) any of the provisions of Section 4.3, Section 5.2, the Confidentiality Agreement or any “standstill” or similar agreement or provision under which any Acquired Corporation has any rights or (B) any Voting Agreement; (iii) the Company provides Parent, at least 72 hours prior to any meeting of the Company’s board of directors at which such board of directors will consider and determine whether such Acquisition Proposal is a Superior Offer with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of the Acquisition Proposal that is the basis of the potential action by the board of directors (including a copy of any draft Contract relating to such Acquisition Proposal) and the identity of the Person making such Acquisition Proposal; (iv) the Company’s board of directors reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which may be the Financial Advisor) and the advice of the Company’s outside legal counsel, that such Acquisition Proposal constitutes a Superior Offer; (v) the Company’s board of directors reasonably determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that, in light of such Superior Offer, the Company’s board of directors is required to withdraw or modify the Company Board Recommendation in order for the Company’s board of directors to comply with its fiduciary obligations to the Company’s shareholders under applicable Georgia law; (vi) no less than four Business Days prior to withdrawing or modifying the Company Board Recommendation, the Company’s board of directors delivers to Parent a written notice (a “Recommendation Change Notice”): (A) stating that the Company has received a Superior Offer that did not result directly or indirectly from a breach of or any action inconsistent with any of the provisions of Section 4.3, Section 5.2, the Confidentiality Agreement or any “standstill” or similar agreement or provision under which any Acquired Corporation has any rights or any Voting Agreement, (B) stating that the Company’s board of directors intends to withdraw or modify the Company Board Recommendation as a result of such Superior Offer and describing any intended modification of the Company Board Recommendation, (C) specifying the material terms and conditions of such Superior Offer, including the identity of the Person making such Superior Offer, and (D) attaching copies of the most current and complete draft of any Contract relating to such Superior Offer and all other documents and communications relating to such Superior

Offer; (vii) throughout the period between the delivery of such Recommendation Change Notice and any withdrawal or modification of the Company Board Recommendation, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that no withdrawal or modification of the Company Board Recommendation would be legally required as a result of such Superior Offer; and (viii) at the time of withdrawing or modifying the Company Board Recommendation, the Company reasonably determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which may be the Financial Advisor) and the Company’s outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation would constitute a breach of the fiduciary obligations of the Company’s board of directors to the Company’s shareholders under applicable Georgia law in light of such Superior Offer (after taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause “(vii)” above or otherwise). Any change in the form or amount of the consideration payable in connection with a Superior Offer, and any other material change to any of the terms of a Superior Offer, will be deemed to be a new Superior Offer, requiring a new Recommendation Change Notice and a new advance notice period; provided, however, that the advance notice period applicable to any such change to a Superior Offer pursuant to clause “(vi)” of this Section 5.2(d) shall be three Business Days rather than four Business Days. The Company agrees to keep confidential, and not to disclose to the public or to any Person, any and all information regarding any negotiations that take place pursuant to clause “(vii)” or clause “(v)” of this Section 5.2(d) (including the existence and terms of any proposal made on behalf of Parent or the Company during such negotiations). The Company shall ensure that any withdrawal or modification of the Company Board Recommendation: (x) does not change or otherwise affect the approval of this Agreement by the Company’s board of directors or any other approval of the Company’s board of directors; and (y) does not have the effect of causing any corporate takeover statute or other similar statute (including any “moratorium,” “control share acquisition,” “business combination” or “fair price” statute) of the State of Georgia or any other state to be applicable to this Agreement, any of the Support Agreements, the Merger or any of the other Contemplated Transactions.

(e) The Company’s obligation to call, give notice of and hold the Company Shareholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation, unless this Agreement is terminated in accordance with Section 8.1. Without limiting the generality of the foregoing, the Company agrees that (i) unless this Agreement is terminated in accordance with Section 8.1, the Company shall not submit any Acquisition Proposal to a vote of its shareholders and (ii) the Company shall not (without Parent’s prior written consent) adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the Company Shareholders’ Meeting, except to the extent required to obtain the Required Shareholder Vote.

5.3  Regulatory Approvals.  Each party shall use reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with or otherwise submitted by such party to any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters.

5.4  Stock Options; SARS and Warrants.

(a) At the Effective Time, each Company Option that is not an In the Money Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall expire and be cancelled and null and void as of the Effective Time for no consideration payable hereunder.

(b) At the Effective Time, each Company Stock-Based Award that is a stock appreciation right that is not an In-the-Money SAR that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall expire and be cancelled and null and void as of the Effective Time for no consideration payable hereunder.

(c) At the Effective Time, each Company Option that is an In the Money Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall vest and the holder of each In the Money Option shall be entitled to receive in cancellation and settlement therefor, a payment in cash payable, without interest, equal to the product of (i) the excess, if any, of (x) the Per Share Consideration over (y) the exercise price per share of Company Common Stock subject to such In the Money Option, multiplied by (ii) the number of shares of Company Common Stock for which such In the Money Option shall not theretofore have been exercised, less any applicable tax withholdings.

(d) At the Effective Time, each Company Stock-Based Award that is a stock appreciation right that is an In-the-Money SAR that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall vest and the holder of each In the Money SAR shall be entitled to receive in cancellation and settlement therefor, a payment in cash payable, without interest, equal to the product of (i) the excess, if any, of (x) the Per Share Consideration over (y) the exercise price per share of Company Common Stock subject to such In the Money SAR, multiplied by (ii) the number of shares of Company Common Stock for which such In the Money SAR shall not theretofore have been exercised, less any applicable tax withholdings.

(e) At the Effective Time, each Company Stock-Based Award that is a share of restricted stock that is outstanding immediately prior to the Effective Time, whether or not vested, shall vest and the holder thereof shall be entitled to receive the Per Share Consideration in exchange therefor pursuant to Section 1.5(a)(iii) hereof.

(f) Prior to the Effective Time, the Company shall take all actions that may be necessary (under the Company Equity Plan and otherwise) to vest all outstanding Company Options and Company Stock-Based Awards, to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Equity Awards have no rights with respect thereto other than those specifically provided in this Section 5.4.

(g) At least five Business Days prior to the Closing, the Company shall deliver to Parent a certificate certified by the Chief Executive Officer of the Company and setting forth the following information with respect to each In the Money Option and In the Money SAR outstanding immediately prior to the Effective Time: (i) the holder of such In the Money Option or In the Money SAR; (ii) the number of shares of Company Common Stock subject to such In-the-Money Option or In-the-Money SAR immediately prior to the Effective Time, (iii) the exercise price per share of Company Common Stock subject to such In the Money Option or In the Money SAR, (iv) the portion of the Per Share Consideration that such Person is entitled to receive pursuant to this Section 5.4.

(h) At the Effective Time, each Company Warrant that is an In the Money Warrant that is outstanding and unexercised immediately prior to the Effective Time shall expire and be cancelled and null and void as of the Effective Time for no consideration payable hereunder.

(i) The Parent shall cause the payments required by this Section 5.4 to be made promptly after the Effective Time through the Surviving Corporation’s payroll system.

5.5  Employee Benefits.

(a) Unless otherwise requested by Parent in writing at least three Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company’s board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior review and approval of Parent). The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request. If the distributions of assets from the trust of any Company 401(k) Plan that is terminated pursuant to this Section 5.5(a) are reasonably anticipated to cause or result in liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such Company 401(k) Plan or upon the Company or any participating employer, then the Company shall take such actions as are necessary to estimate the amount of such charges or other fees and provide its estimate of that amount in writing to Parent within ten Business Days of the date so requested by Parent.

(b) To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to the Contemplated Transactions, the Company shall consult with Parent and shall ensure that such notification or consultation requirements are complied with prior to the Effective Time. Prior to the Effective Time, neither the Company nor any Affiliate shall communicate with employees of the Acquired Corporations regarding post-Closing employment matters, including post-Closing employee benefits and compensation, without the prior written approval of Parent, which shall not be unreasonably withheld.

(c) At the Effective Time, the Company shall pay, in a lump sum, cash payments to the individuals and in the respective amounts set forth in Part 5.5(c) of the Disclosure Schedule.

5.6  Indemnification of Officers and Directors.

(a) All rights to indemnification and advancement of expenses by the Company and exculpation from liabilities for violations of fiduciary duties existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Effective Time, as provided in the Company’s articles of incorporation or bylaws (as in effect as of the date of this Agreement) and as provided in those indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) identified in Part 5.6(a) of the Disclosure Schedule, shall survive the Merger and shall continue in full force and effect (to the extent such rights to indemnification, advancement of expenses and exculpation are available under and consistent with applicable Georgia law) for a period of six years from the date on which the Merger becomes effective. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if the Surviving Corporation is dissolved then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.6.

(b) Prior to the Effective Time, Parent (or, at Parent’s option, the Company) shall purchase a prepaid “tail” policy (or substitute policy, at Parent’s election) on the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement for a period of six years from the Effective Time and otherwise on terms and conditions satisfactory to Parent; provided, however, the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policies (or for any substitute policies) that exceed, in the aggregate, an amount equal to 200% of the annual premiums paid in 2011 for the Existing D&O Policies (the lesser of such amounts being referred to as the “Maximum Premium”). In the event any future annual premiums for the Existing D&O Policies (or any substitute policies) exceed the Maximum Premium in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policies (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

5.7  Additional Agreements.

(a) Subject to Section 5.7(b), Parent and the Company shall use reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.7(b), each party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Merger or any of the other Contemplated Transactions. The parties shall provide each other with a copy of each proposed filing with or other submission to any Governmental Body relating to any of the

Contemplated Transactions, and shall give the other party a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission. Each party shall promptly deliver to the other party a copy of each such filing or other submission made, each notice given and each Consent obtained during the Pre-Closing Period.

(b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding brought by a Governmental Body or any order, writ, injunction or decree obtained by a Governmental Body relating to the Merger or any of the other Contemplated Transactions if Parent determines in good faith that contesting such Legal Proceeding or order, writ, injunction or decree might not be advisable.

5.8  Disclosure.  The Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, (a) make any disclosure to any Company Associates, to the public or otherwise regarding the Merger or any of the other Contemplated Transactions or (b) if an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, make any disclosure to any Company Associates, to the public or otherwise regarding such Acquisition Proposal, unless, in each case: (i) Parent shall have given its prior approval to such disclosure; or (ii) the Company (A) shall have been advised by its outside legal counsel that such disclosure is required by applicable Legal Requirements, and (B) prior to making any such disclosure, shall have provided Parent with reasonable advance notice of the Company’s intention to make such disclosure, the content of such disclosure and the identities of the Persons to whom such disclosure is intended to be made and shall have used commercially reasonable efforts to incorporate Parent’s comments with respect to such disclosure.

5.9  Resignation of Officers and Directors.  The Company shall use reasonable efforts to obtain and deliver to Parent at or prior to the Effective Time the resignation of each officer and director of each of the Acquired Corporations.

5.10  Shareholder Litigation.  The Company shall promptly (and in any event within 24 hours) notify Parent in writing of, and shall give Parent the opportunity to participate fully and actively in the defense and settlement, of any shareholder claim or litigation (including any class action or derivative litigation) against or otherwise involving the Company and/or any of its directors or officers relating to this Agreement, the Merger or any of the other Contemplated Transactions. No compromise or full or partial settlement of any such claim or litigation shall be agreed to by the Company without Parent’s prior written consent.

5.11  Section 16 Matters.  Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock, Company Options and other derivative securities with respect to Company Common Stock in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

5.12  Related Party Notes.  At the Effective Time, the Company shall repay in full the principal amount due to the lenders under the promissory notes set forth in Part 5.12 of the Disclosure Schedule (which Part sets forth the lender, the principal amount and interest rate), and pay all accrued and unpaid interest thereon to such date. The Company has delivered the promissory notes to Parent.

Section 6.  Conditions Precedent to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6.1  Accuracy of Representations.

(a) Each of the representations and warranties of the Company contained in this Agreement, other than the Specified Representations and the representations and warranties covered by Section 6.1(c), shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, do not constitute and could not reasonably be expected to result in a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(b) Each of the Specified Representations shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any Specified Representation made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of the Specified Representations as of the foregoing dates, any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(c) Each of the representations and warranties set forth in Sections 2.3(d) and 2.3(e) shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date.

6.2  Performance of Covenants.  Each of the covenants or obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.

6.3  Shareholder Approval.  This Agreement shall have been duly adopted by the Required Shareholder Vote, and holders of less than 5% in the aggregate of the shares of Company Common Stock entitled to vote thereon shall have delivered to the Company, before the vote is taken at the Company Shareholders’ Meeting, written notice in compliance with Section 14-2-1321 of the GBCC of their intent to demand payment for their shares if the Merger is effectuated.

6.4  Consents.  All Consents required to be obtained in connection with the Merger and the other Contemplated Transactions shall have been obtained and shall be in full force and effect, except where the failure to obtain such other Consents has not had, and could not reasonably be expected to have or result in, a Company Material Adverse Effect.

6.5  Agreements and Other Documents.  Parent and the Company shall have received the following documents, each of which shall be in full force and effect:

(a) a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.14 and 6.15 have been duly satisfied; and

(b) written resignations in forms satisfactory to Parent, dated as of the Closing Date and effective as of the Closing, executed by the officers and directors of each of the Acquired Corporations.

6.6  No Company Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect.

6.7  Regulatory Matters.  Any Governmental Authorization or other Consent required to be obtained under any applicable antitrust or competition Legal Requirements or regulation or under any other Legal Requirement shall have been obtained and shall remain in full force and effect.

6.8  No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

6.9  No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business.  There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates a material likelihood of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other transactions contemplated by this Agreement and seeking to obtain from Parent or any of the Acquired Corporations any damages or other relief that could reasonably be expected to be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other Contemplated Transactions; or (f) seeking to impose (or that could reasonably be expected to result in the imposition of) any criminal sanctions or liability on any of the Acquired Corporations or any of the officers or directors of any of the Acquired Corporations.

6.10  Related Party Notes.  Parent shall have received assurances reasonably satisfactory to it that the Company shall have repaid in full all outstanding principal and interest due to the lenders under the promissory notes set forth in Part 5.12 of the Disclosure Schedule.

6.11  No Other Legal Proceedings.  There shall not be pending any Legal Proceeding: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that could reasonably be expected to be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could reasonably be expected to materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement.

6.12  Phase I Property Environmental Condition Reports.  The Company shall have delivered to Parent a final Phase I environmental site assessment report, at the Company’s sole expense, relating to each Owned Real Estate (other than the Gold Property, for which Parent has been provided with a Phase I environmental site assessment report dated June 24, 2011) which Phase I environmental site assessment reports shall (a) be dated as of a date between the date of the Agreement and Closing, (b) indicate that no recognized and uncured adverse environmental conditions exist with respect to such Owned Real Estate and that such Owned Real Estate is free of any Materials of Environmental Concern or material environmental contamination, and (c) be addressed to Parent or otherwise indicate that Parent is entitled to rely on the report.

6.13  Title Reports.  The Company shall have delivered to Parent updated title reports or title commitments for each Owned Real Estate, at the Company’s sole expense, which title report or title commitments shall evidence title to the Owned Real Estate by one of the Acquired Corporations free and clear of Encumbrances other than Permitted Encumbrances and the Encumbrances set forth in Part 2.6 of the Disclosure Schedule.

6.14  Termination of Deferred Compensation Plans.  The Company shall have delivered to Parent reasonably satisfactory evidence that the following plans of the Acquired Corporations have been terminated as of immediately prior to the Effective Time, without prejudice or impairment to the rights of participants to their vested account balances:

(a) the Company Senior Management Deferral Plan; and

(b) the Company Directors Deferred Compensation Plan.

6.15  Termination of Severance Plan.  The Company shall have delivered to Parent reasonably satisfactory evidence that the Company Salaried Employee Severance Plan has been terminated as of the Effective Time, without prejudice or impairment of the vested rights of participants.

Section 7.  Conditions Precedent to Obligation of the Company

The obligation of the Company to effect the Merger and consummate the transactions to be consummated at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

7.1  Accuracy of Representations.  Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any representation and warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date), except where the failure of the representations and warranties of Parent and Merger Sub to be accurate would not reasonably be expected to have a material adverse effect on the ability of Parent to consummate the Merger; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.

7.2  Performance of Covenants.  All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3  Shareholder Approval.  This Agreement shall have been duly adopted and approved by the Required Shareholder Vote.

7.4  Closing Certificate.  The Company shall have received a certificate executed by an officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

7.5  Regulatory Matters.  Any Governmental Authorization or other Consent required to be obtained under any applicable antitrust or competition Legal Requirements or regulation or under any other Legal Requirement shall have been obtained and shall remain in full force and effect.

7.6  No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal; provided, however, that the Company shall not be permitted to invoke this Section 7.6 unless it shall have taken all actions required under this Agreement to have any such order or Legal Requirement lifted.

Section 8.  Termination

8.1  Termination.  This Agreement may be terminated prior to the Effective Time (whether before or after the approval of this Agreement by the Required Shareholder Vote):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Merger shall not have been consummated by December 31, 2011; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by December 31, 2011 is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;

(c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the issuance of such final and nonappealable order, decree or ruling is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;

(d) by either Parent or the Company if: (i) the Company Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s shareholders shall have taken a final vote on a proposal to approve this Agreement; and (ii) this Agreement shall not have been approved at the Company Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Shareholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement approved by the Required Shareholder Vote is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;

(e) by Parent (at any time prior to the approval of this Agreement by the Required Shareholder Vote) if a Triggering Event shall have occurred;

(f) by Parent if: (i) any of the Company’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 6.1(a) or Section 6.1(b) would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(f): (A) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; or (iii) a Company Material Adverse Effect shall have occurred following the date of this Agreement; provided, however, that if an inaccuracy in any of the Company’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company within 15 days after the date of the occurrence of such inaccuracy or breach and the Company is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach: (A) during the 15-day period commencing on the date on which the Company receives notice of such inaccuracy or breach; or (B) after such 15-day period if such inaccuracy or breach shall have been fully cured during such 15-day period in a manner that does not result in a breach of any covenant or obligation of the Company such that the condition set forth in Section 6.2 would not be satisfied; or

(g) by the Company if: (i) any of Parent’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 7.1(a) or Section 7.1(b) would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(g), all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded); or (ii) any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent within 15 days after the date of the occurrence of such inaccuracy or breach and Parent is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach: (1) during the 15-day period commencing on the date on which Parent receives notice of such inaccuracy or breach; or (2) after such 15-day period if such inaccuracy or breach shall have been fully cured during such 15-day period in a manner that does not result in a breach of any covenant or obligation of Parent.

Notwithstanding anything to the contrary contained in this Section 8.1, this Agreement may not be terminated by the Company unless any fee required to be paid and any Expense Payment required to be made by the Company at or prior to the time of such termination pursuant to Section 8.3 shall have been paid and made in full.

8.2  Effect of Termination.  In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

8.3  Expenses; Termination Fees.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(c)), the Company shall make a nonrefundable cash payment to Parent, in an amount equal to the aggregate amount of all fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger and the other Contemplated Transactions, such payment not to exceed $450,000 (the “Expense Payment”), (x) in the case of the termination by the Company, prior to the time of such termination and (y) in the case of termination by Parent, by the Company within two Business Days after such termination.

(b) If this Agreement is terminated by Parent pursuant to Section 8.1(e), then (i) the Company shall pay to Parent, in cash, a nonrefundable fee in the amount equal to $460,000 within two Business Days after such termination, and (ii) Section 3 of the Confidentiality Agreement shall terminate and be of no further force or effect on the fourteenth day following such termination. In the event Parent terminates pursuant to Section 8.1(e), it cannot also terminate pursuant to Section 8.1(d), and vice versa.

(c) If this Agreement is terminated by the Company or Parent pursuant to Section 8.1(d), and on or prior to the date 12 months after the date of such termination, either an Acquisition Transaction is consummated or a definitive agreement relating to an Acquisition Transaction is entered into, then (i) the Company shall pay to Parent a non-refundable fee in the amount equal to $460,000 in cash on or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of such definitive agreement, and

(ii) Section 3 of the Confidentiality Agreement shall terminate and be of no further force or effect on the date of consummation of such Acquisition Transaction or the date of execution of such definitive agreement; provided, however, that, solely for purposes of this Section 8.3, all references to “15%” in the definition of “Acquisition Transaction” shall be deemed to refer instead to “50%.”

(d) If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at an annual rate three percentage points above the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

(e) Any fee or other amount payable pursuant to this Section 8.3 shall be paid by the Company free and clear of all deductions and withholdings. In the event that any deduction or withholding is required by applicable Legal Requirements, the Company shall pay to Parent such additional amount as shall be required to ensure that the net amount received by Parent shall be equal to the full amount that would have been received by Parent had no such deduction or withholding been required to be made, and the Company shall indemnify Parent against, and reimburse Parent for the full amount of, any such withholding or deduction, and any interest, additions to tax and penalties thereon.

Section 9.  Miscellaneous Provisions

9.1  Amendment.  This Agreement may be amended with the approval of the Special Committee and board of directors of the Company and the board of directors of the Parent at any time (whether before or after the approval of this Agreement by the Company’s shareholders) before the Effective Time; provided, however, that after the approval of this Agreement by the Company’s shareholders, this Agreement may not be amended to change in any respect not expressly authorized by such shareholders in connection with the approval of this Agreement: (a) the amount of cash to be received under this Agreement by the Company’s shareholders; (b) the articles of incorporation of the Surviving Corporation, except for changes permitted by Section 14-2-1002 of the GBCC or changes that would not adversely affect the Company’s shareholders; or (c) any of the other terms or conditions of this Agreement if such change would adversely affect the Company’s shareholders in any material respect.

9.2  Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3  No Survival of Representations and Warranties.  None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

9.4  Entire Agreement; Counterparts; Exchanges by Facsimile/Electronic Delivery.  This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms (except that following the

Closing, Parent and Parent’s Affiliates, including the Surviving Corporation, shall be released from its obligations under the Confidentiality Agreement). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

9.5  Applicable Law; Jurisdiction.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 9.9 shall be effective service of process for any such action. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6  Disclosure Schedule.  The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to, qualify or modify only the particular representation, warranty, covenant or agreement set forth in the corresponding numbered or lettered section in this Agreement, and shall not be deemed to relate to or to qualify any other representation, warranty, covenant or agreement, except where it is reasonably apparent from the substance of the matter disclosed that such information is applicable to another representation, warranty, covenant or agreement. The Disclosure Schedule may qualify or modify a representation, warranty, covenant or agreement even if such representation, warranty, covenant or agreement does not refer to the Disclosure Schedule. For purposes of this Agreement, each representation or warranty set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Section 2, and any covenant or agreement set forth in the Disclosure Schedule shall be deemed to be a covenant or agreement by and among the parties.

9.7  Attorneys’ Fees.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.8  Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Company’s rights, interests or obligations hereunder may be assigned or delegated by the Company, in whole or in part, by operation of law or otherwise, without the prior written consent of Parent, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by the Company without Parent’s prior written consent shall be void and of no effect. Except as specifically provided in Section 5.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature.

9.9  Notices.  Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by email before 5:00 p.m. (California time) on the day sent by email and receipt is confirmed, when transmitted; (c) if sent by email on a day other than a Business Day and receipt is confirmed, or if sent by email after 5:00 p.m. (California time) on the day sent by email and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, two Business Days after being delivered to such courier, in each case to the address or email set forth beneath the name of such party below (or to such other address or email as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub:

Scientific Conservation, Inc.
116 New Montgomery Suite 635
San Francisco, CA 94105
Attention: General Counsel
Facsimile: (415) 625-4601

with a copy to (which shall not constitute notice):

Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Steve Przesmicki
Facsimile: (858) 550-6420
E-Mail: przes@cooley.com

if to the Company:

Servidyne, Inc.
1945 The Exchange
Suite 325
Atlanta, Georgia 30339
Attention: Alan R. Abrams
Facsimile: (770) 953-9922

with a copy to (which shall not constitute notice):

Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street, N.E.
Atlanta, GA 30309
Attention: David A. Stockton
Facsimile: (404) 815-6555

9.10  Cooperation.  The parties agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably required to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

9.11  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.12  Remedies.  The Company acknowledges and agrees that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by the Company were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by the Company of any covenant or obligation contained in this Agreement, Parent shall be entitled to seek, without proof of actual damages (and in addition to any other remedy to which Parent may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Company hereby waives any requirement for the securing or posting of any bond in connection with any such remedy. Without limiting the generality of the foregoing: (1) Parent shall be entitled to specific performance of each covenant and obligation of the Company contained in this Agreement, including the Company’s obligation to consummate the Merger and the Company’s covenants in Sections 4.3 and 5.2; and (2) if the Required Shareholder Vote is not obtained as a result of a breach of any covenant or obligation of the Company contained in this Agreement or as a result of a breach of any Voting Agreement, then Parent may, at its election, require that the Company resubmit this Agreement and the Merger to its shareholders for a further vote.

9.13  Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement (except where the word “Section” is used to refer to a section of the GBCC) and Exhibits or Schedules to this Agreement; and (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

In Witness Whereof, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

Scientific Conservation, Inc.

By:	/s/ Russel Harold McMeekin
Name:     Russel Harold McMeekin

Title:	Chief Executive Officer

Scrabble Acquisition, Inc.

By:	/s/ Dana DuFrane
Name:     Dana DuFrane

Title:	President

Servidyne, Inc.

By:	/s/ Alan R. Abrams
Name:     Alan R. Abrams

Title:	Chairman and Chief Executive Officer

Agreement and Plan of Merger Signature Page

Exhibit A

Certain Definitions

For purposes of the Agreement (including this Exhibit A):

“Acquired Corporations” shall mean the Company and its Subsidiaries and the respective predecessors of the Company and its Subsidiaries (including any Entity that shall have merged into the Company or any Subsidiary of the Company).

“Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of transactions involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (iii) in which any Acquired Corporation issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Acquired Corporation;

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for: (i) 15% or more of the consolidated net revenues of the Acquired Corporations, consolidated net income of the Acquired Corporations or consolidated book value of the assets of the Acquired Corporations; or (ii) 15% or more of the fair market value of the assets of the Acquired Corporations; or

(c) any liquidation or dissolution of any of the Acquired Corporations.

“Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

“Business Day(s)” means any day of the year on which national banking institutions in California are open to the public for conducting business and are not required or authorized to close.

“Certificate of Merger” shall have the meaning set forth in Section 1.3.

“Closing” shall have the meaning set forth in Section 1.3.

“Closing Date” shall have the meaning set forth in Section 1.3.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commercial Off The Shelf Software” means third party software that is made available pursuant to “shrink wrap” license or that is otherwise commercially (at a cost of less than $10,000 per year) available to licensees pursuant to a standard end-user license that permits use of the software products without a right to distribute or sublicense the same.

“Company” shall have the meaning set forth in the preamble to the Agreement.

“Company 401(k) Plan” shall have the meaning set forth in Section 5.5(b).

“Company Affiliate” shall mean any Person under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Company Associate” shall mean any current or former employee, independent contractor, officer or director of any of the Acquired Corporations or any Company Affiliate.

“Company Benefit Agreement” shall mean each management, employment, severance, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Corporations or any Company Affiliate and any Company Associate, other than any such Contract with a Company Associate that has expired (and under which none of the Acquired Corporations has any future obligations) or that is terminable “at will” without any obligation on the part of the applicable Acquired Corporation or Company Affiliate to make any payments or provide any benefits in connection with such termination.

“Company Benefit Plan” shall mean each employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare fringe benefits, profit-sharing, pension or retirement plan, program, Contract or commitment and each other employee benefit plan or arrangement, whether written or unwritten, and whether funded or unfunded, including each Foreign Plan and each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is, or since April 30, 2008 has been, sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations or any Company Affiliate for the benefit of any Company Associate or with respect to which any of the Acquired Corporations or any Company Affiliate has or may have any liability or obligation.

“Company Board Recommendation” shall have the meaning set forth in Section 5.2(b).

“Company Common Stock” shall mean the Common Stock, $1.00 par value per share, of the Company.

“Company Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any Company IP or any other asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

“Company Databases” shall have the meaning set forth in Section 2.9(p).

“Company Equity Award” shall mean any Company Option, Company Warrant or any Company Stock-Based Award.

“Company Equity Plan” shall mean the Company’s 2000 Stock Award Plan.

“Company IP” shall mean all Intellectual Property Rights owned or licensed exclusively by any of the Acquired Corporations and pertaining to the Company Products or methods or processes used to manufacture the Company Product.

“Company IP Contract” shall mean any Contract to which any of the Acquired Corporations is a party or by which any of the Acquired Corporations is bound, that contains any assignment or license of, or covenant not to assert or enforce, any Intellectual Property Right related to the development, manufacture, offer for sale or sale of Company Products.

“Company Material Adverse Effect” shall mean any effect, change, claim, event or circumstance that, considered individually or together with all other effects, changes, claims, events and circumstances, is or could reasonably be expected to be or to become materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on (a) the business, financial condition, capitalization, assets (tangible or intangible), Intellectual Property, liabilities (contingent or otherwise), operations or financial performance of the Acquired Corporations taken as a whole, or (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement (provided that any material breach of Section 4.2(b)(xii) shall be deemed a Company Material Adverse Effect); provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Company Material Adverse Effect: (x) any effect, changes, claims, events or circumstances (i) generally affecting (A) the industry in which the Acquired Corporations primarily operate to the extent they do not disproportionately affect the Acquired Corporations, taken as a whole, in relation to other companies in the industries in which the Acquired Corporations primarily operate, or (B) the economy, or financial or capital markets, in the United States to the extent they do not disproportionately affect the Acquired Corporations, taken as a whole, in relation to other companies in the industries in which the Acquired Corporations primarily operate, (ii) arising out of, resulting from or attributable to (A) changes (after the date of this Agreement) in Legal Requirements or GAAP or in accounting or auditing standards, (B) the direct result of the announcement or pendency of this Agreement or the anticipated consummation of the Merger on relationships, contractual or otherwise, with employees, customers, suppliers, distributors or partners, (C) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (D) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet projections or internal projections (it being understood that, without limiting the applicability of the provisions contained in clause (i) or (ii) above, the cause or causes of any such decline, change or failure may be deemed to constitute, in and of itself and themselves, a Company Material Adverse Effect) or (y) the delivery by the Company’s auditors of a going-concern opinion (it being understood that the cause or causes of the rendering of such going-concern opinion may be deemed to constitute, in and of itself and themselves, a Company Material Adverse Effect).

“Company Option” shall mean each option to purchase shares of Company Common Stock from the Company, whether granted by the Company pursuant to the Company Equity Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

“Company Privacy Policy” shall mean each external or internal, past or present privacy policy of any of the Acquired Corporations, including any policy relating to (a) the privacy of users of the Company Products or of any Company Website, (b) the collection, storage, disclosure, and transfer of any User Data or Personal Data, and (c) any employee information.

“Company Product” shall mean any product or service that is or has been designed, developed, manufactured, marketed, distributed, provided, licensed, or sold to any Person by any of the Acquired Corporations.

“Company SEC Reports” shall have the meaning set forth in Section 2.4(a).

“Company Software” shall have the meaning set forth in Section 2.9(l).

“Company Stock-Based Award” shall mean any stock appreciation right, restricted stock unit or restricted stock award relating to Company Common Stock, whether granted under the Company Equity Plan or otherwise and whether vested or unvested.

“Company Stock Certificate” shall have the meaning set forth in Section 1.6.

“Company Shareholders’ Meeting” shall have the meaning set forth in Section 5.2(a).

“Company Website” shall mean any public or private website owned, maintained, or operated by or on behalf of any of the Acquired Corporations.

“Company Warrants” shall mean warrants to purchase shares of Company Common Stock.

“Confidentiality Agreement” shall mean that certain Confidentiality and Non-Solicitation Agreement, dated April 12, 2011 between the Company and Parent, as may be amended from time to time.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” shall mean the Merger and the other transactions and actions contemplated by this Agreement and the transactions and actions contemplated by the Voting Agreements.

“Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Customer Contracts” shall mean Energy Contracts and end user license agreements for Company Software.

“Current Inventory” shall have the meaning set forth in Section 2.7(d).

The Company shall have been deemed to have “delivered”, “furnished” or “provided” any document, instrument or information (other than information which must be set forth in the Disclosure Schedules) which this Agreement requires the Company to deliver, furnish or provide to Parent or Merger Sub if the Company has: (a) posted such document, instrument or information to the “box.net” website on the Business Day before execution of this Agreement, (b) emailed or faxed such document, instrument or information to Parent or Merger Sub or their Representatives, or delivered such document, instrument or information to Parent or Merger Sub or their Representatives via mail, courier or in person delivery or (c) filed or furnished such document, instrument or information with or in the Company SEC Reports; in each case, regardless of whether such document, instrument or information is delivered, furnished or provided as an original, copy, facsimile, hardcopy or electronic copy.

“Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

“Dissenting Shares” shall have the meaning set forth in Section 1.9.

“Dissenting Shareholders” shall have the meaning set forth in Section 1.9.

“DOL” shall mean the United States Department of Labor.

“EDGAR” shall have the meaning set forth in Section 2.4(a).

“Effective Time” shall have the meaning set forth in Section 1.3.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Energy Contracts” means any Contract pursuant to which any Acquired Corporation provides energy savings projects, energy management services or Fifth Fuel Management services to customers, whether directly or as a subcontractor to a prime or general contractor or another subcontractor.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Authorization” means any Governmental Authorization required under applicable Environmental Requirements.

“Environmental Requirements” means any federal, state, local or foreign Legal Requirement, order, writ, injunction, directive, authorization, judgment, decree, grant, franchise, Contract or other governmental restriction and requirement, whether judicial or administrative, relating to pollution or protection of human health and safety, natural resources or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing D&O Policies” shall have the meaning set forth in Section 2.19(b).

“Expense Payment” shall have the meaning set forth in Section 8.3(a).

“Financial Advisor” shall have the meaning set forth in Section 2.28.

“FMLA” shall mean the Family Medical Leave Act of 1993, as amended.

“Foreign Plan” shall mean: (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any liability; (b) any Company Benefit Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; and (c) any Company Benefit Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.

“GAAP” shall mean United States generally accepted accounting principles.

“GBCC” shall mean the Georgia Business Corporation Code.

“Gold Property” shall have the meaning set forth in Section 2.8(b).

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, other than a qualification to business as a foreign corporation; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ Global Market).

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“Indemnified Persons” shall have the meaning set forth in Section 5.6(a).

“Intellectual Property” shall mean algorithms, application programmers’ interfaces (APIs), apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data and results from simulations or tests, design rules, diagrams, formulae, GDSII files, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, simulation methods or techniques, specifications, software, software code (in any form, including source code and executable or object code), software development tools, subroutines, techniques, test vectors, user interfaces, domain names, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

“Intellectual Property Rights” shall mean all rights of the following types, which may exist or be created under the Legal Requirements of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

“In the Money Option” shall mean any Company Option for which the exercise price at the Effective Time is less than the Per Share Consideration.

“In the Money SAR” shall mean any Company Stock-Based Award that is a stock appreciation right for which the exercise price at the Effective Time is less than the Per Share Consideration.

“In the Money Warrant” shall mean any Company Warrant for which the exercise price at the Effective Time is less than the Per Share Consideration.

“IRS” shall mean the United States Internal Revenue Service.

The “knowledge” of the Company or the Acquired Corporations shall mean the actual knowledge of a particular fact or other matter being possessed as of the pertinent date by each of the directors and officers of Company or the Acquired Corporations, and each of the following key employees of Company or the Acquired Corporations: Alan R. Abrams, Rick Parternostro and M. Todd Jarvis, in each case after due inquiry or, or if exercising reasonable care each such individual would be expected to discover or become aware of that fact or matter in the course of carrying out his or her duties and responsibilities on behalf of Company or the Acquired Corporations.

“Land Parcel” shall have the meaning set forth in Section 2.8(b).

“Lease” shall have the meaning set forth in Section 2.8(b).

“Leased Real Estate” shall have the meaning set forth in Section 2.8(b).

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Global Market).

“Material Contract” shall have the meaning set forth in Section 2.10.

“Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Requirement or that is otherwise a danger to health, reproduction or the environment.

“Maximum Premium” shall have the meaning set forth in Section 5.6(b).

“Merger” shall have the meaning set forth in the recitals to the Agreement.

“Merger Sub” shall have the meaning set forth in the preamble to the Agreement.

“Open Source Code” shall mean any software code that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software. Open Source Code includes software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License.

“Owned Real Estate” shall have the meaning set forth in Section 2.8(b).

“Parent” shall have the meaning set forth in the preamble to the Agreement.

“Paying Agent” shall have the meaning set forth in Section 1.7(a).

“Payment Fund” shall have the meaning set forth in Section 1.7(a).

“Permitted Encumbrances” shall mean (a) Encumbrances for Taxes not yet due and payable; (b) immaterial carriers, warehousemen’s, mechanic’s, materialmen’s, repairmen’s, landlord’s and other similar encumbrances that are imposed by Legal Requirements and incurred in the ordinary course of business for obligations not overdue by more than ninety days; (c) immaterial Encumbrances incurred by statute in connection with workmen’s compensation, unemployment insurance and other social security legislation and as to which payments due are not delinquent and not otherwise required to be reserved/withheld/remitted by any Acquired Corporation; (d) immaterial Encumbrances incurred by statute in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; and (e) other immaterial Encumbrances incidental to the conduct of business or the occupancy or lease of real property, including easements, covenants, conditions rights of way, zoning and similar restrictions that do not hinder the operation of the business or occupancy or lease of real property.

“Per Share Consideration” shall mean $3.50.

“Person” shall mean any individual, Entity or Governmental Body.

“Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person (excluding any such data belonging to an employee, contractor, vendor or other Person employed by, or contracted with, any of the Acquired Corporations).

“Pre-Closing Period” shall have the meaning set forth in Section 4.1.

“Proxy Statement” shall mean the proxy statement to be sent to the Company’s shareholders in connection with the Company Shareholders’ Meeting

“Recommendation Change Notice” shall have the meaning set forth in Section 5.2(d).

“Registered IP” shall mean all Company IP that is registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.

“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

“Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

“Required Shareholder Vote” shall have the meaning set forth in Section 2.26.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Special Committee” shall have the meaning set forth in the Recitals.

“Specified Representations” shall mean the representations and warranties of the Company contained in Sections 2.3(a), (b) and (c), 2.22, 2.23, 2.26, 2.28 and 2.29 of the Agreement.

An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” shall mean an unsolicited bona fide written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash and/or publicly traded equity securities, all of the outstanding shares of Company Common Stock, that: (a) was not obtained or made as a direct or indirect result of a breach of (or any action inconsistent with) this Agreement, the Confidentiality Agreement or any “standstill” or similar agreement under which any Acquired Corporation has any rights or obligations; and (b) is on terms and conditions that the board of directors of the Company determines, in its reasonable, good faith judgment, after having taken into account the advice of an independent financial advisor of nationally recognized reputation (which may be the Financial Advisor) and the advice of the Company’s outside legal counsel, to be: (i) more favorable, from a financial point of view, to the Company’s shareholders than the terms of the Merger; and (ii) likely to be consummated; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party, or if the consummation of such transaction is contingent on any such financing being obtained.

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Tax” or “Taxes” shall mean any and all federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

A “Triggering Event” shall be deemed to have occurred if: (a) the board of directors of the Company shall have failed to unanimously recommend that the Company’s shareholders vote to approve the Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (b) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (c) the board of directors of the Company fails to reaffirm publicly the Company Board Recommendation, within five Business Days after Parent requests in writing that such recommendation be reaffirmed publicly; (d) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have executed any letter of intent, memorandum of understanding or similar document or any Contract relating to any Acquisition Proposal; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within five Business Days after such Acquisition Proposal is announced; or (h) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have materially breached or taken any action inconsistent in any material respect with any of the provisions set forth in Section 4.3.

“Unaudited Interim Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of January 31, 2011, included in the Company’s Report on Form 10-Q for the fiscal quarter ended January 31, 2011, as filed with the SEC prior to the date of this Agreement.

“User Data” shall mean any Personal Data or other data or information that identifies any natural person and was collected by or on behalf of any of the Acquired Corporations from users of the Company Products or of any Company Website.

“Voting Agreements” shall have the meaning set forth in the recitals to the Agreement.

“WARN Act” shall have the meaning set forth in Section 2.17(q).

Annex B

FORM OF VOTING AND SUPPORT AGREEMENT

WITH RESPECT TO APPROXIMATELY 28% OF THE VOTING POWER

This Voting and Support Agreement (“Support Agreement”) is entered into as of June 26, 2011, by and between Scientific Conservation, Inc., a Delaware corporation (“Parent”), and              (“Shareholder”).

Recitals

A. Shareholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock of Servidyne, Inc., a Georgia corporation (the “Company”).

B. Parent, Scrabble Acquisition, Inc., a Georgia corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the “Merger”).

C. In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive $3.50 in cash, except as otherwise provided in the Merger Agreement.

D. Shareholder is entering into this Support Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

The parties to this Support Agreement, intending to be legally bound, agree as follows:

Section 1.  CERTAIN DEFINITIONS

For purposes of this Support Agreement:

(a) The terms “Acquired Corporations,” “Acquisition Inquiry,” “Acquisition Proposal,” “Acquisition Transaction,” “Affiliate,” “Company Common Stock,” “Person” and “Triggering Event,” and other capitalized terms not defined in this Support Agreement, shall have the respective meanings assigned to those terms in the Merger Agreement.

(b) Shareholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Shareholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

“Proxy Expiration Date” shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated, or (ii) the date upon which the Merger becomes effective.

(c) “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Support Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Support Agreement through the Proxy Expiration Date.

(d) “Support Period” shall mean the period commencing on (and including) the date of this Support Agreement and ending on (and including) the Proxy Expiration Date.

(e) A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

Section 2.  TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1  Restriction on Transfer of Subject Securities.  Subject to Section 2.3, during the Support Period, Shareholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected. Without limiting the generality of the foregoing, during the Support Period, Shareholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2  Restriction on Transfer of Voting Rights.  During the Support Period, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted (other than the Proxy (as defined below), and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

2.3  Permitted Transfers.  Section 2.1 shall not prohibit a transfer of Subject Securities by Shareholder: (a) if Shareholder is an individual (i) to any member of Shareholder’s immediate family, or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family, or (ii) upon the death of Shareholder; or (b) if Shareholder is a partnership or limited liability company, to one or more partners or members of Shareholder or to an affiliated corporation under common control with Shareholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Support Agreement.

Section 3.  VOTING OF SHARES

3.1  Voting Covenant.  Shareholder hereby agrees that, during the Support Period, at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall cause the Subject Securities to be voted:

(a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any action in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any other Acquired Corporation; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any other Acquired Corporation; (iii) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company: (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Support Agreement.

During the Support Period, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a)”, clause “(b)” or clause “(c)” of the preceding sentence.

3.2  Proxy; Further Assurances.

(a) Contemporaneously with the execution of this Support Agreement: (i) Shareholder shall deliver to Parent a proxy in the form attached to this Support Agreement as Exhibit A, which shall be irrevocable (at all times prior to the Proxy Expiration Date) to the fullest extent permitted by law with respect to the shares referred to therein (the “Proxy”); and (ii) Shareholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by Shareholder. The Proxy shall expire and be of no further force or effect upon the Proxy Expiration Date. It is agreed that Parent will only vote the shares of Company Common Stock subject to the Proxy with respect to the matters specified in, and in accordance with the provisions of the Proxy, and will cause any other named proxies or substituted proxies to do the same, and to otherwise comply with Parent’s obligations under this Support Agreement.

(b) During the Support Period, shareholder shall, at Shareholder’s own reasonable expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Support Agreement.

(c) During the Support Period, Shareholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Support Agreement or otherwise take any other action with respect to any of the Subject Securities that would in any way restrict, limit or interfere with the performance of any of Shareholder’s obligations hereunder or any of the actions contemplated hereby.

Section 4.  WAIVER OF APPRAISAL RIGHTS

Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction involving Parent that Shareholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Shareholder.

Section 5.  CERTAIN COVENANTS

Shareholder agrees that, during the Support Period, Shareholder shall not directly or indirectly, and shall ensure that each of Shareholder’s Representatives (as defined in the Merger Agreement) does not directly or indirectly:

(a) solicit, initiate, encourage, assist, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;

(b) furnish or otherwise provide access to any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

(c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry;

(d) make any disclosure or communication to any Person (other than Shareholder or any Representative of Shareholder) regarding the Merger, any of the other Contemplated Transactions, this Support Agreement, the Merger Agreement or any Acquisition Proposal or Acquisition Inquiry (without Parent’s prior written approval) unless (i) Shareholder shall have been advised by Shareholder’s outside legal counsel that such disclosure or communication is required by applicable law and (ii) prior to making such disclosure or communication, Shareholder shall have provided Parent with reasonable (and in no event less than 48 hours’) advance written notice of Shareholder’s intent to make such disclosure or communication, the content of such disclosure or communication and the identities of the Persons to which such disclosure or communication is intended to be made;

(e) support, endorse, approve, adopt or accept any Acquisition Proposal, or enter into any letter of intent, memorandum of understanding, agreement in principle or Contract constituting or relating directly or indirectly to any Acquisition Proposal or Acquisition Transaction;

(f) take any action that could result in the revocation or invalidation of the Proxy or that is reasonably determined by Parent to suggest that Shareholder no longer supports the Merger; or

(g) agree or publicly propose to take any of the actions referred to in this Section 5 or otherwise prohibited by this Support Agreement.

Shareholder shall immediately cease and discontinue any existing discussions with any Person that related to any Acquisition Proposal or Acquisition Inquiry.

Section 6.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder hereby represents and warrants to Parent as follows:

6.1  Authorization, etc.  Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Support Agreement and the Proxy and to perform Shareholder’s obligations hereunder and thereunder. This Support Agreement and the Proxy have been duly authorized, executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Shareholder is a corporation, then Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. Shareholder and its Representatives have reviewed and understand the terms of this Support Agreement, and Shareholder has consulted and relied upon Shareholder’s counsel in connection with this Support Agreement.

6.2  No Conflicts or Consents.

(a) The execution and delivery of this Support Agreement and the Proxy by Shareholder do not, and the performance of this Support Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which Shareholder or any of Shareholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any Contract to which Shareholder is a party or by which Shareholder or any of Shareholder’s Affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Support Agreement and the Proxy by Shareholder do not, and the performance of this Support Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person. The execution and delivery of any additional proxy pursuant to Section 3.2(a)(ii) with respect to any shares of Company Common Stock that are owned beneficially but not of record by Shareholder do not, and the performance of any such additional proxy will not, require any consent or approval of any Person. No consent of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to Shareholder in connection with the execution, delivery or performance of this Support Agreement or the consummation of the transactions contemplated hereby, other than such reports under Section 13(d), 14 and 16 of the Exchange Act as may be required in connection with this Support Agreement.

(c) Exhibit B identifies each Contract under which Shareholder or any Affiliate of Shareholder has or may acquire any right against any of the Acquired Corporations, other than rights to indemnification, exculpation and under insurance policies and health and welfare benefit plans generally available to the directors and officers of the Acquired Corporations. Except as disclosed on Exhibit B and other than rights to indemnification, exculpation and under insurance policies and health and welfare benefit plans generally available to the directors and officers of the Acquired Corporations, neither Shareholder nor any Affiliate of Shareholder shall have any rights or claims under any such Contract against the Company, Parent or any other Person after the Effective Time.

6.3  Title to Securities.  As of the date of this Support Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Shareholder holds (free and clear of any Encumbrances) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading “Options and Other Rights” on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

6.4  Accuracy of Representations.  The representations and warranties of Shareholder contained in this Support Agreement are accurate and complete in all respects as of the date of this Support Agreement, and will be accurate in all respects at all times through and including the Proxy Expiration Date as if made as of any such time or date.

6.5  Brokers.  No financial advisor, investment banker, broker, finder, agent or other Person is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Support Agreement based upon arrangements made by or on behalf of Shareholder.

6.6  Merger Agreement.  Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Support Agreement.

Section 7.  REPRESENTATIONS AND WARRANTIES OF PARENT

7.1  Authorization, etc.  This Support Agreement has been duly authorized, executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

7.2  No Conflicts or Consents.

(a) The execution and delivery of this Support Agreement by Parent does not, and the performance of this Support Agreement by Parent will not conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Parent or by which Parent or any of Parent’s properties is or may be bound or affected.

(b) The execution and delivery of this Support Agreement by Parent does not, and the performance of this Support Agreement by Parent will not, require any consent or approval of any Person. No consent of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to Parent in connection with the execution, delivery or performance of this Support Agreement or the consummation of the transactions contemplated hereby, other than such reports under Section 13(d), 14 and 16 of the Exchange Act as may be required in connection with this Support Agreement.

7.3  Accuracy of Representations.  The representations and warranties of Parent contained in this Support Agreement are accurate and complete in all respects as of the date of this Support Agreement, and will be accurate in all respects at all times through and including the Proxy Expiration Date as if made as of any such time or date.

Section 8.  ADDITIONAL COVENANTS OF SHAREHOLDER

8.1  Shareholder Information.  Shareholder hereby agrees to permit the Company, Parent and Merger Sub to publish and disclose in the Proxy Statement Shareholder’s identity and ownership of shares of Company Common Stock and the nature of Shareholder’s commitments, arrangements and understandings under this Support Agreement.

8.2  Stop Transfer Instructions.  If requested by Parent, Shareholder shall cause the Company to issue appropriate “stop transfer” instructions to the Company’s transfer agent to ensure compliance with the restrictions contained in Section 2 hereof.

Section 9.  MISCELLANEOUS

9.1  Survival of Representations, Warranties and Agreements.  Except as otherwise provided herein, all representations, warranties, covenants and agreements made by Shareholder in this Support Agreement, and Parent’s rights and remedies with respect thereto, shall survive the Proxy Expiration Date.

9.2  Expenses.  All costs and expenses incurred in connection with the transactions contemplated by this Support Agreement shall be paid by the party incurring such costs and expenses.

9.3  Notices.  Each notice, request, demand or other communication under this Support Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent on a business day by email before 5:00 p.m. (Georgia time) on the day sent by email and receipt is confirmed, when transmitted; (c) if sent by email on a day other than a business day and receipt is confirmed, or if sent by email after 5:00 p.m. (Georgia time) on the day sent by email and receipt is confirmed, on the business day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, two business days after being delivered to such courier, in each case to the address or email set forth beneath the name of such party below (or to such other address or email as such party shall have specified in a written notice given to the other parties hereto):

if to Shareholder:

at the address set forth on the signature page hereof;

and if to Parent:

Scientific Conservation, Inc.
116 New Montgomery Suite 635
San Francisco, CA 94105
Attention: General Counsel
Facsimile: (415) 625-4601

with a copy to (which copy shall not constitute notice):

Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Steve Przesmicki
Facsimile: (858) 550-6420
E-Mail: przes@cooley.com

9.4  Severability.  Any term or provision of this Support Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Support Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.5  Entire Agreement.  This Support Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, written or oral, between the parties with respect thereto. No addition to or modification of any provision of this Support Agreement shall be binding upon either party unless made in writing and signed by both parties. No agreement, understanding or arrangement of any nature regarding the subject matter of this Support Agreement shall be deemed to exist between Parent and Shareholder unless and until this Support Agreement has been duly and validly executed on behalf of both parties.

9.6  Assignment; Binding Effect.  Except as provided herein, neither this Support Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Support Agreement shall be binding upon Shareholder and [Shareholder’s heirs, estate, executors and personal representatives and]1 Shareholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Support Agreement, this Support Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Support Agreement, expressed or implied, is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

9.7  Independence of Obligations.  The covenants and obligations of Shareholder set forth in this Support Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Shareholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Shareholder.

9.8  Actions of Representatives.  Shareholder acknowledges and agrees that any action inconsistent with any provision of this Support Agreement that is taken by any Representative, partner, member or Affiliate of Shareholder, shall be deemed to constitute a breach of such provision by Shareholder.

9.9  Specific Performance.  Shareholder agrees that irreparable damage would occur in the event that any of the provisions of this Support Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Support Agreement or in the Proxy, Parent shall be entitled, without proof of actual damages (in addition to any other remedy that may be available to it, including monetary damages), to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.10. and Shareholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

9.10  Non-Exclusivity.  The rights and remedies of Parent under this Support Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Support Agreement, and the obligations and

1 Bracketed language for individuals only.

liabilities of Shareholder under this Support Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

9.11  Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Support Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Service of any process, summons, notice or document to either party’s address and in the manner set forth in Section 9.3 shall be effective service of process for any such action.

(b) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUPPORT AGREEMENT OR THE PROXY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT OR TO THE PROXY. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11(b)

9.12  Counterparts.  This Support Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of a fully executed Support Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Support Agreement.

9.13  Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Support Agreement or the enforcement of any provision of this Support Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

9.14  Waiver.  No failure or the part of Parent to exercise any power, right, privilege or remedy under this Support Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Support Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Support Agreement, or any power, right, privilege or remedy of Parent under this Support Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.15  Fiduciary Responsibilities.

Shareholder is signing this Agreement solely in his or its capacity as an owner of shares of Company Common Stock. Notwithstanding any other provision of this Support Agreement to the contrary, nothing contained in this Support Agreement shall limit or otherwise restrict the rights and obligations of any Shareholder or any Representative of a Shareholder serving on the board of directors of the Company or any other director or officer in his capacity as a director or officer of the Company from taking any action, or omitting to take any action in his or her capacity as a director or officer of the Company, to the extent such action is permitted to be taken or omitted to be taken by the Company or the Company’s board of directors under the Merger Agreement, and no such action taken, or omitted to be taken, by such Representative or other director or officer in such capacity shall be deemed to constitute a breach of any provision of this Support Agreement.

9.16  Construction.

(a) For purposes of this Support Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Support Agreement.

(c) As used in this Support Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Unless otherwise indicated or the context otherwise requires: (i) all references in this Support Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Support Agreement and Exhibits to this Support Agreement; and (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement.

(e) The captions contained in this Support Agreement are for convenience of reference only, shall not be deemed to be a part of this Support Agreement and shall not be referred to in connection with the construction or interpretation of this Support Agreement.

[Remainder of page intentionally left blank]

Parent and Shareholder have caused this Support Agreement to be executed as of the date first written above.

Scientific Conservation, Inc.

By

Title

Signature Page to Voting and Support Agreement

Parent and Shareholder have caused this Support Agreement to be executed as of the date first written above.

Shareholder

Signature

Printed Name

Address:

Facsimile:

Additional Securities
Shares Held of Record	Options and Other Rights	Beneficially Owned

Signature Page to Voting and Support Agreement

Exhibit A

Form Of Irrevocable Proxy

The undersigned shareholder (the “Shareholder”) of Servidyne, Inc., a Georgia corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Russ McMeekin, Jeff Moran, Dana DuFrane and Scientific Conservation, Inc., a Delaware corporation (“Parent”), and each of them, the attorneys and proxies of the Shareholder, with full power of substitution and resubstitution, to the full extent of the Shareholder’s rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the Shareholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Shareholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses “(i)” and “(ii)” of the immediately preceding sentence are collectively referred to as the ‘‘Shares.”) Upon the execution hereof, all prior proxies given by the Shareholder with respect to any of the Shares are hereby revoked, and the Shareholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, shall survive the Shareholder’s liquidation or termination, is coupled with an interest and is granted in connection with, and as security for, the Voting and Support Agreement, dated as of the date hereof, between Parent and the Shareholder (the “Support Agreement”), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Scrabble Acquisition, Inc., a wholly-owned subsidiary of Parent, and the Company (the “Merger Agreement”). This proxy will terminate on the Proxy Expiration Date (as defined in the Support Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until (and including) the Proxy Expiration Date at any meeting of the shareholders of the Company, however called, and in connection with any written action by consent of shareholders of the Company:

(i) in favor of (A) the merger contemplated by the Merger Agreement (the ‘‘Merger”), the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (B) each of the other actions contemplated by the Merger Agreement and (C) any action in furtherance of any of the foregoing; and

(ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(iii) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any direct or indirect subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any direct or indirect subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company’s certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company’s corporate structure; and (G) any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Support Agreement.

The Shareholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Shareholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Shareholder agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Shareholder

Signature

Printed Name

Number of shares of common stock of the Company owned of record as of the date of this proxy:

Dated: [ • ], 2011

Signature Page to Irrevocable Proxy

Annex C

FORM OF VOTING AND SUPPORT AGREEMENT

WITH RESPECT TO APPROXIMATELY 27% OF THE VOTING POWER

This Voting and Support Agreement (“Support Agreement”) is entered into as of June 26, 2011, by and between Scientific Conservation, Inc., a Delaware corporation (“Parent”), and              (“Shareholder”).

Recitals

A. Shareholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock of Servidyne, inc., a Georgia corporation (the ‘‘Company”).

B. Parent, Scrabble Acquisition, inc., a Georgia corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the ‘‘Merger Agreement”) which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the “Merger”).

C. In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive $3.50 in cash, except as otherwise provided in the Merger Agreement.

D. Shareholder is entering into this Support Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

The parties to this Support Agreement, intending to be legally bound, agree as follows:

Section 1.  CERTAIN DEFINITIONS

For purposes of this Support Agreement:

(a) The terms “Acquired Corporations,” “Acquisition Inquiry,” “Acquisition Proposal,” “Acquisition Transaction,” “Affiliate,” “Company Common Stock,” “Person” and “Triggering Event,” and other capitalized terms not defined in this Support Agreement, shall have the respective meanings assigned to those terms in the Merger Agreement.

(b) Shareholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Shareholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(c) “Proxy Expiration Date” shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated, (ii) the date upon which the Merger becomes effective, or (iii) upon the withdrawal or modification of the Company Board Recommendation.

(d) “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Support Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Support Agreement through the Proxy Expiration Date.

(e) “Support Period” shall mean the period commencing on (and including) the date of this Support Agreement and ending on (and including) the Proxy Expiration Date.

(f) A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

Section 2.  TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1  Restriction on Transfer of Subject Securities.  Subject to Section 2.3, during the Support Period, Shareholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected. Without limiting the generality of the foregoing, during the Support Period, Shareholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2  Restriction on Transfer of Voting Rights.  During the Support Period, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted (other than the Proxy (as defined below), and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

2.3  Permitted Transfers.  Section 2.1 shall not prohibit a transfer of Subject Securities by Shareholder: (a) if Shareholder is an individual (i) to any member of Shareholder’s immediate family, or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family, or (ii) upon the death of Shareholder; or (b) if Shareholder is a partnership or limited liability company, to one or more partners or members of Shareholder or to an affiliated corporation under common control with Shareholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Support Agreement.

Section 3.  VOTING OF SHARES

3.1  Voting Covenant.  Shareholder hereby agrees that, during the Support Period, at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall cause the Subject Securities to be voted:

(a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any action in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any other Acquired Corporation; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any other Acquired Corporation; (iii) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company: (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Support Agreement.

During the Support Period, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a)”, clause “(b)” or clause “(c)” of the preceding sentence.

3.2  Proxy; Further Assurances.

(a) Contemporaneously with the execution of this Support Agreement: (i) Shareholder shall deliver to Parent a proxy in the form attached to this Support Agreement as Exhibit A, which shall be irrevocable (at all times prior to the Proxy Expiration Date) to the fullest extent permitted by law with respect to the shares referred to therein (the “Proxy”); and (ii) Shareholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by Shareholder. The Proxy shall expire and be of no further force or effect upon the Proxy Expiration Date. It is agreed that Parent will only vote the shares of Company Common Stock subject to the Proxy with respect to the matters specified in, and in accordance with the provisions of, Section 3.1 hereof.

(b) During the Support Period, sShareholder shall, at Shareholder’s own reasonable expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Support Agreement.

(c) During the Support Period, Shareholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Support Agreement or otherwise take any other action with respect to any of the Subject Securities that would in any way restrict, limit or interfere with the performance of any of Shareholder’s obligations hereunder or any of the actions contemplated hereby.

Section 4.  WAIVER OF APPRAISAL RIGHTS

Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction involving Parent that Shareholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Shareholder.

Section 5.  CERTAIN COVENANTS

Shareholder agrees that, during the Support Period, Shareholder shall not directly or indirectly, and shall ensure that each of Shareholder’s Representatives (as defined in the Merger Agreement) does not directly or indirectly:

(a) solicit, initiate, encourage, assist, induce or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;

(b) furnish or otherwise provide access to any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

(c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry;

(d) make any disclosure or communication to any Person (other than Shareholder or any Representative of Shareholder) regarding the Merger, any of the other Contemplated Transactions, this Support Agreement, the Merger Agreement or any Acquisition Proposal or Acquisition Inquiry (without Parent’s prior written approval) unless (A) (i) Shareholder shall have been advised by Shareholder’s outside legal counsel that such disclosure or communication is required by applicable law and (ii) prior to making such disclosure or communication, Shareholder shall have provided Parent with reasonable (and in no event less than 48 hours’) advance written notice of Shareholder’s intent to make such disclosure or communication, the content of such disclosure or communication and the identities of the Persons to which such disclosure or communication is intended to be made, or (B) such disclosure or communication contains only publicly available information;

(e) support, endorse, approve, adopt or accept any Acquisition Proposal, or enter into any letter of intent, memorandum of understanding, agreement in principle or Contract constituting or relating directly or indirectly to any Acquisition Proposal or Acquisition Transaction;

(f) take any action that could result in the revocation or invalidation of the Proxy or that is reasonably determined by Parent to suggest that Shareholder no longer supports the Merger; or

(g) agree or publicly propose to take any of the actions referred to in this Section 5 or otherwise prohibited by this Support Agreement.

Shareholder shall immediately cease and discontinue any existing discussions with any Person that related to any Acquisition Proposal or Acquisition Inquiry.

Section 6.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder hereby represents and warrants to Parent as follows:

6.1  Authorization, etc.  Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Support Agreement and the Proxy and to perform Shareholder’s obligations hereunder and thereunder. This Support Agreement and the Proxy have been duly authorized, executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Shareholder is a corporation, then Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. Shareholder and its Representatives have reviewed and understand the terms of this Support Agreement, and Shareholder has consulted and relied upon Shareholder’s counsel in connection with this Support Agreement.

6.2  No Conflicts or Consents.

(a) The execution and delivery of this Support Agreement and the Proxy by Shareholder do not, and the performance of this Support Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which Shareholder or any of Shareholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any Contract to which Shareholder is a party or by which Shareholder or any of Shareholder’s Affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Support Agreement and the Proxy by Shareholder do not, and the performance of this Support Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person. The execution and delivery of any additional proxy pursuant to Section 3.2(a)(ii) with respect to any shares of Company Common Stock that are owned beneficially but not of record by Shareholder do not, and the performance of any such additional proxy will not, require any consent or approval of any Person. No consent of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to Shareholder in connection with the execution, delivery or performance of this Support Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d), 14 and 16 of the Exchange Act as may be required in connection with this Support Agreement.

6.3  Title to Securities.  As of the date of this Support Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Shareholder holds (free and clear of any Encumbrances) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading “Options and Other Rights” on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

6.4  Accuracy of Representations.  The representations and warranties of Shareholder contained in this Support Agreement are accurate and complete in all respects as of the date of this Support Agreement, and will be accurate in all respects at all times through and including the Proxy Expiration Date as if made as of any such time or date.

6.5  Brokers.  No financial advisor, investment banker, broker, finder, agent or other Person is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Support Agreement based upon arrangements made by or on behalf of Shareholder.

6.6  Merger Agreement.  Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Support Agreement.

Section 7.  REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to Shareholder as follows:

7.1  Authorization, etc.  This Support Agreement has been duly authorized, executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

7.2  No Conflicts or Consents.

(a) The execution and delivery of this Support Agreement by Parent does not, and the performance of this Support Agreement by Parent will not conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Parent or by which Parent or any of Parent’s properties is or may be bound or affected.

(b) The execution and delivery of this Support Agreement by Parent does not, and the performance of this Support Agreement by Parent will not, require any consent or approval of any Person. No consent of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to Parent in connection with the execution, delivery or performance of this Support Agreement or the consummation of the transactions contemplated hereby other than such reports under Section 13(d), 14 and 16 of the Exchange Act as may be required in connection with the Support Agreement.

7.3  Accuracy of Representations.  The representations and warranties of Parent contained in this Support Agreement are accurate and complete in all respects as of the date of this Support Agreement, and will be accurate in all respects at all times through and including the Proxy Expiration Date as if made as of any such time or date.

Section 8.  ADDITIONAL COVENANTS OF SHAREHOLDER

8.1  Shareholder Information.  Shareholder hereby agrees to permit the Company, Parent and Merger Sub to publish and disclose in the Proxy Statement Shareholder’s identity and ownership of shares of Company Common Stock and the nature of Shareholder’s commitments, arrangements and understandings under this Support Agreement.

8.2  Stop Transfer Instructions.  If requested by Parent, Shareholder shall cause the Company to issue appropriate “stop transfer” instructions to the Company’s transfer agent to ensure compliance with the restrictions contained in Section 2 hereof.

Section 9.  MISCELLANEOUS

9.1  Survival of Representations, Warranties and Agreements.  Except as otherwise provided herein, all representations, warranties, covenants and agreements made by Shareholder or Parent in this Support Agreement, and Parent’s and Shareholder’s respective rights and remedies with respect thereto, shall survive the Proxy Expiration Date.

9.2  Expenses.  All costs and expenses incurred in connection with the transactions contemplated by this Support Agreement shall be paid by the party incurring such costs and expenses.

9.3  Notices.  Each notice, request, demand or other communication under this Support Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent on a business day by email before 5:00 p.m. (Georgia time) on the day sent by email and receipt is confirmed, when transmitted; (c) if sent by email on a day other than a business day and receipt is confirmed, or if sent by email after 5:00 p.m. (Georgia time) on the day sent by email and receipt is confirmed, on the business day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, two business days after being delivered to such courier, in each case to the address or email set forth beneath the name of such party below (or to such other address or email as such party shall have specified in a written notice given to the other parties hereto):

if to Shareholder:

at the address set forth on the signature page hereof;

and if to Parent:

Scientific Conservation, Inc.
116 New Montgomery Suite 635
San Francisco, CA 94105
Atttention: General Counsel
Facsimile: (415) 625 4601

with a copy to (which copy shall not constitute notice):

Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Steve Przesmicki
Facsimile: (858) 550 6420
Email: przes@cooley.com

9.4  Severability.  Any term or provision of this Support Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Support Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.5  Entire Agreement.  This Support Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, written or oral, between the parties with respect thereto. No addition to or modification of any provision of this Support Agreement shall be binding upon either party unless made in writing and signed by both parties. No agreement, understanding or arrangement of any nature regarding the subject matter of this Support Agreement shall be deemed to exist between Parent and Shareholder unless and until this Support Agreement has been duly and validly executed on behalf of both parties.

9.6  Assignment; Binding Effect.  Except as provided herein, neither this Support Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Support Agreement shall be binding upon Shareholder and [Shareholder’s heirs, estate, executors and personal representatives and]1Shareholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Support Agreement, this Support Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Support Agreement, expressed or implied, is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

9.7  Independence of Obligations.  The covenants and obligations of Shareholder set forth in this Support Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Shareholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Shareholder.

9.8  Actions of Representatives.  Shareholder acknowledges and agrees that any action inconsistent with any provision of this Support Agreement that is taken by any Representative, partner, member or Affiliate of Shareholder, shall be deemed to constitute a breach of such provision by Shareholder.

9.9  Specific Performance.  Shareholder agrees that irreparable damage would occur in the event that any of the provisions of this Support Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Support Agreement or in the Proxy, Parent shall be entitled, without proof of actual damages (in addition to any other remedy that may be available to it, including monetary damages), to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9. and Shareholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

9.10  Non-Exclusivity.  The rights and remedies of Parent under this Support Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Support Agreement, and the obligations and liabilities of Shareholder under this Support Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

1 Bracketed language for individuals only.

9.11  Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Support Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Service of any process, summons, notice or document to either party’s address and in the manner set forth in Section 9.3 shall be effective service of process for any such action.

(b) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUPPORT AGREEMENT OR THE PROXY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT OR TO THE PROXY. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11(b)

9.12  Counterparts.  This Support Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of a fully executed Support Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Support Agreement.

9.13  Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Support Agreement or the enforcement of any provision of this Support Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

9.14  Waiver.  No failure or the part of Parent to exercise any power, right, privilege or remedy under this Support Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Support Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Support Agreement, or any power, right, privilege or remedy of Parent under this Support Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.15  Fiduciary Responsibilities.

Shareholder is signing this Agreement solely in his or its capacity as an owner of shares of Company Common Stock and, notwithstanding any other provision of this Support Agreement to the contrary, nothing contained in this Support Agreement shall limit or otherwise restrict the rights and obligations of any Shareholder or any Representative of a Shareholder serving on the board of directors of the Company or any other director or officer in his capacity as a director or officer of the Company from taking any action, or omitting to take any action in his or her capacity as a director or officer of the Company, to the extent such action is permitted to be taken or omitted to be taken by the Company or the Company’s board of directors under the Merger Agreement, and no such action taken, or omitted to be taken, by such Representative or other director or officer in such capacity shall be deemed to constitute a breach of any provision of this Support Agreement.

9.16  Construction.

(a) For purposes of this Support Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Support Agreement.

(c) As used in this Support Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Unless otherwise indicated or the context otherwise requires: (i) all references in this Support Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Support Agreement and Exhibits to this Support Agreement; and (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement.

(e) The captions contained in this Support Agreement are for convenience of reference only, shall not be deemed to be a part of this Support Agreement and shall not be referred to in connection with the construction or interpretation of this Support Agreement.

[Remainder of page intentionally left blank]

Parent and Shareholder have caused this Support Agreement to be executed as of the date first written above.

Scientific Conservation, Inc.

By

Title

Signature Page to Voting and Support Agreement

Parent and Shareholder have caused this Support Agreement to be executed as of the date first written above.

Shareholder

Signature

Printed Name

Address:

Facsimile:

Additional Securities
Shares Held of Record	Options and Other Rights	Beneficially Owned

Signature Page to Voting and Support Agreement

Exhibit A

Form Of Irrevocable Proxy

The undersigned shareholder (the “Shareholder”) of Servidyne, Inc., a Georgia corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Russ McMeekin, Jeff Moran, Dana DuFrane and Scientific Conservation, Inc., a Delaware corporation (“Parent”), and each of them, the attorneys and proxies of the Shareholder , with full power of substitution and resubstitution, to the full extent of the Shareholder’s rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the Shareholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Shareholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses “(i)” and “(ii)” of the immediately preceding sentence are collectively referred to as the “Shares.”) Upon the execution hereof, all prior proxies given by the Shareholder with respect to any of the Shares are hereby revoked, and the Shareholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, shall survive the Shareholder’s liquidation or termination, is coupled with an interest and is granted in connection with, and as security for, the Voting and Support Agreement, dated as of the date hereof, between Parent and the Shareholder (the ‘‘Support Agreement”), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Scrabble Acquisition, Inc., a wholly-owned subsidiary of Parent, and the Company (the “Merger Agreement”). This proxy will terminate on the Proxy Expiration Date (as defined in the Support Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until (and including) the Proxy Expiration Date at any meeting of the shareholders of the Company, however called, and in connection with any written action by consent of shareholders of the Company:

(i) in favor of (A) the merger contemplated by the Merger Agreement (the “Merger”), the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, (B) each of the other actions contemplated by the Merger Agreement and (C) any action in furtherance of any of the foregoing; and

(ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(iii) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any direct or indirect subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any direct or indirect subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company’s certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company’s corporate structure; and (G) any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Support Agreement.

The Shareholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Shareholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Shareholder agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Shareholder

Signature

Printed Name

Number of shares of common stock of the Company owned of record as of the date of this proxy:

Dated: June   , 2011

Signature Page to Irrevocable Proxy

Annex D

June 24, 2011

The Special Committee of the Board of Directors
Servidyne, Inc.
1945 The Exchange, Suite 300
Atlanta, GA 30339-2029

Gentlemen:

We have been advised that Servidyne, Inc. (the “Company”) is considering entering into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Scientific Conservation Inc. (“SCI”) and Scrabble Acquisition, Inc., SCI’s wholly-owned subsidiary (“Merger Sub”). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Merger Agreement and other ancillary documents to be entered into in connection with the Merger Agreement (collectively, the “Transaction Documents”).

Pursuant to the Transaction Documents, Merger Sub will merge with and into the Company (the “Transaction”) and each share of the outstanding common stock, $1.00 par value per share, of the Company, will be converted into the right to receive $3.50 in cash (“Per Share Consideration”).

The terms and conditions of the Transaction and the other actions contemplated are more specifically set forth in the Transaction Documents.

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) is a full service investment bank providing investment banking, brokerage, equity research, institutional sales and trading, and asset management services. In the ordinary course of business, Ladenburg, certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell long or short positions, or trade or otherwise effect transactions in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and/or their respective affiliates.

We have been retained to render an opinion as to whether, on the date of such opinion, the Per Share Consideration to be received by the Company’s shareholders in the Transaction is fair, from a financial point of view, to the Company’s shareholders.

Our opinion does not address any other term or aspect of the Transaction or the Transaction Documents, including, but not limited to, the fairness of the Transaction to, or any consideration therewith by, any creditors or other constituencies nor as to the fairness of the amount or nature of the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Per Share Consideration to be received by the shareholders, or otherwise. We do not express any opinion as to the underlying valuation or future performance of the Company, or the price at which the Company’s securities might trade at any time in the future.

Ladenburg Thalmann & Co. Inc.
4400 Biscayne Boulevard, 14TH Floor
Miami, FL 33137
Phone 305.572.4200 •  Fax 305.572.4220

MEMBER NYSE, NYSE Amex, FINRA, SIPC

The Special Committee of the Board of Directors
Servidyne, Inc.
June 24, 2011

We have not been requested to opine as to, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for the Company, the decision of whether the Company should complete the Transaction, and other alternatives to the Transaction that might exist for the Company.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed drafts of the Merger Agreement and the Voting Agreement dated as of June 23, 2011.

•	Reviewed publicly available financial information and other data with respect to the Company that we deemed relevant, including its Annual Report on Form 10-K for the year ended April 30, 2010, its Quarterly Report on Form 10-Q for the quarter ended January 31, 2011, and the amended versions of such filings.

•	Reviewed non-public information and other data with respect to the Company, including unaudited financial statements for the year ended April 30, 2011, financial projections for the four year period ending April 30, 2015 (the “Projections”), and other internal financial information and management reports.

•	Considered the historical financial results and present financial condition of the Company.

•	Reviewed certain publicly available information concerning the trading of, and the trading market for, the Company’s common stock.

•	Reviewed and analyzed the Company’s projected unlevered free cash flows derived from the Projections and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to the Company.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of the Company.

•	Reviewed and analyzed the premiums paid in certain other transactions that were deemed appropriate.

•	Reviewed the premiums and discounts implied by the Per Share Consideration over the Company’s stock price for various periods.

•	Reviewed and discussed with the Company’s management and other Company representatives certain financial and operating information furnished by them, including financial analyses and the Projections with respect to the Company’s business and operations.

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion, with your consent, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us and we have further relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and the Projections reviewed, we assumed that such information was reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of the Company under any applicable foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not physically inspected the Company’s properties and facilities and have not made or

The Special Committee of the Board of Directors
Servidyne, Inc.
June 24, 2011

obtained any evaluations or appraisals of the Company’s assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities). We have not attempted to confirm whether the Company has good title to its assets.

We assumed that the Transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations. We have assumed, with your consent, that the final executed forms of the Transaction Documents will not differ in any material respect from the drafts we have reviewed and that the Transaction will be consummated on the terms set forth in the Transaction Documents, without further amendments thereto, and without waiver by the Company of conditions to any of its obligations thereunder or in the alternative that any such amendments or waivers thereto will not be detrimental to the Company or its shareholders in any material respect. We also have assumed, with your consent, that obtaining the necessary regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. We have also assumed that the representations and warranties of the parties thereto contained in the Transaction Documents are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Transaction Documents. At your direction, we have not been asked to, nor do we, offer any opinion as to the contractual terms of the Transaction Documents or the prospect that the conditions set forth in the Transaction Documents will be satisfied.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, June 24, 2011. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion to you or any other person.

Our opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Transaction. Our opinion may not be used by any other person, including the shareholders, noteholders, lenders or creditors of the Company or for any other purpose without our prior written consent. Our opinion is not intended to and does not constitute an opinion or recommendation to any of the Company’s shareholders as to how such shareholder should vote or act with respect to the Transaction, should a vote of such stockholders be required, or any matter relating thereto. Our opinion should not be construed as creating any fiduciary duty on our part to any party to the Transaction Documents or any other person.

In connection with our services, and pursuant to that certain Fairness Opinion and Advisory Agreement between Ladenburg and the Special Committee of the Board of Directors of the Company dated May 31, 2011 (the “Ladenburg Engagement Agreement”), we have received a retainer and are entitled to receive the balance of our fee, which is not contingent upon the completion of the Transaction, when we notify the Company that we are prepared to deliver our opinion. Also, pursuant to the Ladenburg Engagement Agreement, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

Ladenburg has previously provided certain capital raising services to the Company as well as certain financial advisory services in connection with the Transaction and received a fee for such services. Ladenburg will not receive any fee contingent upon the successful completion of the Transaction. Under our policies and procedures, a fairness committee did not approve or issue this opinion and was not required to do so.

The Special Committee of the Board of Directors
Servidyne, Inc.
June 24, 2011

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Per Share Consideration to be received by the Company’s shareholders in the Transaction is fair, from a financial point of view, to the Company’s shareholders.

Very truly yours,

Ladenburg Thalmann & Co. Inc.

Annex E

GEORGIA DISSENTERS’ RIGHTS STATUTE

14-2-1301. Definitions.

As used in this article, the term:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14- 2-1327.

(5) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8) “Shareholder” means the record shareholder or the beneficial shareholder. (Code 1981, § 14-2-1301, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1993, p.1231, § 16.)

14-2-1302. Right to dissent.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1) In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:

(A) Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(B) Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or

(2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. (Code 1981, § 14-2-1302, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 58; Ga. L. 1999, p. 405, § 11; Ga. L. 2003, p. 897, § 11; Ga. L. 2006, p. 825, § 16/SB 469.)

14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. (Code 1981, § 14-2-1303, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1320. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters’ rights under Code Section 14- 2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14- 2-1322 no later than ten days after the corporate action was taken. (Code 1981, § 14-2-1320, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1993, p. 1231, § 17.)

14-2-1321. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article. (Code 1981, § 14-2-1321, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1322. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4) Be accompanied by a copy of this article. (Code 1981, § 14-2-1322, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1323. Duty to demand payment.

(a) A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article. (Code 1981, § 14-2-1323, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1324. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. (Code 1981, § 14-2-1324, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1325. Offer of payment.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5) A copy of this article.

(c) If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later. (Code 1981, § 14-2-1325, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 59; Ga. L. 1993, p. 1231, § 18.)

14-2-1326. Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure. (Code 1981, § 14-2-1326, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1990, p. 257, § 20.)

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount offered under Code Section 14- 2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due. (Code 1981, § 14-2-1327, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 60; Ga. L. 1990, p. 257, § 21; Ga. L. 1993, p. 1231, § 19.)

14-2-1330. Court action.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment. (Code 1981, § 14-2-1330, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 61; Ga. L. 1993, p. 1231, § 20; Ga. L. 2000, p. 1589, § 3.)

14-2-1331. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Code Section 14- 2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (Code 1981, § 14-2-1331, enacted by Ga. L. 1988, p. 1070, § 1.)

14-2-1332. Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322. (Code 1981, § 14-2-1332, enacted by Ga. L. 1988, p. 1070, § 1.)

. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT SPECIAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MMMMMMMMM 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) You can vote by Internet or telephone! ADD 1 Available 24 hours a day, 7 days a week! ADD 2 ADD 3 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. ADD 4 ADD 5 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 6 Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 26, 2011. Vote by Internet • Log on to the Internet and go to www.investorvote.com/SERV • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED. + For Against Abstain For Against Abstain 1. Proposal to approve the Agreement and Plan of Merger, 2. Non-binding resolution to approve the merger-related dated as of June 26, 2011, among Scientific Conservation compensation for Servidyne, Inc.’s named executive officers. Inc., a Delaware corporation, Scrabble Acquisition, Inc., a Georgia corporation and wholly-owned subsidiary of Scientific Conservation, Inc. and Servidyne, Inc. 3. Proposal to adjourn the Meeting to a later date, if necessary In their discretion, the proxies are authorized to vote upon such other matters as may or appropriate, to solicit additional proxies if there are properly come before the Meeting and at any postponement or adjournment thereof. insufficient votes in favor of the proposal to approve the merger agreement. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. Corporations should sign their full corporate name by a duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 1 2 0 5 8 7 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Servidyne, Inc. This Proxy is Solicited by the Board of Directors for the Special Meeting of Shareholders to be Held on August 26, 2011. The undersigned shareholder of Servidyne, Inc. hereby constitutes and appoints Alan R. Abrams and Rick A. Paternostro, and either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned’s shares of Common Stock of Servidyne, Inc., at the Special Meeting of the Shareholders to be held in Atlanta, Georgia, on Friday, the 26th of August, 2011, at 11:00 a.m., and at any and all adjournments thereof as stated on the reverse side. This proxy is revocable at or at any time prior to the Meeting. Please sign and return this Proxy to Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940-3078, in the accompanying prepaid envelope. The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3. If any other matters come before the Meeting, the proxies will vote this Proxy in their discretion on such matter. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated July 29, 2011, and the Proxy Statement furnished therewith. (Continued and to be dated and signed on the reverse side)